                           Registration No. _________
      As filed with the Securities and Exchange Commission on May 10, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            HUSKER AG PROCESSING, LLC
             (Exact name of registrant as specified in its charter)

           Nebraska                             2689                        47-0836953
           --------                             ----                        ----------
(State or other jurisdiction of    (Primary Standard Industrial         (I.R.S. Employer
incorporation or organization)      Classification Code Number)         Identification No.)


          510 W. Locust Street, P.O. Box 10, Plainview, Nebraska 68769
                                 (402) 582-4446
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                  GARY KUESTER
                              Chairman of the Board
                            Husker Ag Processing, LLC
              510 W. Locust Street, P.O. Box 10, Plainview, NE 68769
                                 (402) 582-4446
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:
                             Dennis J. Fogland, Esq.
                            Victoria H. Finley, Esq.
               Baird, Holm, McEachen, Pedersen, Hamann & Strasheim
                 1500 Woodmen Tower, Omaha, Nebraska 68102-2068
                                 (402) 636-8264

       Approximate date of commencement of proposed sale to the public:
      As soon as practicable after the effective date of this Registration
                                   Statement.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

            If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
 TITLE OF EACH CLASS OF      AMOUNT TO BE       PROPOSED         PROPOSED        AMOUNT OF
    SECURITIES TO BE          REGISTERED         MAXIMUM          MAXIMUM      REGISTRATION FEE
       REGISTERED                             OFFERING PRICE     AGGREGATE
                                                PER SHARE      OFFERING PRICE
-----------------------------------------------------------------------------------------------
Limited Liability Company
  Membership Units             12,000           $1,000           $12,000,000       $3,000
-----------------------------------------------------------------------------------------------

      The Registrant hereby amends this Registration Statement on such date or dates as maybe necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                    Subject to Completion, dated May 10, 2001

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                         [Husker Ag Processing LLC Logo]

                            HUSKER AG PROCESSING, LLC
                           $1,000 per Membership Unit

                    MAXIMUM OFFERING: 12,000 MEMBERSHIP UNITS
                    MINIMUM OFFERING: 10,000 MEMBERSHIP UNITS

      We are offering membership units of Husker Ag Processing, LLC, a Nebraska limited liability company. We intend to use the proceeds to pay for a portion of the construction and start-up operational costs of a 20 million gallon per year ethanol plant to be located near Plainview, Nebraska. We will also need significant debt financing in order to complete the project. Our financing plan therefore contemplates substantial leverage. This is our initial public offering and no public market exists for our membership units. The initial public offering price for the membership units will be $1,000. Each membership unit represents a pro rata ownership interest in the company's capital, profits, losses and distributions. An investor must purchase a minimum of five (5) membership units ($5,000 minimum investment).

      We are selling the membership units directly to investors without using an underwriter. An aggregate minimum purchase of $10,000,000 by all investors will be required before we will accept any subscriptions. All funds we receive from investors will be held in an interest bearing escrow account with Midwest Bank, N.A. d/b/a Plainview National Bank, Escrow Agent until at least the minimum subscription amount of $10,000,000 is received by the Company. We will return your investment to you with interest if we do not raise the $10,000,000 minimum and secure a binding written agreement for up to $23,000,000 in debt financing by December 1, 2001.

                                              Minimum                                Maximum
                                        ----------------------             --------------------------
                                                     Total                                   Total
                                        Per Unit    Proceeds                Per Unit        Proceeds
                                        ========    ========                ========        ========
Per Unit Price to Investor ..........     $1,000   $10,000,000                $1,000      $12,000,000
Offering Expenses ...................                  350,000                                350,000
                                                   ===========                            ===========
Total Proceeds to Husker AG .........              $ 9,650,000                            $11,650,000

      A PURCHASE OF MEMBERSHIP UNITS INVOLVES RISKS. YOU SHOULD REVIEW THE SECTION ENTITLED "RISK FACTORS" BEFORE INVESTING IN OUR MEMBERSHIP UNITS. RISKS
INCLUDE:

      o     significant restrictions on transferability of membership units;
      o no public trading market exists for the membership units and no public market is expected to develop;
      o changes in federal and state incentives which support the ethanol industry may significantly impact our profitability;
      o     we are operating in a highly regulated and competitive industry;
      o fluctuations in corn and gas prices may significantly impact our profitability;
      o risks in construction such as delays due to adverse weather or other factors and our reliance on our design-builder;
      o we are a start-up entity and will not generate revenues until after the proposed ethanol plant is completed and operating which we do not expect to happen for an estimated 14 to 16 months after the offering closes and we have secured all necessary permits;
      o cash distributions depend on our future performance which will be affected by our debt covenants, reserves and operating expenditures; and
      o our ability to obtain debt financing and complete construction of the plant.

      You should not construe the contents of this prospectus as legal, tax or investment advice. You should consult your personal counsel, accountant and/or other professional advisors as to legal, tax and related matters concerning the investment described in this prospectus.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this prospectus is _______________________ , 2001

PROSPECTUS SUMMARY...............................................................................................1

RISK FACTORS.....................................................................................................3

     RISKS ASSOCIATED WITH OUR FINANCING PLAN AND THIS OFFERING..................................................3

         There will be significant transfer restrictions on your membership units................................3

         Our membership units will not have any public trading market............................................4

         Our project is dependent upon obtaining debt financing..................................................4

         We may not raise sufficient capital to proceed with our business plan, and if we do not receive debt financing, we will abandon our business............................................................4

         We anticipate having substantial debt service requirements that could make it difficult for us to engage in certain activities.........................................................................5

         We may not be able to generate sufficient revenue from our operations to support our debt, and that could reduce the value of your membership units................................................5

         Our financing agreements will include restrictive loan covenants which will  have important consequences............................................................................................5

         If the maximum offering is not completed, it will increase our long-term debt...........................6

         We may need additional debt or equity financing after this offering and our initial debt financing and future sales of our membership units may reduce the value of your membership units or your share of distributions. ..................................................................6

         If we are able to close on the offering, we must spend offering funds before our lenders will disburse loan proceeds for construction, and this puts investors' money at risk first...................6

         The Board of Directors set the price for the membership units without an independent evaluation.........7

         You will experience some dilution to the value of your membership units.................................7

         We have no underwriter, and therefore we may not be able to complete the offering.......................7

         Our ability to sell membership units in certain states may be restricted by those state's securities laws which could make the offering difficult to complete.....................................7

         If you borrow money to purchase membership units, you must repay those loans even if you lose your entire investment..................................................................................7

     RISKS ASSOCIATED WITH CONSTRUCTION AND DEVELOPMENT..........................................................8

         We are dependent upon Fagen and ICM to design and build the ethanol plant, but we have no executed definitive agreements with either of them......................................................8

         We may encounter defective material or workmanship from Fagen and that could delay production and our ability to generate revenues....................................................................8

         We may encounter hazardous or unexpected conditions at the construction site that could delay the construction of the ethanol plant which would delay our ability to generate revenues................8

         Fagen is not required to maintain any bond or performance security in connection with the construction of the ethanol plant, and if Fagen withdraws or does not perform on the project, we might not complete construction. ....................................................................8

         We may not seek consequential damages from Fagen if we suffer damages such as lost profits from delays in the construction of the proposed ethanol plant...........................................8

         The project could suffer delays that could postpone our ability to generate revenues and make it more difficult for us to pay our debts...............................................................9

     RISKS ASSOCIATED WITH OUR FORMATION AND OPERATION...........................................................9

         We are a newly formed company with limited working capital..............................................9

         Cash distributions are not guaranteed and may fluctuate with our performance...........................10


                                     i

         Operations costs could be higher than anticipated......................................................10

         Our success depends on hiring competent personnel, which may be difficult to attract to a rural community........................................................................................11

         Our business is not diversified and this could reduce the value of your membership units...............11

         Certain material agreements are not final..............................................................11

     RISKS ASSOCIATED WITH OUR OPERATING AGREEMENT..............................................................11

         You will be bound by our Operating Agreement...........................................................11

         No member may own more than 30% of the outstanding membership units....................................11

         Our Operating Agreement does not grant members preemptive rights.......................................12

         Our Operating Agreement contains restrictions on member's rights to participate in corporate governance of our affairs..............................................................................12

       RISKS ASSOCIATED WITH THE ETHANOL INDUSTRY...............................................................12

         We will be operating in an intensely competitive industry and we will compete with larger better financed entities...............................................................................12

         Changes in the supply and demand, and production and price with respect to corn could make it more expensive to produce ethanol......................................................................13

         We intend to establish an output contract with one distributor that will purchase all of the ethanol we produce, which may not be as financially rewarding as creating our own sales organization...13

         Low ethanol prices and low gasoline prices could reduce our profitability..............................13

         Increases in the production of ethanol could result in lower prices for ethanol and have other adverse effects........................................................................................14

         Hedging transactions involve risks that could harm our business........................................14

         Our industry is subject to changing technologies and consumer demands..................................14

         To produce ethanol, we will need a significant supply of water.........................................14

         Ethanol production is energy intensive, and we will need significant amounts of electricity and natural gas and interruptions in our supply of energy could have a material adverse impact on our business........................................................................................15

         Transportation costs are a significant factor in the price of ethanol..................................15

     RISKS ASSOCIATED WITH GOVERNMENT REGULATION AND SUBSIDIZATION..............................................15

         Federal regulations and tax incentives concerning ethanol could expire or change, which could reduce our revenues. ....................................................15

         Nebraska tax incentives concerning ethanol expired in December 2000 and there is currently pending legislation to renew these tax incentives..............................................................16

         The enforcement of existing environmental and energy policy regulations will impact our business.......16

         Other legislative or regulatory developments could adversely affect the ethanol business...............16

         We are subject to extensive environmental regulation and operational safety regulations that could result in higher than expected compliance costs and liabilities........................................17

         RISKS RELATED TO TAX ISSUES IN A LIMITED LIABILITY COMPANY.............................................18

         You may be required to pay taxes on your share of our income even if we make no distribution to you....18

         We have not requested an IRS ruling with respect to the tax consequences to you or to us...............18

         You may be unable to fully deduct losses or interest expense...........................................18

         If we lose our "partnership" status, we would be taxed as a corporation which would result in
         "double taxation" and will reduce the funds available for distribution to our members..................18


                                    ii

         Because we are treated as a partnership for federal income tax purposes, the IRS may audit our tax returns which could result in an audit of your tax returns or in tax obligations to you................19

         You may be subject to state, local, self-employment and other taxes simply as a result of an investment in us.......................................................................................19

         We are not making any tax representations to you.......................................................19

FORWARD-LOOKING STATEMENTS......................................................................................19

USE OF PROCEEDS.................................................................................................20

CAPITALIZATION..................................................................................................21

         Membership Unit Split..................................................................................21

         Capitalization Table...................................................................................21

         Principal Members......................................................................................22

         Ownership By Management................................................................................23

         Purchase by Fagen, Inc.................................................................................23

DILUTION .......................................................................................................23

DISTRIBUTION POLICY.............................................................................................24

SELECTED FINANCIAL DATA.........................................................................................25

MANAGEMENT'S PLAN  OF OPERATIONS................................................................................25

         Plan for next 12 months of operation...................................................................26

         Operating Expenses.....................................................................................27

         Books and Records......................................................................................27

         Liquidity and Capital Resources........................................................................27

         Source of Funds........................................................................................28

         Uses of Funds..........................................................................................29

BUSINESS OF THE COMPANY.........................................................................................29

         Background - - What is Ethanol?........................................................................29

         Federal and State Regulation...........................................................................30

         Governmental Incentives................................................................................31

         Industry Growth........................................................................................33

         Our Ethanol Plant......................................................................................33

         Description of Dry Mill Process........................................................................33

         Our Principal Products and Their Markets...............................................................34

         Corn Supply and Corn Prices............................................................................34

         Transportation and Delivery............................................................................35

         Utilities..............................................................................................35

         Our Primary Competition................................................................................36

         Operating Ethanol Plants in the State of Nebraska......................................................38

         Competition From Alternative Fuel Additives............................................................39

         Ethanol and Distillers Grain Marketing.................................................................40

         Employees..............................................................................................40

         Development and Construction Team......................................................................41


                                    iii

         Construction of the Project and Proposed Design-Build Contract.........................................42

         Legal Proceedings......................................................................................44

         Regulatory Permits.....................................................................................45

         Nuisance...............................................................................................45

MANAGEMENT......................................................................................................46

         Executive Officers and Directors.......................................................................46

         Business Experience of Directors and Officers..........................................................46

         Director and Officer Compensation......................................................................47

         Committees of the Board of Directors...................................................................47

CERTAIN TRANSACTIONS AND CONFLICTS OF INTEREST..................................................................48

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS.............................................................48

DESCRIPTION OF MEMBERSHIP UNITS.................................................................................49

         Membership Units.......................................................................................49

         Maximum Ownership Percentage...........................................................................49

         Cumulative Voting for Members..........................................................................49

         No Preemptive Rights...................................................................................49

         Restrictive Legend on Membership Certificate...........................................................49

RESTRICTIONS ON TRANSFER OF UNITS...............................................................................49

SUMMARY OF THE COMPANY'S SECOND AMENDED AND
         RESTATED OPERATING AGREEMENT...........................................................................50

         Organization and Duration..............................................................................50

         Purpose................................................................................................50

         Meetings...............................................................................................51

         Rights and Obligations of Members......................................................................51

         Access to Books and Records............................................................................51

         Member Liability to the Company........................................................................52

         Management of the Company..............................................................................52

         Allocations of Profits and Losses......................................................................54

         Capital Accounts and Distributions.....................................................................54

         Transfer of Interests in the Company...................................................................55

         Fair Market Value......................................................................................56

         Transfer Upon Death of a Member........................................................................56

         Payment Terms..........................................................................................56

         Effective Date of Transfers............................................................................57

         Redemption of a Member.................................................................................57

         Dissolution and Winding Up.............................................................................57

         Amendments.............................................................................................59

INCOME TAX CONSIDERATIONS OF OWNING OUR UNITS...................................................................59

         Tax  Status of The Company.............................................................................59


                                    iv

         Publicly Traded Partnership Rules......................................................................60

         Flow-Through Of Taxable Income -- Use Of Calendar Year.................................................61

         Flow-Through Of Taxable Income Or Loss.................................................................62

         Tax Consequences to Our Members........................................................................62

         Tax Treatment Of Distributions.........................................................................62

         Initial Tax Basis Of Units And Periodic Basis Adjustments..............................................62

         Deductibility Of Losses; Passive Loss Limitations......................................................63

         Alternative Minimum Tax................................................................................64

         Allocation of Income and Losses........................................................................65

         Tax Consequences Of Disposition Of Units -- Recognition Of Gain Or Loss................................65

         Allocations And Distributions Following Unit Transfers.................................................65

         Our Dissolution and Liquidation May Be Taxable to You, Unless Our Properties are Distributed In-kind...65

         Reporting Requirement..................................................................................66

         Tax Information To Members; Consistent Reporting.......................................................66

         IRS Audit Procedures...................................................................................66

         Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties....................67

         State Income Taxes.....................................................................................67

SUBSCRIPTION TO MEMBERSHIP UNITS................................................................................67

         The Offer..............................................................................................67

         Offering Price.........................................................................................68

         Method of Subscribing..................................................................................68

         Escrow Procedures and Conditions to Closing............................................................69

         Delivery of Certificates...............................................................................69

         Plan of Distribution...................................................................................69

LEGAL MATTERS...................................................................................................70

EXPERTS ........................................................................................................70

TRANSFER AGENT..................................................................................................70

ADDITIONAL INFORMATION..........................................................................................71

INDEX TO FINANCIAL STATEMENTS..................................................................................F-i

APPENDIX A.....................................................................................................A-1

APPENDIX B.....................................................................................................B-1

PART II  .....................................................................................................II-1

                               PROSPECTUS SUMMARY
================================================================================
                                Notes to Readers

o References to "we" and "us refer to the entity and business of Husker Ag processing LLC.

o References to "you" refer to readers of this prospectus and, where applicable, investors in Husker Ag Processing, LLC

o References to "members" or "unit holders" refer to individuals or entities that have purchased our membership units.

o References to "membership interest" or "ownership interest" refer to the pro rata portion of the company's capital, profits, losses and distribution respresented by the membership units.
================================================================================

THIS SUMMARY OUTLINES THE MAIN POINTS OF THE OFFERING. THIS SUMMARY DOES NOT REPLACE THE MORE DETAILED INFORMATION FOUND IN THE REMAINDER OF THE PROSPECTUS. YOU ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

THE OFFERING. We are offering 12,000 membership units under the maximum offering and 10,000 membership units under the minimum offering. The price per membership unit is $1,000 per unit with a minimum investment of $5,000. There are currently 916 membership units issued and outstanding. After the offering, there will be 12,916 membership units issued and outstanding under the maximum offering and 10,916 membership units issued and outstanding under the minimum offering.

THE COMPANY. Husker Ag Processing, LLC, a Nebraska limited liability company, was organized on August 29, 2000 to construct and operate an ethanol plant to be located near Plainview, Nebraska. We are seeking capital to develop, build and operate a twenty million gallon per year (20mgy) ethanol plant near Plainview, Nebraska. We have entered into a letter of intent with two ethanol construction and engineering firms, Fagen, Inc. and ICM, Inc. to design and construct our proposed ethanol plant. Fagen will be our design-builder and ICM will be Fagen's primary subcontractor. The letter of intent is not a binding legal agreement, and any party may withdraw at any time without penalty or further obligation. Our business address is currently 510 W. Locust Street, P.O. Box 10, Plainview, Nebraska 68769. Our telephone number is (402) 582-4446.

THE PLANT. Preliminary planning for our ethanol plant project began in spring 2000. We have purchased approximately 47 acres of real property located 3 1/2 miles east of Plainview, Nebraska between the Northeast Nebraska Railway railroad and US Highway 20 on which we will build the plant. We anticipate starting construction promptly after the close of this offering, and expect that it will take approximately 14 to 16 months to build the ethanol plant after the site preparations are complete and we have secured all necessary permits. This schedule is only an estimate and our actual construction schedule could be longer.

Our ethanol plant is expected to convert, on an annual basis, 7.5 to 8 million bushels of corn into approximately 20 million gallons of ethanol per year and 160,000 tons of wet distillers grains. We plan to accept corn and produce ethanol and distiller grains when construction is complete. We currently expect to sell all of our ethanol to one distributor. We plan to sell our distillers grain products directly to the market through an in-house sales and marketing team.

DISTRIBUTION POLICY. We will not distribute cash to our members in the immediate future. See section entitled "Distribution Policy". We do not expect to generate revenues until the ethanol plant construction is completed and the ethanol plant is operational. Once operational, subject to loan covenants and restrictions, we anticipate distributing our net cash flow to our members in proportion to the membership units held. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. If our financial performance and loan covenants permit, our directors will try to make cash distributions at times, and in amounts that will permit unit holders to make income tax payments, but we may never be in a position to pay cash distributions.

RISK FACTORS. You should consider the risks described in the section entitled "Risk Factors" before making an investment on our membership units. These risks include, but are not limited to the following:1

      o there are significant restrictions on transferability of membership units;
      o no public trading market exists for the membership units and no public market is expected to develop;
      o changes in federal and state incentives which support the ethanol industry may significantly impact our profitability;
      o     we are operating in a highly regulated and competitive industry;
      o fluctuations in corn and gas prices may significantly impact our profitability;
      o risks in construction such as delays due to adverse weather or other factors and our reliance on our general and primary subcontractor;
      o we are a start-up entity and will not generate revenues until after the proposed ethanol plant is completed and operating which we do not expect to happen for an estimated 14 to 16 months after the offering closes and we have secured all necessary permits;
      o cash distributions depend on our future performance which will be affected by our debt covenants, reserves and operating expenditures; and
      o our ability to obtain debt financing and complete construction of the plant.

DEBT FINANCING. The funds raised in this equity offering from the sale of membership units will not be sufficient to pay all of our construction and start-up costs. We are therefore seeking approximately $23 million (depending upon how much equity we raise from this offering) in debt financing to pay the balance of those expenses. The amount and nature of the debt financing that we are seeking is subject to the interest rate and the credit environment as well as other economic factors over which we have no control. We have no binding contracts or commitments with any bank, lender or financial institution for debt financing, but we will not close on this offering until we execute binding financing agreements.

OPERATING AGREEMENT AND MANAGEMENT. We are governed by an Operating Agreement which all investors must sign. We are managed by nine directors who do not need to be members. The directors serve three-year staggered terms. The directors appoint our officers and our directors and officers manage the company. Members have the right to vote on certain events, such as electing or removing directors, dissolving the company and other extraordinary transactions. We will have annual meetings of members at which members will elect directors.

TAX CONSEQUENCES. We expect to be taxed as a partnership for federal income tax purposes. We will therefore not pay any federal income taxes and will instead allocate our net income to our members who must include that income as part of his or her taxable income. This means that you will have to pay taxes on your allocated share of our income whether or not we make a distribution to you in that year. Generally you may be able to deduct your share of our losses subject to certain limitations. You also may have state and local tax obligations that we do not address in this prospectus. This prospectus has a discussion of income tax consequences relating to the investment in the membership units under the section entitled "Income Tax Consequences". You should review this discussion and consult your tax or financial advisor to determine whether an investment in the membership units is suitable for you.

SUBSCRIPTION PROCEDURES. Investors must complete the subscription application included as Appendix B to this prospectus, include a check payable to Midwest Bank, N.A. d/b/a Plainview National Bank, Escrow Agent for Husker Ag Processing, LLC and deliver an executed copy of the signature page to our Operating Agreement. In the subscription application, an investor must make representations to us concerning, among other things, that he or she has received our prospectus and any supplements, agrees to be bound by the Operating Agreement and understands that the membership units are subject to significant transfer restrictions. The subscription application also requires information about the nature of your desired ownership of your membership units, your state of residence and your taxpayer identification or social security number. Our Board of Directors reserves the right to reject any subscription. If we reject your subscription, we will return your application, check and signature page within 30 days.

Investors that may be deemed the beneficial owners of 5% or more, and 10% or more of our issued and outstanding membership units may have reporting obligations under Section 13 and Section 16 of the Securities and Exchange Act. If you believe that you may become the beneficial owner of 5% or more of our outstanding membership units, you should consult your own legal counsel to determine what filing and reporting obligations you may have under the federal securities laws.

SUITABILITY. Investing in our membership units is highly speculative and very risky. Our membership units are suitable only as a long-term investment and only if you can bear a complete loss of your investment. Our membership units are suitable only for persons of adequate financial means. We do not expect any public market to develop for the units, which means that it will be difficult to sell them. In addition, our Operating Agreement significantly restricts the transferability of membership units and prohibits any sale or transfer without the consent of our Board of Directors. You should not buy these membership units if you need to quickly sell them in the future. We have not identified any quantitative suitability standards for initial members or transferees. The Board of Directors reserves the right to reject any subscription for any reason, including if the Board determines that the membership units are not a suitable investment for a particular investor.

ESCROW PROCEDURES. Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we have established with Midwest Bank, N.A., d/b/a Plainview National Bank as escrow agent under a written escrow agreement. We will not close on the offering until the specific conditions to closing the offering are satisfied. The closing of the offering is subject to certain conditions and we will return your investment with interest within 30 days under the following scenarios:

      o If we determine in our sole discretion to terminate the offering prior to December 1, 2001;

      o     If we do not raise the $10,000,000 minimum by December 1, 2001; or

      o Even if we raise the $10,000,000 minimum, but as of December 1, 2001 we do not have binding written agreements with a lender or lenders for $23,000,000 or such amount as the Board of Directors deems sufficient to complete construction and start-up of the plant.

If we close on the offering, we will deliver a certificate representing your ownership of membership units within 30 days of closing. You will not be able to access your funds in the escrow account. We will invest the escrow funds in short-term certificates of deposit issued by a bank, short-term securities issued by the United States government, or money market funds, including those available through the escrow agent.

                                RISK FACTORS

BEFORE YOU INVEST IN OUR MEMBERSHIP UNITS, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS.

This prospectus contains forward-looking statements. These statements relate to future events or future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," `plans," "anticipates," "believes," "estimates," "predicts," `potential," or "continue" or the negative of such terms and other comparable terminology. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks outlined below. These factors may cause our actual results to differ materially from any forward-looking statement.

RISKS ASSOCIATED WITH OUR FINANCING PLAN AND THIS OFFERING

THERE WILL BE SIGNIFICANT TRANSFER RESTRICTIONS ON YOUR MEMBERSHIP UNITS.

Our Operating Agreement, as well as relevant portions of the Nebraska Limited Liability Company Act and regulations of the Internal Revenue Service ("IRS") significantly restrict the transfer of the membership units. You cannot assign or transfer a membership unit without approval from our Board of Directors and the transfer or assignment must comply with applicable Nebraska laws and IRS regulations.

OUR MEMBERSHIP UNITS WILL NOT HAVE ANY PUBLIC TRADING MARKET.

There is currently no established public trading market for the membership units and an active trading market will not develop despite this offering. To maintain our partnership tax status, you may not trade the membership units on an established securities market or readily trade the membership units on a secondary market (or the substantial equivalent thereof). We therefore will not apply for listing of the membership units on any stock exchange or on the NASDAQ Stock Market. As a result, you will not be able to readily sell your membership units.

To help ensure that a secondary market does not develop, our Operating Agreement prohibits transfers without the approval of our Board of Directors. The Board of Directors will not approve transfers unless they fall within "safe harbors" contained in the publicly-traded partnership rules under the tax code, which include, without limitation, the following:

      o     transfers by gift,
      o     transfer upon death of a member,
      o     transfers between family members, and
      o transfers that comply with the "qualifying matching services" requirements.

Any transfers of membership units in violation of the publicly traded partnership rules or without the prior consent of the Board will be null and void.

OUR PROJECT IS DEPENDENT UPON OBTAINING DEBT FINANCING.

We must obtain debt financing in order to complete construction and start-up of the ethanol plant. The amount and nature of the debt financing that we are seeking is subject to the interest rates and the credit environment as well as other economic factors over which we have no control. We have no binding contracts or commitments with any bank, lender or financial institution for our debt financing, but we will not close on this offering until we execute binding financing arrangements.

We have an indication of interest from a local branch of a national bank to consider financing the building of the plant in association with other regional and correspondent banks. While the Board believes that an acceptable financing arrangement will be available to the company, there can be no assurance that this will be the case, or that the company will be able to finalize an agreement concerning such financing on acceptable terms.

We have had discussions with alternative financing sources but we cannot guarantee that financing will be available to us from our alternative source or any other sources. We also cannot guarantee that alternative financing will have terms acceptable to us. If we cannot obtain adequate financing, we will not be able to begin building the ethanol plant.

WE MAY NOT RAISE SUFFICIENT CAPITAL TO PROCEED WITH OUR BUSINESS PLAN, AND IF WE DO NOT RECEIVE DEBT FINANCING, WE WILL ABANDON OUR BUSINESS.

Based on current cost estimates and depending on how much is raised in the offering, we believe we will need approximately $33,000,000 in total funds to construct the proposed ethanol plant and finance start-up operations. We have received no binding commitments from any banks or financial institutions for the debt financing that we need to construct the ethanol plant. The current credit market and the start-up nature of our business could make it difficult for us to obtain lending commitments from one or more senior lenders, and subordinate lenders, if necessary. If financing is unavailable for any reason, or it is available at an interest rate that we cannot afford, or comes with covenants that we will not be able to accept or comply with, we will be forced to abandon our business. Our ability to obtain debt financing is dependent on the interest rate and credit environment, general economic conditions and other factors beyond our control.

WE ANTICIPATE HAVING SUBSTANTIAL DEBT SERVICE REQUIREMENTS THAT COULD MAKE IT DIFFICULT FOR US TO ENGAGE IN CERTAIN ACTIVITIES.

Our debt requirements necessary to implement our business plan will result in substantial debt service requirements. Our debt load and service requirements could have important consequences which could reduce the value of your investment, including:

      o     Limiting our ability to obtain additional financing;

      o Reducing funds available for operations and distributions because a substantial portion of our cash flows will be used to pay interest and principal on our debt;

      o     Making us vulnerable to increases in prevailing interest rates;

      o Placing us at a competitive disadvantage because we may be substantially more leveraged than some of our competitors;

      o Subjecting all or substantially all of our assets to liens, which means that there will be virtually no assets left for members in the event of a liquidation; and

      o Limiting our ability to adjust to changing market conditions, which could make us more vulnerable to a downturn in general economic conditions or our business.

WE MAY NOT BE ABLE TO GENERATE SUFFICIENT REVENUE FROM OUR OPERATIONS TO SUPPORT OUR DEBT, AND THAT COULD REDUCE THE VALUE OF YOUR MEMBERSHIP UNITS.

Our ability to repay our debt will depend on our financial and operating performance and on our ability to successfully implement our business strategy. We cannot assure you that we will be successful in implementing our strategy or in realizing our anticipated financial results. Our financial and operational performance depends on numerous factors including prevailing economic conditions and certain financial, business and other factors beyond our control. Our cash flows and capital resources may be insufficient to repay our anticipated debt obligations. If we cannot pay our debt service, we may be forced to reduce or eliminate distributions, reduce or delay capital expenditures, sell assets, restructure our indebtedness or seek additional capital. If we are unable to restructure our indebtedness or raise funds through sales of assets, equity or otherwise, our ability to operate could be harmed and the value of your membership units could decline.

Any institution lending funds to us, whether through a leasing arrangement or direct loans, will take a security interest in our assets, including the property and the ethanol plant. If we fail to make our debt financing payments, the lender will have the right to repossess the secured assets, including the property and the plant, in addition to other remedies. Such action would end our ability to continue operations. If we fail to make our financing payments and we cease operations, your rights as a holder of membership units are inferior to the rights of our creditors. We may not have sufficient assets to make any payments to you after we pay our creditors.

OUR FINANCING AGREEMENTS WILL INCLUDE RESTRICTIVE LOAN COVENANTS WHICH WILL HAVE IMPORTANT CONSEQUENCES.

The terms of any debt financing agreements we enter into will likely contain numerous financial, maintenance and other restrictive covenants. These covenants may limit our ability to, among other things:

      o     Incur additional indebtedness;

      o     Make capital expenditures in excess of prescribed thresholds;

      o Make distributions to our members, redeem or repurchase our membership units;

      o     Make various investments;

      o     Create liens on our assets;

      o     Utilize asset sale proceeds; or

      o Merge or consolidate or dispose of all or substantially all of our assets.

A breach of these covenants could result in default under applicable debt agreements. If we default on any covenant, a lender could accelerate our indebtedness, in which case the entire debt would become immediately due and payable. If this occurs, we might not be able to repay our debt or borrow sufficient funds to refinance it. Even if new financing is available, it may not be on terms that are acceptable to us. These events could cause us to cease construction, or if the plant is constructed and operating, to cease operations.

IF THE MAXIMUM OFFERING IS NOT COMPLETED, IT WILL INCREASE OUR LONG-TERM DEBT.

If we do not sell the maximum offering, we will have to incur additional debt in order to finance the construction and start-up costs of the project. This would increase our debt service obligations and make less cash available for distribution to our members. Your risk increases as the amount of our borrowing increases.

WE MAY NEED ADDITIONAL DEBT OR EQUITY FINANCING AFTER THIS OFFERING AND OUR INITIAL DEBT FINANCING AND FUTURE SALES OF OUR MEMBERSHIP UNITS MAY REDUCE THE VALUE OF YOUR MEMBERSHIP UNITS OR YOUR SHARE OF DISTRIBUTIONS.

We may need additional debt financing after this offering to meet our expansion and working capital needs. We do not know the extent, if any, of our potential need for additional debt financing. We do not know if additional financing will be available or the terms and conditions of such financing. Your investment risk increases as the amount of our borrowing increases.

We may also consider offering more membership units subject to the limitations in our Operating Agreement. If we sell additional membership units, the sale price could be higher or lower than what you are paying in this offering. If we sell additional membership units, that could lower the value of your membership units by diluting your ownership interest in us.

IF WE ARE ABLE TO CLOSE ON THE OFFERING, WE MUST SPEND OFFERING FUNDS BEFORE OUR LENDERS WILL DISBURSE LOAN PROCEEDS FOR CONSTRUCTION, AND THIS PUTS INVESTORS' MONEY AT RISK FIRST.

Assuming we are successful in the offering, and are able to obtain the necessary commitments for our required debt financing, we expect that our lenders will require that we first spend the capital that we raise in this offering before using any loan proceeds. This means that investors' money is at risk before loan proceeds are used. If our lenders do not disburse loan proceeds at the appropriate time, we could be forced to litigate to get the loan proceeds. This could result in delays or possibly termination of our business, which would reduce the value of your membership units. This will also make it very difficult for you to receive any assets if we were forced into liquidation.

THE BOARD OF DIRECTORS SET THE PRICE FOR THE MEMBERSHIP UNITS WITHOUT AN INDEPENDENT EVALUATION.

The Board of Directors determined the $1,000 per membership unit purchase price without an independent valuation. The Board established the total offering price based on our estimate of capital and expense requirements and not based on perceived market value, book value, or other established criteria. We cannot guarantee that the company or any other person will purchase your membership units at the offering price or any other price.

YOU WILL EXPERIENCE SOME DILUTION TO THE VALUE OF YOUR MEMBERSHIP UNITS.

Purchasers of membership units in this offering will experience immediate dilution of the net tangible book value of their membership units ranging from approximately $81.42 to $68.82 per membership unit based on the December 31, 2000 pro forma net tangible book value of the company. See the section entitled "Dilution".

WE HAVE NO UNDERWRITER, AND THEREFORE WE MAY NOT BE ABLE TO COMPLETE THE
OFFERING.

We plan to offer the membership units directly to investors. We plan to issue a press release and advertise in local media. We also plan to hold one or more informational meetings in and around Northeast Nebraska and surrounding states. We will not have an underwriter to purchase the units from us for resale. We also do not have a placement agent or licensed broker-dealer to help us sell the units, although we reserve the right to make finder's fee or placement agent payments to registered placement agents or broker-dealers in accordance with applicable laws, and upon approval by our Board of Directors. Our Board of Directors will be principally responsible for raising capital. Each director has significant operational responsibilities to us, and to other entities. Each director also has no broker-dealer experience. They may not be able to raise the $10 million minimum. In addition, the time that each devotes to capital raising could take them away from important operational responsibilities.

OUR ABILITY TO SELL MEMBERSHIP UNITS IN CERTAIN STATES MAY BE RESTRICTED BY THOSE STATE'S SECURITIES LAWS WHICH COULD MAKE THE OFFERING DIFFICULT TO COMPLETE.

We anticipate selling the units in Nebraska, Iowa, South Dakota, Kansas and Minnesota. We may also sell the units to certain investors in Wisconsin, North Dakota, Michigan and Illinois. These states all have securities laws that may limit or prevent us from selling our units without registering them under state law. Registration in these states may be lengthy and costly, and may delay our ability to timely close on this offering. These states could impose restrictions on us or delay our plans. If we cannot sell in one or all of these states, we may not be able to sell the 10,000 membership unit minimum.

IF YOU BORROW MONEY TO PURCHASE MEMBERSHIP UNITS, YOU MUST REPAY THOSE LOANS EVEN IF YOU LOSE YOUR ENTIRE INVESTMENT.

An investment in our membership units is a high risk, speculative investment. Some investors may choose to borrow the money necessary to purchase membership units. If you obtain a loan, you will be responsible for paying that loan regardless of whether the ethanol plant is constructed or is profitable, and regardless of whether you ever receive any distributions. You should carefully consider whether you should borrow money to purchase membership units.

RISKS ASSOCIATED WITH CONSTRUCTION AND DEVELOPMENT

WE ARE DEPENDENT UPON FAGEN AND ICM TO DESIGN AND BUILD THE ETHANOL PLANT, BUT WE HAVE NO EXECUTED DEFINITIVE AGREEMENTS WITH EITHER OF THEM.

We have a letter of intent with Fagen, Inc. and ICM, Inc. for various design and construction services. The letter of intent is not a binding contract, and either party could terminate it at any time without penalty or further obligation. Fagen has delivered to us a proposed design-build contract that we are currently negotiating, in which Fagen will serve as our design-builder and will engage ICM to provide design and engineering services to them. Fagen's obligation to build the proposed ethanol plant is not reflected in a binding definitive agreement and a binding definitive agreement may never be executed. If Fagen or ICM were to terminate their relationship with us, we might not be able to obtain debt financing and build the plant, which would force us to abandon our business.

WE MAY ENCOUNTER DEFECTIVE MATERIAL OR WORKMANSHIP FROM FAGEN AND THAT COULD DELAY PRODUCTION AND OUR ABILITY TO GENERATE REVENUES.

Under the proposed design-build contract, Fagen warrants that the ethanol plant will be free from defects in material or workmanship. If this warranty is breached and there are defects in material or workmanship, it may delay our commencing operations and delay our ability to generate revenues. If defects are discovered after we begin operating, it could cause us to halt or discontinue our operation, which could damage our ability to generate revenues and reduce the value of your membership units.

WE MAY ENCOUNTER HAZARDOUS OR UNEXPECTED CONDITIONS AT THE CONSTRUCTION SITE THAT COULD DELAY THE CONSTRUCTION OF THE ETHANOL PLANT WHICH WOULD DELAY OUR ABILITY TO GENERATE REVENUES.

Fagen is not responsible for hazardous or concealed unexpected conditions that it encounters at the construction site. This could include environmental or other types of contamination. If Fagen encounters any of these kinds of conditions, Fagen may immediately stop work in the affected area and we must correct the problem. This could delay the project and could require us to spend significant resources to correct the condition. In addition, Fagen may be entitled to an adjustment in price and time of performance if its price and performance time have been adversely affected by any unexpected or hazardous conditions. This could result in additional costs to us and delay our ability to generate revenues, which could reduce the value of your membership units.

FAGEN IS NOT REQUIRED TO MAINTAIN ANY BOND OR PERFORMANCE SECURITY IN CONNECTION WITH THE CONSTRUCTION OF THE ETHANOL PLANT, AND IF FAGEN WITHDRAWS OR DOES NOT PERFORM ON THE PROJECT, WE MIGHT NOT COMPLETE CONSTRUCTION.

Under the proposed design-build contract, Fagen is not required to obtain any performance or labor and material payment bonds, or any other form of performance security. This means that if Fagen does not perform, there is no underlying financial security that could be used to complete the project. If Fagen withdraws from the project, we might be unable to complete the construction. This might cause us to abandon our business and could significantly reduce the value of your membership units.

WE MAY NOT SEEK CONSEQUENTIAL DAMAGES FROM FAGEN IF WE SUFFER DAMAGES SUCH AS LOST PROFITS FROM DELAYS IN THE CONSTRUCTION OF THE PROPOSED ETHANOL PLANT.

Fagen is not liable for consequential damages, such as loss of use, lost profits or harm to our business, reputation or financing, in connection with the construction of the ethanol plant. We may be entitled to receive direct damages in the event Fagen fails to substantially complete the ethanol plant by the scheduled substantial completion date. The substantial completion date is projected to be approximately 14 to 16 months after the closing of this offering and we have secured all necessary permits. We are dependent upon

Fagen for certain construction permits, and to design and build the ethanol plant. If Fagen does not procure all necessary construction permits, or if construction is delayed due to delays in obtaining permits, labor, supply or material shortages, delays in equipment delivery and installation or other factors beyond its control, our construction schedule and ability to produce ethanol and generate revenues will be delayed and our financial condition could be harmed. We could suffer monetary damages in excess of what our agreement provides if the construction is delayed. We might not be able to meet our debt obligations if the plant is not built on time and any damages received do not cover our losses.

THE PROJECT COULD SUFFER DELAYS THAT COULD POSTPONE OUR ABILITY TO GENERATE REVENUES AND MAKE IT MORE DIFFICULT FOR US TO PAY OUR DEBTS.

We expect that it will be an estimated 14 to 16 months after we close on this offering and we have secured all necessary permits before we begin operation of the proposed ethanol plant. Construction projects often involve delays in obtaining permits, construction delays due to weather conditions, or other events that delay the construction schedule. The factors and risks described in this "Risk Factors" section, as well as changes in interest rates or the credit environment, changes in weather, permitting delays, or changes in political administrations at the federal, state or local level that result in policy change towards ethanol or this project, could cause construction and operation delays. If it takes longer to raise the financing, obtain necessary permits or construct the plant than we anticipate, it would delay our ability to generate revenues and make it difficult for us to meet our debt service obligations. This could reduce the value of your membership units.

Currently we anticipate breaking ground in early fall 2001. If we encounter delays in this offering or in obtaining debt financing or the required permits, our expected date to break ground will also be delayed. If Fagen is not able to begin construction on the plant early enough to complete the framework and enclose the plant structure before winter conditions require construction to cease, our estimated date for commencing operations will likely be delayed beyond 16 months after closing this offering.

RISKS ASSOCIATED WITH OUR FORMATION AND OPERATION

WE ARE A NEWLY FORMED COMPANY WITH LIMITED WORKING CAPITAL.

We are recently formed and we expect losses that may reduce the value of your membership units. Husker Ag Processing, LLC was organized on August 29, 2000 and has no operating history. You should consider our company promotional and in its early development stages. We have limited experience concerning whether we will be successful in the proposed construction and operation of the ethanol plant or that our plans will materialize or prove successful. We cannot make representations about our future profitable operation or the future income or losses of the company. We do not know whether we will ever operate at a profit or that the company will appreciate in value. If our plans prove to be unsuccessful, you will lose all or a substantial part of your investment.

We presently have very limited working capital and require the proceeds of this offering to begin constructing the ethanol plant and to meet our operational needs. Our ability to begin construction of the ethanol plant depends upon the success of this offering and the receipt of debt financing. Even upon the successful completion of this offering, the proposed use of proceeds will pay our expenses for only a limited amount of time and there can be no assurance that the funds received through this offering will be sufficient to allow us to continue successfully.

CASH DISTRIBUTIONS ARE NOT GUARANTEED AND MAY FLUCTUATE WITH OUR PERFORMANCE.

We do not know the amounts of cash that we will generate, if any, once we begin operations. At the start, we will generate no revenues and do not expect to generate any operating revenue until the proposed ethanol plant is operating fully. Whether we will be able to generate sufficient cash flow from our business to make distributions to members will depend upon numerous factors, including, generally:

      o     Successful and timely completion of construction;

      o     Profitability of operations;

      o Required principal and interest payments on any debt and compliance with applicable loan covenants;

      o     Our issuance of debt and equity securities;

      o     Fluctuations in working capital and operating expenses;

      o     Capital expenditures;

      o     Our cost structure generally;

      o     Reimbursement of officer and director expenses;

      o     Our ability to operate our plant at full capacity;

      o     Adjustments and amounts of cash set aside for reserves;

      o     Prevailing economic conditions;

      o Demand and our success at selling ethanol and animal feed products generally;

      o Government regulations and government subsidies and support for ethanol generally; and

      o     Technical advances in ethanol production and improvements in MTBE.

Cash distributions will depend on our net cash flow. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. Cash distributions may not always be determined by our profitability, which is affected by non-cash items. Therefore, we may make cash distributions during periods when we record losses, and it is possible that we would not make cash distributions during periods when we record profits, if any. Cash distributions may also be affected by compliance with loan covenants that we expect to accompany our debt financing. Cash distributions are not assured, and we may never be in a position to make distributions.

OPERATIONS COSTS COULD BE HIGHER THAN ANTICIPATED.

In addition to general market fluctuations and economic conditions, we could experience significant cost increases associated with the on-going operation of the plant caused by a variety of factors, many of which are beyond our control. These cost increases could arise from an inadequate supply and resulting increased prices for corn. Labor costs can increase over time, particularly if there is any shortage of labor, or shortage of persons with the skills necessary to operate the ethanol plant. Adequacy and cost of water, electric and natural gas utilities could also affect our operating costs. Changes in price, operation and availability of truck and rail transportation may affect our profitability with respect to the transportation of ethanol and other products to our customers.

In addition, the operation of the ethanol plant will be subject to ongoing compliance with all applicable governmental regulations, such as those governing pollution control, ethanol production, grain purchasing and other matters. If any of these regulations were to change, it could cost us significantly more to comply with them. Further, other regulations may arise in future years regarding the operation of the ethanol plant, including the possibility of required additional permits and licenses. We might have difficulty obtaining any such additional permits or licenses, and they could involve significant unanticipated costs. We will be subject to all of those regulations whether or not the operation of the ethanol plant is profitable.

OUR SUCCESS DEPENDS ON HIRING COMPETENT PERSONNEL, WHICH MAY BE DIFFICULT TO ATTRACT TO A RURAL COMMUNITY.

The success of the company is primarily dependent upon the personal efforts and abilities of the nine members of its Board of Directors; however, none of the directors are full-time employees of the company. The unavailability of their services for any reason could have a material adverse effect on the company. We intend to hire additional employees as needed to perform marketing, capital raising and management functions and to oversee the day to day operations of the ethanol plant.

Upon completion of the plant, we plan to have approximately 30 employees operating our business. Our success will depend in part on our ability to attract and retain competent personnel who will be able to help us achieve our goals. We must hire qualified managers, accounting, human resources and other personnel to staff our business. It may be difficult finding and hiring qualified employees at a salary that we will be able to afford. It may also be difficult to attract qualified employees to Plainview, Nebraska, a rural and sparsely populated area. If we are unable to hire productive and competent personnel, our ability to produce and sell ethanol could be adversely affected. This would reduce our revenues and the value of your units.

OUR BUSINESS IS NOT DIVERSIFIED AND THIS COULD REDUCE THE VALUE OF YOUR MEMBERSHIP UNITS.

Our success depends largely upon our ability to timely complete and profitably operate our ethanol business. We do not have any other lines of business or other sources of revenue if we are unable to build the ethanol plant and manufacture ethanol. If we were not able to complete construction, or if economic or political factors adversely affect the market for ethanol, the value of your investment could decline because we have no other line of business to fall back on if the ethanol business declines. Our business would also be significantly harmed if our ethanol plant could not operate at full capacity for any extended period of time.

CERTAIN MATERIAL AGREEMENTS ARE NOT FINAL.

Some of the documents and agreements discussed in this prospectus are not yet final or executed, and certain proposals and plans that are discussed in this prospectus have not been implemented. The definitive versions of such agreements, documents, plans, or proposals may contain terms or conditions that vary significantly from the terms and conditions described in this prospectus and proposals, plans or agreements that are not yet in final form may not materialize or, if they do materialize, may not prove to be profitable. After we complete this offering, we will file reports with the Securities and Exchange Commission when any of such documents are finalized and they will be available for your review.

RISKS ASSOCIATED WITH OUR OPERATING AGREEMENT

YOU WILL BE BOUND BY OUR OPERATING AGREEMENT.

We will be governed primarily according to the provisions of our Operating Agreement and the Nebraska Limited Liability Company Act. Our Operating Agreement contains provisions relating to, among other things, election of directors, restrictions on transfers, member voting and other important matters. If you invest in the Company, you will be bound by this document. You should carefully review the terms of our Operating Agreement prior to making your investment decision.

NO MEMBER MAY OWN MORE THAN 30% OF THE OUTSTANDING MEMBERSHIP UNITS.

Under our Operating Agreement, no member can own more than thirty percent (30%) of the total issued and outstanding membership units. The calculation of your thirty percent (30%) limitation includes the number of membership units owned by you and your spouse, children, parents, brothers and sisters, and any membership units owned by any corporation, partnership or other entity in which you or your family members owns or controls a majority of the voting power.

OUR OPERATING AGREEMENT DOES NOT GRANT MEMBERS PREEMPTIVE RIGHTS.

Our Operating Agreement denies preemptive rights to members of the company. If we decide to issue additional membership units in the future, we could do so without first offering the additional units to you. You would then experience dilution in the percentage of your membership interest in the company.

OUR OPERATING AGREEMENT CONTAINS RESTRICTIONS ON MEMBER'S RIGHTS TO PARTICIPATE IN CORPORATE GOVERNANCE OF OUR AFFAIRS.

Our Operating Agreement contains significant restrictions on member's rights to influence the manner or direction of management. Our Operating Agreement contains restrictions on the ability of members to call a special meeting. A member or members owning at least 20% of the outstanding membership units may call a special meeting of the members. These restrictions may make it difficult for members to propose changes to our Operating Agreement, and would make an acquisition of us very difficult to accomplish without the Board's consent. If a vacancy develops in our Board of Directors for any reason other than removal or expiration of a term, the remaining directors would fill it.

Our directors must discharge their duties with reasonable care, in good faith and in the best interest of the company and its members. Despite this obligation, our Operating Agreement limits director liability to members unless it involves willful misconduct or gross negligence.

RISKS ASSOCIATED WITH THE ETHANOL INDUSTRY

WE WILL BE OPERATING IN AN INTENSELY COMPETITIVE INDUSTRY AND WE WILL COMPETE WITH LARGER, BETTER FINANCED ENTITIES.

There is significant competition among ethanol producers. Our business faces a competitive challenge from larger factories, from plants that can produce a wider range of products than we can, and from other plants similar to our proposed ethanol plant. Our ethanol plant will be in direct competition with other ethanol producers, many of which have greater resources than we currently have. Large ethanol producers such as Archer Daniels Midland, Minnesota Corn Processors and Cargill, among others, are capable of producing a significantly greater amount of ethanol than we expect to produce. In addition, there are several Nebraska, Minnesota, Wisconsin, South Dakota and other Midwest regional ethanol producers which have recently formed, are in the process of forming, or are under consideration, which are or would be of a similar size and have similar resources to us. There are currently seven operational ethanol plants in Nebraska with at least one new plant in the process of forming. The nearest operational ethanol plant is approximately 80 miles from Plainview, Nebraska.

The proposed ethanol plant will also compete with producers of other gasoline additives made from raw materials other than corn having similar octane and oxygenate values as ethanol, such as producers of methyl tertiary butyl ether
(MTBE). MTBE is a petrochemical derived from methanol which generally costs less to produce than ethanol. Many major oil companies produce MTBE and strongly favor its use because it is petroleum-based. Alternative fuels, gasoline oxygenates and alternative ethanol production methods are also continually under development. The major oil companies have significantly greater resources than we have to market MTBE, to develop alternative products, and to influence legislation and public perception of MTBE and ethanol. These companies also have significant resources to begin production of ethanol should they choose to do so.

We believe the principal competitive factors in our markets are: (1) price, (2) product quality and (3) service.

CHANGES IN THE SUPPLY AND DEMAND, AND PRODUCTION AND PRICE WITH RESPECT TO CORN COULD MAKE IT MORE EXPENSIVE TO PRODUCE ETHANOL.

Ethanol production will require substantial amounts of corn. Corn, as with most other crops, is affected by weather, governmental policy, disease and other conditions. A significant reduction in the quantity of corn harvested due to adverse weather conditions, disease or other factors could result in increased corn costs which would increase our cost to produce ethanol. Significant variations in actual growing conditions from normal growing conditions also may adversely affect our ability to procure corn for the proposed plant. We have no definitive agreements with any corn producers or grain elevators to provide corn to the proposed ethanol plant.

Change in the price of corn can significantly affect our business. In general, rising corn prices produce lower profit margins for the production of ethanol and therefore represent unfavorable market conditions. This is especially true when market conditions do not allow us to pass along increased corn costs to our customers. The price of corn has fluctuated significantly in the past and may fluctuate significantly in the future. Substantial increases in the price of corn in 1996 caused some ethanol plants to temporarily cease production or lose money. We cannot assure you that we will be able to offset any increase in the price of corn by increasing the price of our products. If we cannot offset increases in the price of corn, our financial performance may be materially and adversely affected.

The price of corn is influenced by general economic, market and government factors. These factors include weather conditions, farmer planting decisions, domestic and foreign government farm programs and policies, global demand and supply. The significance and relative impact of these factors on the price of corn is difficult to predict. Factors such as crop disease or severe weather, that tend to increase the price of corn could have an adverse impact on our business because we may be unable to pass on higher corn costs to our customers. Any events that tend to negatively impact the supply of corn will tend to increase prices and harm our business.

WE INTEND TO ESTABLISH AN OUTPUT CONTRACT WITH ONE DISTRIBUTOR THAT WILL PURCHASE ALL OF THE ETHANOL WE PRODUCE, WHICH MAY NOT BE AS FINANCIALLY REWARDING AS CREATING OUR OWN SALES ORGANIZATION.

We currently intend to sell all of the ethanol we produce to one distributor pursuant to an output contract. As a result, we will be dependent on one distributor to sell ethanol. We do not plan to build our own sales force or sales organization to support the sale of ethanol. If this distributor breaches our output contract, or is not in the financial position to purchase all of the ethanol we produce, we will not have any readily available means to sell our ethanol, and our financial performance will be adversely and materially affected. In addition, it could be more financially advantageous to sell ethanol ourselves through our own sales force, but we have decided not to pursue this route. This strategy could result in lower revenues and reduce the value for your units if our ethanol distributor does not perform as we plan. Our financial performance is dependent upon the financial health of the distributor we contract with. We are currently in discussions with a distributor, but have not entered into any agreements.

LOW ETHANOL PRICES AND LOW GASOLINE PRICES COULD REDUCE OUR PROFITABILITY.

Prices for ethanol products can vary significantly over time and decreases in price levels could adversely affect our profitability and viability. The price for ethanol has some relation to the price for gasoline. The price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol and adversely affect our operating results.

INCREASES IN THE PRODUCTION OF ETHANOL COULD RESULT IN LOWER PRICES FOR ETHANOL AND HAVE OTHER ADVERSE EFFECTS.

We expect that existing ethanol plants will expand to increase their production and that new fuel grade ethanol plants will be constructed as well. We cannot provide any assurance or guarantee that there will be any material or significant increases in the demand for ethanol, so the increased production of ethanol may lead to lower prices for ethanol. The increased production of ethanol could have other adverse effects as well. For example, the increased production will also lead to increased supplies of co-products from the production of ethanol, such as distillers grain/solubles. Those increased supplies could lead to lower prices for those co-products. Also, the increased production of ethanol could result in increased demand for corn which could in turn lead to higher prices for corn, resulting in higher costs of production and lower profits.

HEDGING TRANSACTIONS INVOLVE RISKS THAT COULD HARM OUR BUSINESS.

In an attempt to minimize the effects of the volatility of corn costs on operating profits, we will likely take hedging positions in corn futures markets. Hedging means protecting the price at which we buy corn and the price at which we will sell our products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of such hedging activities is dependent upon, among other things, the cost of corn and our ability to sell sufficient amounts of ethanol and distillers grains to utilize all of the corn subject to the futures contracts. Although we will attempt to link hedging activities to sales plans and pricing activities, such hedging activities can themselves result in costs because price movements in grain contracts are highly volatile and are influenced by many factors which are beyond our control. We may incur such costs and they may be significant.

OUR INDUSTRY IS SUBJECT TO CHANGING TECHNOLOGIES AND CONSUMER DEMANDS.

The market for clean fuels is characterized by rapidly changing technology, evolving industry standards, frequent new products and changing consumer demands. In this type of market, existing products and services can become obsolete and unmarketable or require unanticipated investments in research and development. In order to be successful, we will have to adapt to rapidly changing technologies and improve our products in response to changing customer and industry demands.

Technological advances in the processes and procedures for processing ethanol should be expected. It is possible that those advances could make the processes and procedures that will be utilized at our ethanol plant to become obsolete or cause the ethanol produced at the plant to be of lesser quality than plants which utilize any new advanced technology. We cannot assure you that we will be able to maintain a sufficient level of technology or that we can do it at a reasonable cost. It is also possible that technological advances in engine and exhaust system design and performance could reduce the use of oxygenates.

TO PRODUCE ETHANOL, WE WILL NEED A SIGNIFICANT SUPPLY OF WATER.

Water supply and water quality are important requirements to produce ethanol. We anticipate that our water requirements will be supplied through the drilling of our own wells on the plant site. A preliminary test well has been drilled on our plant site and we expect that the proposed wells will provide all of the water that we will need to operate the proposed ethanol plant and that such water will be of an adequate quality, but our estimates regarding water needs could be incorrect or the water quality may be inadequate. If we need more water, we could be forced to find other sources and this could require us to spend additional capital which could harm our business and its prospects.

ETHANOL PRODUCTION IS ENERGY INTENSIVE INTERRUPTIONS IN OUR SUPPLY OF ENERGY COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS.

Ethanol production also requires a constant and consistent supply of energy. If there is any interruption in our supply of energy for whatever reason, such as supply, delivery or mechanical problems, we may be required to halt production. If production is halted for any extended period of time, it will have a material adverse effect on our business. We plan to enter into agreements with local gas and electric utilities to provide our needed energy, but if we were to suffer interruptions in our energy supply, either during construction or after we begin operating the ethanol plant, our business would be harmed.

We have entered into discussions with multiple natural gas suppliers; however, at the present time we have no binding commitments with any natural gas supplier. If we are unable to obtain a natural gas supply or procure an alternative source of natural gas on terms that are satisfactory to us, the adverse impact on our plant and operations could be material. In addition, natural gas and electricity prices have historically fluctuated significantly. Increases in the price of natural gas or electricity would harm our business by increasing our energy costs.

We will also need to purchase significant amounts of electricity to operate the proposed ethanol plant. The prices which we will be required to pay for electrical powers will have a direct impact on our costs of producing ethanol and our financial results.

TRANSPORTATION COSTS ARE A SIGNIFICANT FACTOR IN THE PRICE OF ETHANOL.

Because ethanol is normally not shipped to its final destination by multi-fuel pipeline, ethanol must be blended with gasoline at a terminal while the final product is loaded into trucks or railroad cars. Ethanol can therefore only be transported long distances, such as from the Midwest to California, by rail or sea. These added transportation costs are a significant factor in the price of ethanol.

RISKS ASSOCIATED WITH GOVERNMENT REGULATION AND SUBSIDIZATION

FEDERAL REGULATIONS CONCERNING TAX INCENTIVES COULD EXPIRE OR CHANGE WHICH COULD REDUCE OUR REVENUES.

Congress currently provides certain federal tax incentives for oxygenated fuel producers and marketers, including those who purchase ethanol to blend with gasoline in order to meet federally mandated oxygenated fuel requirements. These tax incentives include, generally, a lower federal excise tax rate for gasoline blended with at least 10 percent, 7.7 percent, or 5.7 percent ethanol, and income tax credits for blenders of ethanol mixtures and small ethanol producers. Gasoline marketers pay a reduced tax on gasoline that they sell that contains ethanol. The current credit for gasoline blended with 10% ethanol is 5.4(cent) per gallon. The subsidy will gradually drop to 5.1(cent) per gallon by 2005. Currently, a gasoline marketer that sells gas without ethanol must pay a federal tax of 18.4(cent) per gallon compared to 13(cent) per gallon for gas with 10% ethanol. The tax on gasoline blended with 10% ethanol will gradually increase to 13.3(cent) per gallon by 2005. Smaller credits are available for gasoline blended with 7.7 percent and 5.7 percent ethanol.

The ethanol industry and our business depend on continuation of the federal ethanol credit. This credit has supported a market for ethanol that might disappear without the credit. The federal subsidies and tax incentives are scheduled to expire September 30, 2007. These subsidies and tax incentives to the ethanol industry may not continue beyond their scheduled expiration date or, if they continue, the incentives may not be at the same level. The revocation or amendment of any one or more of those laws, regulations or programs could adversely affect the future use of ethanol in a material way, and we cannot assure you that any of those laws, regulations or programs will be continued. The elimination or reduction of federal subsidy and tax incentives to the ethanol industry would have a material adverse impact on our business by making it more costly or difficult for us to produce and sell ethanol. If the federal ethanol tax incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol will result.

NEBRASKA TAX INCENTIVES CONCERNING ETHANOL EXPIRED IN DECEMBER 2000 AND THERE IS CURRENTLY PENDING LEGISLATION TO RENEW THESE TAX INCENTIVES.

In Nebraska, there was a state producer tax credit of 20(cent) per gallon for the first 20 million gallons per plant; however, this tax credit program expired in December 2000. There is currently a legislative bill, LB 536, pending with the Nebraska State Legislature to establish a renewed ethanol production incentive. Senators Dierks, Cudaback, Cunningham, Schrock and Vritiska introduced LB 536 and Senator Cunningham has made LB 536 his "priority bill" for the 2001 legislative session. On April 4, 2001, the Nebraska Revenue Committee advanced LB 536 to the Nebraska State Legislature's General File with amendments (AM1356). The Nebraska legislature complete its first round of debate on LB 536 and the bill advanced to Select File on April 30, 2001. There will be a second round of debate on LB 536 and a second vote prior to the final reading and final vote by the Nebraska legislature on the bill.

The bill establishes a production tax credit of 20(cent) per gallon of ethanol produced during an 84 consecutive month period by newly constructed ethanol facilities in production prior to June 30, 2004. The tax credit is only available to offset Nebraska motor fuels excise taxes. The tax credit is transferable and therefore, Husker Ag intends to transfer credits received to a Nebraska gasoline retailer who then will reimburse Husker Ag for the credit amounts less a handling fee. No producer can receive tax credits for more than 17,850,000 gallons of ethanol produced in one year and no producer shall receive tax credits for more than 125 million gallons of ethanol produced over the consecutive 84 month period. The minimum production level to qualify for credits is 100,000 gallons of ethanol annually. Previous programs established a 2 million gallon minimum annual production level to qualify for incentives. The lower production minimum enables the production incentive to be extended to small scale production facilities. LB 536 provides that no credits will be granted after June 30, 2011.

Although ethanol producers are currently lobbying the Nebraska legislature to enact LB 536 and continue the Nebraska producer incentive program, there can be no assurance that the Nebraska legislature will extend the program. Failure of the Nebraska legislature to enact LB 536 will have an adverse impact on our profitability.

THE ENFORCEMENT OF EXISTING ENVIRONMENTAL AND ENERGY POLICY REGULATIONS WILL IMPACT OUR BUSINESS.

Our success will depend in part on effective enforcement of existing environmental and energy policy regulations. Many of our potential consumers are unlikely to switch from the use of conventional fuels unless compliance with applicable regulatory requirements leads, directly or indirectly, to the use of ethanol. Both additional regulation and enforcement of such regulatory provisions are likely to be vigorously opposed by the entities affected by such requirements. If existing emissions-reducing standards are weakened, or if governments are not active and effective in enforcing such standards, our business and results of operations could be adversely affected. Even if the current trend toward more stringent emissions standards continues, we will depend on the ability of ethanol to satisfy such emissions standards more efficiently than other alternative technologies. Certain standards imposed by regulatory programs may limit or preclude the use of our products to comply with environmental or energy requirements.

OTHER LEGISLATIVE OR REGULATORY DEVELOPMENTS COULD ADVERSELY AFFECT THE ETHANOL BUSINESS.

The regulation of the environment is a constantly changing area of the law. It is possible that more stringent federal or state environmental rules or regulations could be adopted which could increase our operating costs and expenses. It is also possible that federal or state environmental rules or regulations could be adopted which have an adverse effect on the use of ethanol. For example, changes in the environmental regulations regarding the required oxygen content of automobile emissions could have an adverse effect on the ethanol industry. On April 12, 1999, California requested a waiver from the Environmental Protection Agency of the oxygenated fuel requirement of the 1990 Clean Air Act Amendments. To date, California has not been granted the waiver it requested. If any state were to receive such a waiver, it would likely harm the ethanol industry's efforts to expand into markets in that state to a significant degree.

WE ARE SUBJECT TO EXTENSIVE ENVIRONMENTAL REGULATION AND OPERATIONAL SAFETY REGULATIONS THAT COULD RESULT IN HIGHER THAN EXPECTED COMPLIANCE COSTS AND LIABILITIES.

Ethanol production involves the emission of various airborne pollutants, including particulate matters, carbon monoxide, oxides of nitrogen, volatile organic compounds and sulfur dioxide. To construct the plant and operate our business, we will need an Air Quality Construction Permit and an Air Quality Operating Permit from the State of Nebraska Department of Environmental Quality. We applied for a Construction Permit on March 26, 2001. An Air Quality Construction Permit is valid for 18 months. If we cannot complete construction within 18 months our Air Quality Construction Permit will lapse unless we can demonstrate that the construction of our plant requires additional time, we will need to apply for an extension. Our debt financing and our ability to commence construction and operation of the ethanol plant are dependent on our receipt of this permit. Once the proposed ethanol plant is completed, we must conduct emission testing and apply for an Operating Permit that will allow us to operate our business. We anticipate submitting an application for this permit before we begin operation. We need to obtain this permit to operate the ethanol plan after the Air Pollution Construction Permit expires. We have twelve months once the plant becomes operational to obtain an Air Quality Operating Permit. If granted, we expect the permit will be valid for five years.

We also plan to apply for a Nebraska Pollutant Discharge Elimination General Permit to allow us to discharge approximately 50,400 gallons per day of water into a nearby creek and for general discharges. This permit requires a 30-day public comment period. We may also need to apply with the Nebraska Department of Environmental Quality for a Storm Water Runoff Permit or a similar permit. We have not applied for these permits, but anticipate doing so at least 180 days before we begin operations. If these permits are not granted, we will have to construct an alternative discharge and treatment system (e.g. storm pond) on site for which we will need to obtain different permits. If granted, we expect the permit will be valid for five years.

We will also need to obtain a certain well permits from the Nebraska Department of Environmental Quality to construct and operate our on-site wells. Without these permits, we cannot drill our wells and could be forced to use water from Plainview, if a sufficient supply is available, or terminate our business. Using water from Plainview may significantly increase our operating costs, harm our financial performance and reduce the value of your units.

Even if we receive all required permits from the State of Nebraska, we may be subject to regulations on emissions from the United States Environmental Protection Agency ("EPA"). Further, EPA and Nebraska's environmental regulations are subject to change and often such changes are not favorable to industry. Consequently, even if we have the proper permits now, we may be required to invest or spend considerable resources to comply with future environmental regulations.

Our failure to comply or the need to respond to threatened actions involving environmental laws and regulations may adversely affect our business, operating results or financial condition. Once our ethanol plant becomes operational and as our business grows, we will have to develop and follow procedures for the proper handling, storage, and transportation of finished products and materials used in the production process and for the disposal of waste products. In addition, state or local requirements may also restrict our production and distribution operations. We could incur significant costs to comply with applicable laws and regulations as production and distribution activity increases. Protection of the environment will require us to incur expenditures for equipment or processes.

We also could be subject to environmental nuisance or related claims by employees, property owners or residents near the proposed ethanol plant arising from air or water discharges. Ethanol production has been known to produce an odor to which surrounding residents could object. If odors become a problem, we may be subject to fines and could be forced to take costly curative measures. Environmental litigation or increased environmental compliance costs could increase our operating costs.

We also will be subject to federal and state laws regarding operational safety. Risks of substantial compliance costs and liabilities are inherent in a large-scale construction project and in ethanol production after the facility is constructed. Costs and liabilities related to worker safety may be incurred. Possible future developments-including stricter safety laws for workers or others, regulations and enforcement policies and claims for personal or property damages resulting from our construction or operation could result in substantial costs and liabilities that could reduce the amount of cash that we would otherwise have to distribute or use to further enhance our business.

RISKS RELATED TO TAX ISSUES IN A LIMITED LIABILITY COMPANY

YOU MAY BE REQUIRED TO PAY TAXES ON YOUR SHARE OF OUR INCOME EVEN IF WE MAKE NO DISTRIBUTION TO YOU.

We expect to be treated as a partnership for federal income tax purposes unless there is a change of law or trading in the membership units is sufficient to classify the company as a "publicly traded partnership." This means that the company will pay no income tax and all profits and losses will "pass-through" to our members who will pay tax on their share of the company's profits. It is likely that you may receive allocations of taxable income that exceed any cash distributions we make. This may occur because of various factors, including but not limited to, accounting methodology, lending covenants that restrict our ability to pay cash distributions, or our decision to retain or use the cash generated by the business to fund our operating activities and obligations. Accordingly, you may be required to pay income tax on your allocated share of our taxable income with personal funds, even if you receive no cash distributions from us.

WE HAVE NOT REQUESTED AN IRS RULING WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OR TO US.

We have not requested a ruling from the IRS with respect to any matter affecting us, including our tax treatment because tax classification is essentially elective under current IRS regulations. Accordingly, the IRS may adopt positions that differ from the positions taken by us. It may be necessary to resort to administrative or court proceedings to sustain some or all of the positions taken by us. Some or all of our conclusions or positions ultimately may not be sustained. Any contest with the IRS will result in additional legal and accounting fees and may materially and adversely impact the value of your membership units.

YOU MAY BE UNABLE TO FULLY DEDUCT LOSSES OR INTEREST EXPENSE.

It is likely that a member's interest in the company will be treated as a "passive activity" for most members. In the case of members who are individuals or closely held corporations, this means that a member's share of any loss incurred by the company will be deductible only against their income or gains from other passive activities, e.g., "S" corporations and partnerships that conduct a business in which they are not a material participant. Passive activity losses disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. Upon disposition of a taxpayer's entire interest in a passive activity to an unrelated person in a taxable transaction, suspended losses with respect to that activity may then be deducted.

IF WE LOSE OUR "PARTNERSHIP" STATUS, WE WOULD BE TAXED AS A CORPORATION WHICH WOULD RESULT IN "DOUBLE TAXATION" AND WILL REDUCE THE FUNDS AVAILABLE FOR DISTRIBUTION TO OUR MEMBERS.

If the company is treated as a corporation for federal income tax purposes, the company would pay tax on its income at corporate rates (currently a maximum 35% rate if taxable income exceeds $10,000,000), distributions to members would be taxed again to the member (similar to a corporate dividends), and no income, gains losses or deductions would flow through to the members. Because a tax would be imposed upon the company as an entity, the cash available for distribution to members would be reduced by the amount of the tax paid. Reduced distributions could cause a reduction in the value of your membership units.

BECAUSE WE ARE TREATED AS A PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES, THE IRS MAY AUDIT OUR TAX RETURNS WHICH COULD RESULT IN AN AUDIT OF YOUR TAX RETURNS OR IN TAX OBLIGATIONS TO YOU.

The IRS may audit our tax returns and may disagree with the tax positions that we take on our returns. If challenged by the IRS, the courts may not support the position we take on our tax returns. An audit of our tax returns could lead to separate audits of your tax returns, especially if adjustments are required, which could result in adjustments on your tax return. This could result in tax liabilities, penalties and interest to you.

YOU MAY BE SUBJECT TO STATE, LOCAL, SELF-EMPLOYMENT AND OTHER TAXES SIMPLY AS A RESULT OF AN INVESTMENT IN US.

In addition to federal income taxes, you may be subject to other taxes including state and local taxes, unincorporated business taxes, self-employment taxes and estate, inheritance or intangible taxes that are imposed by various jurisdictions in which you reside or in which we do business or own property. You may be required to file state and local income tax returns and pay state and local income taxes in some or all of the jurisdictions in which we do business, and may be subject to penalties for failure to comply with those requirements. We expect to initially own assets solely in Nebraska. It is your responsibility to file all required United States federal, state and local tax returns. Counsel has not rendered an opinion on the state or local tax consequences of an investment in us.

WE ARE NOT MAKING ANY TAX REPRESENTATIONS TO YOU.

We cannot make any representations or warranties of any kind that any federal income tax advantages of an investment in the company will be available to you. We do not intend to request any ruling from the IRS with respect to any of the projected tax consequences set forth in this prospectus. You are strongly urged to consult your own tax advisor prior to your investment in the company.

THE FOREGOING DISCUSSION OF RISK FACTORS IS NOT INTENDED TO BE AN EXHAUSTIVE DISCUSSION OF ALL THE RISKS THAT MAY BE ASSOCIATED WITH AN INVESTMENT IN THE COMPANY. MOREOVER, BECAUSE THERE ARE MANY INHERENT RISKS THAT MAY NOT BE ANTICIPATED BY THE COMPANY, PROSPECTIVE INVESTORS SHOULD BE AWARE THAT ADDITIONAL RISKS INHERENT IN AN INVESTMENT IN THE COMPANY MAY BE EXPERIENCED THAT ARE NOT PRESENTLY FORESEEN BY THE COMPANY.

                           FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus including the above Risk Factors section, contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," "project," and "continue" or similar words. You should read statements that contain these words carefully because they:

      o     Discuss our future expectations
      o Contain projections of our future results of operations or of our financial condition
      o     State other "forward-looking" information

We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors listed above, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our membership units you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

                                 USE OF PROCEEDS

The gross proceeds from this offering will be $10,000,000 if the minimum number of membership units offered is sold, and $12,000,000 if the maximum is sold before deducting expenses. We estimate the offering expenses to be approximately $350,000, and the net proceeds of the offering to be $9,650,000 if the minimum is sold, and $11,650,000 if the maximum is sold.

We intend to use the net proceeds of the offering to build an ethanol plant and to start operating the ethanol plant as a going concern. We must supplement the proceeds of this offering with debt financing to meet our stated goals. We estimate total capital expenditures for the construction of the plant will be $27,750,000. The following table describes our proposed use of proceeds based on a maximum offering amount of $12,000,000, and a minimum offering amount of $10,000,000. The following figures are intended to be estimates only, and the actual use of funds may vary significantly from the descriptions given below.

--------------------------------------------------------------------------------
                                                  Maximum              Minimum
   OFFERING PROCEEDS:                            Offering             Offering
--------------------------------------------------------------------------------
   Offering Proceeds                           $12,000,000          $ 10,000,000
--------------------------------------------------------------------------------
   Less Estimated Offering Expenses            $   350,000          $    350,000
--------------------------------------------------------------------------------
   Net Proceeds from Offering                  $11,650,000          $  9,650,000
================================================================================
      ESTIMATED USE OF PROCEEDS:
--------------------------------------------------------------------------------
   Financing & Organizational Costs            $   550,000          $    550,000
--------------------------------------------------------------------------------
   Insurance Costs                             $   200,000          $    200,000
--------------------------------------------------------------------------------
   Plant and Site Preparation                  $   550,000          $    550,000
--------------------------------------------------------------------------------
   General and Administrative Expenses         $   100,000          $    100,000
--------------------------------------------------------------------------------
   Construction Costs                          $10,250,000          $  8,250,000
================================================================================
    TOTAL ESTIMATED USE OF PROCEEDS:           $11,650,000          $  9,650,000
--------------------------------------------------------------------------------

Because we must secure a significant amount of debt, we will first pay financing costs of approximately $400,000. This is an estimate and our actual debt financing expenses could be substantially higher. We will also need to pay for additional organizational costs which we believe will equal approximately $150,000. The Board of Directors is currently researching various insurance structures for directors and officers' insurance, general liability insurance and property insurance. We are reserving approximately $200,000 to cover costs associated with securing appropriate insurance coverage. This reserve amount is based on an estimate only and our actual insurance costs may exceed the reserve amount. We are also reserving $100,000 to pay general and administrative costs for managerial fees, out-of-pocket reimbursements and general office expenses. Our actual general and administrative expenses may exceed this amount. The remainder of the funds will be used to pay construction costs, such as digging, laying foundations, purchasing and installing equipment, and constructing buildings.

We must obtain debt financing in order to complete construction on the ethanol plant. The amount and nature of the debt financing that we are seeking is subject to the interest rates and the credit environment as well as other economic factors over which we have no control. We have no binding contracts or commitments with any bank, lender or financial institution for our debt financing, but we will not close on this offering until we execute binding financing arrangements.

We have not obtained the services of any underwriter, placement agent or broker-dealer for this offering, although we reserve the right to pay a finder's fee or placement agent fee to a registered broker-dealer in connection with the sale of membership units in accordance with applicable laws , and any such payment would increase our offering costs materially. We currently do not intend to pay any such fees unless it is necessary to do so in order to raise at least the aggregate minimum of $10,000,000.

After completion of this offering and the receipt of the required debt financing, if we require additional cash, we may seek additional financing by borrowing, and/or through the sale of additional membership units. We cannot guarantee that we will be successful in obtaining additional financing if needed.

                                 CAPITALIZATION

MEMBERSHIP UNIT SPLIT

On March 19, 2001, the Board authorized a two for one membership unit split for all members of record as of March 19, 2001 which increased the issued and outstanding membership units from 458 units to 916 units. The number of membership units and prices paid for the membership units issued throughout the remainder of this document have been retroactively restated to give effect to the membership unit split.

CAPITALIZATION TABLE

The following table describes the capitalization of the company as of December 31, 2000 on an actual, pro forma and pro forma as adjusted basis.

                                                                                Pro forma as adjusted (2)
                                                                              ----------------------------
                                                 Actual       Pro forma (1)     Minimum          Maximum
                                              ------------    ------------    ------------    ------------
Members' equity (deficit)                               --              --              --              --
  Membership units issued and
  outstanding (18 units, actual; 916 units,
  pro forma; minimum 10,916 units and
  maximum 12,916 units, pro forma as
  adjusted)                                   $      2,250    $    414,976    $ 10,064,976    $ 12,064,976
Accumulated deficit                                (19,795)        (37,795)        (37,795)        (37,795)
                                              ------------    ------------    ------------    ------------
Total members' equity (deficit) and
  capitalization                              $    (17,545)   $    377,181    $ 10,027,181    $ 12,027,181
                                              ============    ============    ============    ============

-----------------------
(1) Pro forma reflects the net proceeds from issuance of 898 membership units under the private offering completed January 15, 2001.
(2) Pro forma as adjusted reflects the issuance of 10,000 (minimum) and 12,000 (maximum) membership units at $1,000 per share, net of expenses of $350,000.

PRINCIPAL MEMBERS

The following table presents the names and other information about beneficial or record owners of more than five percent (5%) of our membership units as of the date of this prospectus.

-------------------------------------------------------------------------------------------------------------------

                                      FIVE PERCENT (5%) BENEFICIAL OWNERSHIP

===================================================================================================================
                                    Name and Address             Amount and Nature             Percent Of
      Title of Class                       Of                      of Beneficial           Class Prior to the
                                    Beneficial Owner                 Ownership                  Offering
                                    ----------------                 ---------                  --------
-------------------------------------------------------------------------------------------------------------------
        Membership                    Jack G. Frahm
          Units                       RR 3, Box 53                  50 Units(1)                   5.459%
                                   Plainview, NE 68769
-------------------------------------------------------------------------------------------------------------------
        Membership                Reginald C. Green and
          Units                      Susan K. Green                 100 Units(2)                 10.917%
                                      RR 2, Box 95A
                                   Creighton, NE 68729
-------------------------------------------------------------------------------------------------------------------
        Membership                 Claus C. Knuth and
          Units                        Maylo Knuth                  60 Units(3)                   6.550%
                                      RR 1, Box 38B
                                     Royal, NE 68773
-------------------------------------------------------------------------------------------------------------------

(1)   Includes 30 membership units held by Frahm Farms, Inc.
(2) Reginald C. Green and Susan K. Green hold the membership units as tenants in common.
(3) Claus C. Knuth and Maylo Knuth hold the membership units as tenants in common.

OWNERSHIP BY MANAGEMENT

The following table describes the ownership of membership units by the company's directors and officers and by all directors and officers of the company as a group as of the date of this prospectus.

--------------------------------------------------------------------------------------------------------------------

                                 UNITS BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS
====================================================================================================================
Directors and Officers of the                  Number        Percentage of Total         Percentage of Total
Company                                       of Units        Prior to Offering         After the Offering(1)

                                                                                      Maximum          Minimum
                                                                                      -------          -------
--------------------------------------------------------------------------------------------------------------------
Gary Kuester, Director and Chairman of            2                0.218%              0.015%           0.018%
the Board

--------------------------------------------------------------------------------------------------------------------
J. Alex Thramer , Director and Vice              30                3.275%              0.232%           0.275%
    Chairman
--------------------------------------------------------------------------------------------------------------------
Jack G. Frahm, Director and                      50(2)             5.459%              0.387%           0.458%
  Secretary

--------------------------------------------------------------------------------------------------------------------
Fredrick J. Knievel, Director and                20                2.183%              0.155%           0.183%
Treasurer
--------------------------------------------------------------------------------------------------------------------
Cory A. Furstenau, Director                      14                1.528%              0.108%           0.128%
--------------------------------------------------------------------------------------------------------------------
Ryan W. Koinzan, Director                        10                1.092%              0.077%           0.091%
--------------------------------------------------------------------------------------------------------------------
Scott J. Carpenter, Director                     20                2.183%              0.155%           0.183%
--------------------------------------------------------------------------------------------------------------------
Mike Kinney, Director                            20                2.183%              0.155%           0.183%
--------------------------------------------------------------------------------------------------------------------
O. Kelly Hodson, Director                        30                3.275%              0.232%           0.275%
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
All Directors and Officers as a Group           196               21.397%              1.516%           1.794%
--------------------------------------------------------------------------------------------------------------------

(1) The percentages reflected assume that the director does not purchase any additional membership units in this offering.
(2)   Includes 30 membership units held by Frahm Farms, Inc.

PURCHASE BY FAGEN, INC.

Pursuant to the terms of our letter of intent with Fagen, Inc. and ICM, Inc., Fagen has agreed to a $1,000,000 standby investment commitment. In the event the company raises $9 million after the commencement of this offering, at the request of Owner's Board of Directors, Fagen will purchase $1,000,000 of membership units, or such lesser amount requested by the Board of Directors, upon the terms set forth in this prospectus.

                                    DILUTION

As of the date of this prospectus, we have 916 membership units issued and outstanding. The 916 membership units have a pro forma net tangible book value of $377,181 or $411.77 per membership unit, based on the December 31, 2000 balance sheet, as adjusted to reflect the net proceeds from the company's private offering completed on January 15, 2001. The "pro forma tangible book value per unit" is determined by dividing the pro forma tangible book value of the company less total liabilities by the number of membership units outstanding.

The following table illustrates the dilution in the value of your equity in a membership unit based on a total of 10,916 membership units (if the aggregate minimum units were sold) and of 12,916 membership units (if the aggregate maximum membership units were sold) units outstanding. The following table assumes that the net proceeds from this offering were $9,650,000 and $11,650,000 respectively.

This table does not take into account any other changes in the net tangible book value of our membership units occurring after December 31, 2000 or other expenses not related to this offering.

---------------------------------------------------------------------------------------------------
                                                                    Minimum            Maximum
                                                                   Offering           Offering
===================================================================================================
Offering Price per Unit                                             $1,000             $1,000
===================================================================================================
Pro forma net tangible book value of company at December          $377,181           $377,181
31, 2000.
---------------------------------------------------------------------------------------------------
Pro forma net tangible book value per unit at                     $411.77            $411.77
December 31, 2000.
---------------------------------------------------------------------------------------------------
Increase in pro forma net tangible book value per unit             $506.81            $519.41
attributable to the sale of 10,000 (minimum) and 12,000
(maximum) units
---------------------------------------------------------------------------------------------------
Pro forma net tangible book value per unit at December 31,
2000 as adjusted for the sale of 10,000 (minimum) and              $918.58            $931.18
12,000 (maximum) units
---------------------------------------------------------------------------------------------------
Immediate dilution per unit to new investors
                                                                    $81.42             $68.82
---------------------------------------------------------------------------------------------------

                               DISTRIBUTION POLICY

Distributions are payable at the discretion of our Board of Directors, subject to the provisions of the Nebraska Limited Liability Company Act and our Operating Agreement. The Board has no obligation to distribute profits, if any, to members. We have not declared or paid any distributions on our membership units.

We do not expect to generate revenues until the proposed ethanol plant is operational, which we expect will occur approximately 14 to 16 months after this offering closes and we have secured all necessary permits. After operation of the proposed ethanol plant begins, we anticipate, subject to any loan covenants or restrictions with our senior and subordinated lenders, distributing a portion of our available cash to our members in proportion to the membership units held and in accordance with our Operating Agreement. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. If our financial performance and loan covenants permit, our directors will try to make cash distributions at times and in amounts that will permit unit holders to make income tax payments, but we might not ever be able to make any cash distributions. Any such distributions are totally discretionary with the Board and may not, for various reasons, occur. As a result, you could owe more in taxes due to your share of company profits, than cash distributions received by you from the company in any taxable year. The Board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion.

                             SELECTED FINANCIAL DATA

The following table summarizes important financial information from our financial statements. You should read this table in conjunction with our financial statements and their notes, and our plan of operation and other financial information included elsewhere in this prospectus.

                                                 February 24, 2000 (Inception)
                                                            to
                                                       December 31, 2000
                                                 -----------------------------
   STATEMENT OF OPERATIONS DATA:
   Revenues                                                  $     --
   Operating loss                                            $(61,990)
   Net loss                                                  $(19,795)

                                                                          December 31, 2000
                                                     ---------------------------------------------------------
                                                                                    Pro forma as adjusted(2)
                                                                                    ------------------------
                                                     Actual     Pro forma(1)       Minimum             Maximum
                                                     ------     ---------          -------             -------
    BALANCE SHEET DATA:
     Cash and cash equivalents                     $   3,257      $425,624       $10,075,624       $12,075,624
     Working capital (deficit)                       (50,713)      371,654        10,021,654        12,021,654
     Total assets                                     36,425       431,151        10,081,151        12,081,151
     Total members' equity (deficit)               $ (17,545)     $377,181       $10,027,181       $12,027,181

-----------------------
(1) Pro forma reflects the net proceeds of the private offering completed January 15, 2001.
(2) Pro forma as adjusted reflects the issuance of 10,000 (minimum) and 12,000 (maximum) membership units at $1,000 per share, net of expenses of $350,000.

                         MANAGEMENT'S PLAN OF OPERATIONS

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH FORWARD-LOOKING STATEMENTS. THE FOLLOWING DISCUSSION OF THE FINANCIAL CONDITION AND RESULTS OF OUR OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS.

We are a start-up limited liability company, which was formed for the purpose of building a plant to produce ethanol and animal feed products on a site we own located 3 1/2 miles east of Plainview, Nebraska. Our 47-acre site lies between US Highway 20 on the north, and the Northeastern Railway on the south, and is expected to have good access to both truck and rail transportation. We purchased the site for $50,525, which is equal to approximately $1,075 per acre.

Our plant is expected to consume approximately 7 1/2 million bushels of locally grown corn annually, and produce approximately 20 million gallons of fuel-grade ethanol and 160,000 tons of wet distillers grains for cattle feed annually. We currently estimate that it will take 14 to 16 months from the date that we close the offering, which includes obtaining our debt financing, and obtaining all necessary permits, to complete the construction of the plant.

We anticipate that we will have an agreement with an experienced ethanol marketer to sell our ethanol production. We also anticipate that we will sell all of our animal feed products to the local cattle market using our own in-house staff. We will be hiring staff to handle the direct operation of the plant, and currently expect to employ approximately 30 people.

PLAN FOR NEXT 12 MONTHS OF OPERATION

We expect to use the next 12 months for the design-development and construction of the ethanol plant. We also plan to obtain debt financing and negotiate and execute finalized contracts concerning the construction of the plant, provision of necessary electricity, natural gas and other power sources, and marketing agreements for ethanol and distiller grain sales. Assuming the successful completion of this offering and our obtaining necessary debt financing, we expect to have sufficient cash on hand to cover construction and related costs necessary to make the plant operational. We estimate that we will need approximately $27.75 million to construct the plant, and a total of approximately $33 million to cover all capital expenditures necessary to complete the project and make the plant operational and produce revenue.

If we close on the offering and obtain the necessary debt financing, we expect to have sufficient cash to cover our costs over the next 12 months, and through the completion of the plant construction, including staffing, general and administrative expenses and legal, accounting and related expenses. The following is our estimate of costs and expenditures for the 12 months following the completion of this offering. These estimates are based on the experience of Fagen, Inc. in the construction of other ethanol plants. It is only an estimate and our actual expenses could be much higher because of a number of factors, as described in the "Risk Factors" section.

Financing and organization costs                                     $   400,000
Offering costs                                                           350,000
Insurance                                                                200,000
General and administrative costs                                          85,000
Land and site preparation                                                550,000
Construction in progress payments                                     24,050,000
                                                                     -----------

TOTAL                                                                $25,635,000
                                                                     ===========

We anticipate spending approximately $25, 635,000 on our business over the next 12 months, the largest portion of which will be for the construction of our ethanol plant. The financing and organization costs represent the fees and costs which we may incur in connection with obtaining our debt financing from our lenders. These financing costs include lending and legal fees. We have not obtained the services of a professional advisor in connection with obtaining debt financing, and our financing costs may be significantly higher if we cannot obtain such debt financing on our own, and are required to hire a professional advisor for such purposes. We estimate that we will spend approximately $200,000 on directors and officers' insurance, general commercial liability and property insurance for our business. We also expect to spend an estimated $85,000 on general and administrative expenses during the next 12 months, including managerial fees, general office expenses, and disbursement reimbursements. We estimate the costs of land and site preparation to be approximately $550,000, which will include leveling and grading the site, constructing a road from the plant to Highway 20, and drilling wells to meet our water supply needs.

We expect to spend the majority of our funds over the next 12 months, approximately $24 million, on plant construction. These costs will include preparing and pouring foundations, material and labor to construct the plant, including the grain and ethanol storage and handling facilities, offices and a cooling tower. We will also be purchasing and installing ethanol production equipment, such as pumps, grinders, processing equipment, storage tanks and conveyors. Such construction, equipment purchases and installation will be handled by Fagen, Inc., which will be paid by us by making monthly progress payments based on the worked completed and invoiced to us by Fagen, Inc..

We estimate our offering costs as follows:

      Securities and Exchange Commission registration fee         $  3,000
      Legal fees and expenses                                      100,000
      Accounting fees                                              100,000
      Blue Sky filing fees                                          30,000
      Printing expenses                                             55,000
      Escrow agent fees                                              7,000
      Costs relating to sales meetings                              15,000
      Miscellaneous expenses                                        40,000
                                                                  --------

      TOTAL                                                       $350,000
                                                                  ========

We have not obtained the services of any underwriter, placement agent or broker-dealer for this offering, although we reserve the right to pay a finder's fee or placement agent fee to a registered broker-dealer in connection with the sale of membership units in accordance with applicable laws , and any such payment would increase our offering costs materially. We currently do not intend to pay any such fees unless it is necessary to do so in order to raise at least the aggregate minimum of $10,000,000.

We intend to fund our costs and expenditures for the next 12 months through proceeds raised in this offering and our debt financing. We currently have one person who serves as a part-time bookkeeper and interim office manager, and are searching for a project manager to assist with organizational matters related to our business. We do not plan to begin hiring additional employees related to the ethanol plant operations until approximately six months before completion of the plant construction and commencement of production operations.

OPERATING EXPENSES

We will have certain operating expenses, such as office supplies, utilities and salaries and related employment costs, when we hire a manager and other staff. Along with these operating expenses, as noted above, we will have significant offering and financing and organizational expenses. We have allocated funds in our capital budget for such expenses, although such expenses may be greater than those we have budgeted. If such costs are greater than we have budgeted, or if construction costs run higher than budgeted, we may need to obtain additional funding to cover such costs.

BOOKS AND RECORDS

We currently do not have a full-time office staff or general manager. We are currently seeking a project manager to assist us in organizational business matters, but cannot be assured of hiring such person in the near future. We are currently dependent on our Board of Directors, and a part-time bookkeeper, for the maintenance of our books and records. We intend to hire and train full-time staff personnel prior to commencement of operations, and the salaries of such persons are included in our budget. Such personnel are and will be responsible for compliance with the rules and regulations promulgated under the Securities and Exchange Act of 1934 concerning the maintenance of accurate books and records, and the timely and accurate submission of annual and periodic reports with the Securities and Exchange Commission.

LIQUIDITY AND CAPITAL RESOURCES

We are proposing to raise $10 million minimum and $12 million maximum in this offering. The offering proceeds will be placed in an interest-bearing escrow account with Midwest Bank, N.A. d/b/a Plainview National Bank. We will not close on the escrow and accept subscribers' funds until we have executed definitive agreements for our debt financing. We are seeking approximately $23 million in debt financing from one or more lenders in order to complete construction of the ethanol plant.

We do not currently have financing commitments for any debt financing. We have had preliminary discussions with several local banks that have expressed interest in participating in our debt financing, but we do not have any commitments and have not entered into any letters of intent or binding agreements with any lending institutions. Our ability to complete the construction of the plant is totally dependent upon our ability to successfully complete this offering and obtain debt financing. If we cannot obtain debt financing by December 1, 2001, we will return the proceeds raised in this offering with interest.

We currently expect to enter into a construction loan for up to $23 million, which will be secured by all our assets, including real property, plant and equipment, receivables and inventory. We currently expect that the construction loan will be converted into a term debt, to be paid in full over an agreed upon term period upon completion of construction and operation of the ethanol plant. Our ability to obtain both the construction loan and term loan will be dependent upon our ability to construct the plant on a timely basis. The cost of such financing will be depend upon the interest rate which we are able to obtain, which will depend upon factors, such as the debt financing market as a whole, which we cannot control. In addition to the term loan, we may need a revolving line of credit during the first year of operations to provide cash flow necessary to finance our inventories and receivables. Our need for such financing may be lessened if the maximum amount of $12 million is raised in this offering. Our current plans call for our maintaining a cash reserve of $2 million after we commence operations, which we have estimated to be approximately one-month's operating expenses. We do not currently have any commitments for any of our debt financing requirements, including any line of credit financing which we may require.

In January 2001, the Nebraska Department of Agriculture awarded us a $75,000 grant under the Agricultural Opportunities and Value-Added Partnerships Act to assist us with the construction of our ethanol plant. We entered into an agreement with the Nebraska Department of Agriculture in connection with the award which governs our obligations relating to the grant award. This agreement requires us to use the grant funds exclusively for the activities listed in our application which includes payment of legal fees, accounting fees, consulting fees and permitting costs associated with the construction of the ethanol plant.

The following table shows the sources of our liquidity in connection with the construction of our ethanol plant and commencement of its operations. We do not currently have any commitments or agreements with any third party to provide us with these funds. The following shows both the minimum offering amount of $10 million and the maximum offering amount of $12 million. Based on the current interest rate market, the following assumes an interest rate of 8.5% on term debt. Interest rates have historically fluctuated and our interest rate could be significantly higher.

The following table represents only ranges of estimates, and our actual sources and uses of funds could vary materially from the following estimates.

SOURCES OF FUNDS

                                          Minimum Offering     Maximum Offering
                                          ----------------     ----------------
Equity offering net proceeds                 $ 9,650,000         $11,650,000
Private offering net proceeds                    394,726             394,726
State of Nebraska grant                           75,000              75,000
Debt financing                                23,000,000          23,000,000
                                             -----------         -----------

TOTAL SOURCES OF FUNDS                       $33,119,726         $35,119,726
                                             ===========         ===========

USES OF FUNDS

                                                         Minimum Offering   Maximum Offering
                                                         ----------------   ----------------
Grain receiving, storage and milling                        $ 1,655,500      $ 1,655,500
Conversion and liquefaction                                   1,204,000        1,204,000
Fermentation                                                  3,612,000        3,612,000
Distillation and molecular sieve                              2,709,000        2,709,000
Liquid/Solid separation                                       1,354,500        1,354,500
Evaporation                                                   2,408,000        2,408,000
Product storage                                               2,107,000        2,107,000
Utilities                                                     1,200,000        1,200,000
General plant                                                 9,000,000        9,000,000
Engineering                                                   2,500,000        2,500,000
Land and site development                                       550,000          550,000
Capitalized interest                                            493,286          493,286
Start-up expenses - through first month of production'        2,982,738        2,982,738
Financing and organization costs                                850,000          850,000
Cash reserve                                                    493,702        2,493,702
                                                            -----------      -----------

TOTAL USES OF FUNDS                                         $33,119,726      $35,119,726
                                                            ===========      ===========

                             BUSINESS OF THE COMPANY

Husker Ag Processing, LLC, a Nebraska limited liability company, was organized on August 29, 2000 to construct and operate an ethanol plant. Our principal business office is currently located at 510 W. Locust Street, P.O. Box 10, Plainview, Nebraska 68769. We are managed by a nine-member Board of Directors.

We have purchased approximately forty-seven (47) acres of real property located 3 1/2 miles east of Plainview, Nebraska between the railroad and US Highway 20 located in Pierce County, Nebraska. Plainview Development Corporation, which is a local non-profit, community development corporation, located the property and obtained an Option to Purchase the property dated July 3, 2000 from the owner of the property. On November 27, 2000, Plainview Development Corporation assigned the property option to us. The option gave us the right to buy the property for a purchase price of $50,525 which equals approximately $1,075 per acre. We exercised the option and purchased the property on March 9, 2001. We did not obtain an independent appraisal of the property although the Board of Directors believes the price represents fair market value for the property. We are planning to build an ethanol plant that will have an annual capacity to process approximately 7.5 to 8 million bushels of corn into approximately 20 million gallons of ethanol per year (mgy). The ethanol plant is also expected to produce approximately 160,000 tons annually of animal feed known as distiller grains, which may be sold as distillers dried grains with solubles, distillers modified wet grains and distillers wet grains. These are the principal co-products of the ethanol production process.

BACKGROUND - - WHAT IS ETHANOL?

Ethanol is a chemical produced by the fermentation of sugars found in grains and other biomass. Ethanol can be produced from a number of different types of grains, such as wheat and sorghum, as well as from agricultural waste products such as sugar, rice hulls, cheese whey, potato waste, brewery and beverage wastes and forestry and paper wastes. However, approximately 90% of ethanol in the United States today is produced from corn because corn produces large quantities of carbohydrates, which convert into glucose more easily than other kinds of biomass. Current annual domestic ethanol production is approximately 2 billion gallons.

Ethanol contains 35% oxygen by weight. When combined with gasoline, ethanol acts as an oxygenate, which means that it increases the percentage of oxygen in gasoline. As a result, the gasoline burns more cleanly, and releases less carbon monoxide and other exhaust emissions into the atmosphere. Oxygenated gasoline is commonly referred to as reformulated gasoline or "RFG." Although not all scientists agree about the existence or extent of environmental benefits associated with the use of ethanol, the use of ethanol is commonly viewed as a way to improve the quality of automobile emissions.

FEDERAL AND STATE REGULATION

Most ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. We believe that the implementation of the Federal Clean Air act has made ethanol fuels an important domestic renewable fuel additive, allowing the country to meet its environmental goals and reduce imports of petroleum based fuels. Ethanol used as a fuel oxygenate provides one of the easier, less expensive means to control carbon monoxide in problem areas.

Recently, the demand for ethanol has increased somewhat, particularly in the upper Midwest, as a result of at least one of two major programs established by the Clean Air Act Amendments of 1990 ("Clean Air Amendments"). The first program, the Federal Oxygen Program, is a recurring wintertime program, designed to reduce carbon monoxide levels during the winter months. The Clean Air Amendments currently requires the use of oxygenated fuels, at a minimum rate of 2.7% oxygen by weight, during the winter months in approximately 44 metropolitan areas that were not in compliance with carbon monoxide standards.

The demand for ethanol may also be increasing as a result of a second Clean Air Amendments program, the reformulated gasoline ("RFG") program. This program, which began on January 1, 1995, is intended to reduce ground level ozone or smog. The program initially required the use of RFG (containing oxygenates) in nine metropolitan areas with severe ozone pollution. Other less severe non-attainment areas are to be phased into the program over time. Although not required, all or a portion of 14 states and the District of Columbia voluntarily opted into the program at its inception.

The program has now been in place for approximately five years; however, we cannot determine the future impact of the RFG program on the demand for ethanol. Prior to the inception of the program, the Environmental Protection Agency mandated that a 30% share of the oxygen required in RFG come from renewable oxygenates, meaning primarily ethanol; however, in April 1995, a federal appellate court struck down the rule on the basis that the rule exceeded the EPA's authority. While the ethanol industry has generally discounted the effect of the court case on the basis that ethanol can compete in the marketplace with other oxygenates (primarily MTBE (as defined below)) on its own merits, the prospects for the ethanol market are further clouded by the growing resistance to the reformulated fuel program. Consumers have resisted higher RFG prices and a number of regions that had opted-in to the program have now opted-out. Moreover, Congress has indicated a willingness to reexamine the program.

Currently, ten major U.S. metropolitan areas are out of compliance with the Clean Air Amendments standards and are required to use RFG year-round. Other areas are only required to use RFG during the winter months. Fourteen states and the District of Columbia have voluntarily chosen to use RFG to help achieve their clean air goals.

Currently, the most common oxygenate is methyl tertiary butyl ether (MTBE). MTBE, a petroleum-based product, is produced from methanol and natural gas and is largely imported from the Middle East. About 13% of the nation's RFG uses ethanol as an oxygenate and MTBE makes up the vast majority of the balance. Since MTBE was introduced and has become a commonly used oxygenate, MTBE has been found in well water, lakes and streams. While MTBE has not been classified as a carcinogen, it has been shown to cause cancer in animals and its continued use has raised serious environmental concerns. On March 26, 1999, the Governor of California issued an order requiring the phase out of MTBE in gasoline sold in California by December 31, 2002. California's actions initiated a national debate about the use and possible danger of MTBE.

In addition to California, many states, including Arizona, Connecticut, Illinois, New York, Maine, Minnesota and South Dakota have enacted legislation prohibiting the sale of gasoline containing specified levels of MTBE and/or requiring the phase-out of MTBE and other ether based oxygenates.

On March 20, 2000, the Environmental Protection Agency called for MTBE to be banned or to have its use significantly reduced because of environmental problems associated with its use as a fuel oxygenate.

U.S. Senator Fitzgerald has proposed federal MTBE legislation (S. 265) which requires the complete phase-out of MTBE within three years. The bill also requires that prior to the phase-out, all gasoline containing MTBE be properly labeled. As of February 6, 2001, the bill was referred to the Senate Committee on Environmental and Public Works.

GOVERNMENTAL INCENTIVES

FEDERAL INCENTIVES.

Federal Tax Incentives

Recognizing the need for a cleaner source of energy, and appreciating that ethanol is also renewable and can be produced in the United States, legislators have created federal and state incentives for ethanol production. These tax incentives allow the ethanol industry to compete successfully in domestic fuel markets with gasoline blended with MTBE produced by the oil industry. Although the regulatory program is complicated and there are other federal tax incentives for ethanol production, the most important incentive for our proposed ethanol plant and our anticipated customers is the partial exemption from the federal excise tax on gasoline.

The 5.4(cent) per gallon partial exemption from the federal excise tax on gasoline is for alcohol fuels such as ethanol that are produced from biomass and used as fuels. Currently, if gasoline contains up to 10% ethanol produced from biomass, then the gasoline is exempt from 5.4(cent) of the 18.4(cent) per gallon federal excise tax. This exemption will be reduced from 5.4(cent) per gallon to 5.2(cent) per gallon for the years 2003 and 2004 and 5.1(cent) per gallon for 2005, 2006 and 2007, when the current legislation is scheduled to expire. The Energy Policy Act of 1992 revised the tax exemption to include gasoline blends with less than 10 percent ethanol.

--------------------------------------------------------------------------------
       Ethanol Blend             Oxygen Content            Tax Exemption
         (% volume)                (% weight)         (cents/gallon blended)
--------------------------------------------------------------------------------
            5.7                        2.0                      3.0
--------------------------------------------------------------------------------
            7.7                        2.7                      4.1
--------------------------------------------------------------------------------
             10                        3.5                      5.4
--------------------------------------------------------------------------------

Federal Small Producers Credit.

The Budget Reconciliation Act of 1990 established a 10(cent) per gallon tax credit to help encourage the development of new ethanol production facilities, effective January 1, 1991. This credit is available for ethanol produced at plants with 30 million gallons or less of annual capacity. Ethanol producers that qualify can deduct from their federal income tax 10(cent) per gallon on the first 15 million gallons produced annually. However, the credit is considered taxable income and taxes must be paid on the amount credited. The small producer tax credit is scheduled to sunset December 31, 2007.

Based on our intent to be taxed as a partnership, you will be required to report on your income tax return your allocable share of the company's income, gains, losses and deductions. The pass-through nature of our anticipated partnership taxation structure also applies to any small producer tax credit we receive. The credit, if any, received by us, will be passed through to our members; however, the amount of any such credit received by a member must also be included in the gross income of the member, which could result in the taxation of the amount of the credit distributed to the member.

STATE INCENTIVES.

Producer Tax Incentives

In Nebraska, there was a state producer tax credit of 20(cent) per gallon for the first 20 million gallons per plant; however, this tax credit program expired in December 2000. There is currently a legislative bill, LB 536, pending with the Nebraska State Legislature to establish a renewed ethanol production incentive. Senators Dierks, Cudaback, Cunningham, Schrock and Vritiska introduced LB 536 and Senator Cunningham has made LB 536 his "priority bill" for the 2001 legislative session. On April 4, 2001, the Nebraska Revenue Committee advanced LB 536 to the Nebraska State Legislature's General File with amendments (AM1356). On April 25, 2001, LB 536 was approved on its first reading by a vote of 39 to 6 and advanced to the Select File on April 30, 2001. The bill must still be approved by the legislature upon its second and final reading and be signed by the Governor to become law in Nebraska.

The bill establishes a production tax credit of 20(cent) per gallon of ethanol produced during an 84 consecutive month period by newly constructed ethanol facilities in production prior to June 30, 2004. The tax credit is in the form of a motor fuel tax certificate which is only available to offset Nebraska motor fuels excise taxes. The tax credit is transferable and therefore, we intend to transfer credits received to Nebraska gasoline retailers who then will reimburse us for the credit amounts at face value or at face value less a small handling fee. No producer shall receive tax credits for more than 17,850,000 gallons of ethanol produced in one year. No producer shall receive tax credits for more than 125 million gallons of ethanol produced over the consecutive 84 month period. The minimum production level to qualify for credits is 100,000 gallons of ethanol annually. Previous programs established a 2 million gallon minimum annual production level to qualify for incentives. The lower production minimum enables the production incentive to be extended to small scale production facilities. LB 536 provides that no credits will be granted after June 30, 2011.

Although ethanol producers are currently lobbying the Nebraska legislature to enact LB 536 and continue the Nebraska producer incentive program, there can be no assurance that the Nebraska legislature will extend the program or that the Governor will not veto the legislation after approved by the legislature.

Investment Tax Credits

Nebraska LB 775 also offers sales/use tax and income tax credits. LB 775 is available for new or expanding companies. The state requires at least $3,000,000 of new qualified investment and 30 additional full-time equivalent employees to qualify for the benefits of the program. Program benefits that Husker Ag can expect are (1) sales/use tax refunds on construction costs of approximately $750,000 in the year following completion of construction; (2) a tax credit equal to 5% of the annual total [employee] compensation for a period of 7 years of approximately $50,000 annually for 7 years; and (3) a tax credit equal to 10% of the of the total qualified investment of approximately $2.9 million. The pass-through nature of our anticipated partnership taxation structure also applies to any sales/use and income tax credits we receive under LB 775.

INDUSTRY GROWTH

Because of federal and state policies promoting cleaner air and the state and federal tax and production incentives mentioned above, the ethanol industry has grown substantially in recent years. Currently, U.S. ethanol plants produce 2 billion gallons of ethanol annually, compared to only 175 million gallons in 1980. There are more than 55 ethanol production facilities located in the United States, with the great majority of them located in the Midwest in the corn-producing states of Illinois, Wisconsin, Minnesota, Iowa, North Dakota, South Dakota, Nebraska and Kansas.

In addition, automobile companies have begun developing ethanol-friendly vehicles. Gasoline blends containing up to 10% ethanol are approved under the warranties of most major domestic and foreign automobile manufacturers marketing vehicles in the United States, and many recommend the use of cleaner burning fuel, such as ethanol, in their vehicle owner manuals. Similarly, most major manufacturers of power equipment, motorcycles, snowmobiles and outboard motors endorse the use of ethanol blends in their products. In the last several years, automobile companies have introduced a growing number of flexible fuel vehicles that operate on fuel mixtures of up to 85% ethanol. In addition, ethanol industry advocates have developed new diesel fuels, commonly referred to as "OxyDiesel," which are a blend of diesel fuel and ethanol.

OUR ETHANOL PLANT

The goal of our project is to construct and operate an ethanol plant on the property described above. The Board chose the plant site which is east of the City of Plainview based on access to rail transportation, natural gas, and water, proximity and cost of raw material supplies, proximity to product markets and amenity to construction. Assuming successful completion of the offering, we currently intend to break ground on the plant in the fall of 2001. The elapsed time from ground breaking to mechanical completion of the plant is expected to take approximately 14 to 16 months. We estimate the total capital costs to construct the plant are approximately $27,750,000. Our plant will consist principally of a raw storage and processing area; a fermentation area comprised principally of fermentation tanks; a finished product storage and distillation area; and a drying unit for processing the distilled dried grains.

We anticipate that our ethanol plant will use a dry milling process to produce fuel-grade ethanol as its main product, in addition to the co-product wet distillers grain. Our plant will have a design capacity to produce 20 million gallons of ethanol per year (20 mgy), and we expect the plant to produce 65,000 tons of wet distillers grain annually.

DESCRIPTION OF DRY MILL PROCESS

Our ethanol plant will produce ethanol by processing corn. The corn will be received by rail and by semi-trailer truck, and will be weighed and stored in a receiving building. It will then be transported to a scalper to remove rocks and debris before it is conveyed to storage bins. Thereafter, the corn will be transported to a hammermill or grinder where it is ground into a mash and conveyed into a tank for processing. We will add water, heat and enzymes to break the ground corn into a fine liquid. This liquid will be heat sterilized and pumped to a tank where other enzymes are added to convert the starches into glucose sugars. Next, the liquid is pumped into fermenters, where yeast is added, to begin a forty-eight to fifty hour batch fermentation process. A distillation process will divide the alcohol from the corn mash. The alcohol which exits the distillation process is then partially dried. The resulting 200 proof alcohol is then blended with gasoline as it is pumped into storage tanks. Corn mash from the distillation process is then pumped into one of several centrifuges. Water from the centrifuges is dried into a thick syrup. The solids that exit the centrifuge or evaporators is called wet cake and is conveyed to dryers. Corn mash is added to the wet cake as it enters the dryer, where moisture is removed. This process produces distiller grains, which can be used as animal feed.

OUR PRINCIPAL PRODUCTS AND THEIR MARKETS

The principal products we will produce at our ethanol plant are ethanol and wet distillers grain. A third product, concentrated distillers solubles ("CDS") syrup is a potential co-product that is normally sprayed on the distillers grain and dried. While carbon dioxide is also a co-product of the ethanol production process, the potential demand for carbon dioxide in the local market has not been determined and we do not currently intend to capture and sell the carbon dioxide produced at the plant.

Ethanol. Ethanol is ethyl alcohol, a fuel component made primarily from corn and various other grains, and can be used as:

      o     An octane enhancer in fuels;
      o An oxygenated fuel additive that can reduce ozone and carbon monoxide vehicle emissions; and
      o     A non-petroleum-based gasoline extender.

Ethanol has important applications and is used primarily as a high quality octane enhancer and an oxygenate capable of reducing air pollution and improving automobile performance. Approximately 95% of all ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. As a fuel additive, the demand for ethanol is derived from the overall demand for gasoline, as well as the competition of ethanol versus competing oxygenate products and technologies. Motor vehicles in the United States consume more than 130 billion gallons of gasoline every year.

Distiller Grains. A principal co-product of the ethanol production process are distiller grains, a high protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry. Dry mill ethanol processing creates three forms of distiller grains: distillers wet grains, distillers modified wet grains, and distillers dried grains. Distillers wet grain is processed corn mash that contains approximately 70% moisture. It has a shelf life of approximately three summer days (five winter days) and can be sold only to farms within the immediate vicinity of an ethanol plant. Distillers modified wet grain is similar except that it has been dried to approximately 50% moisture. It has a slightly longer shelf life of approximately two to three weeks and is often sold to nearby markets. Dried distillers grain is corn mash that has been dried to 10% moisture. It has an almost indefinite shelf life and may be sold and shipped to any market regardless of its vicinity to an ethanol plant.

CORN SUPPLY AND CORN PRICES

We anticipate that our ethanol plant will need between approximately 7.5 to 8 million bushels of corn per year or 21,000 bushels per day as the feedstock for its dry milling process. The grain supply for our plant will be obtained primarily from local markets. In the last five years, in the five county area surrounding the plant, corn production has averaged 94 million bushels annually. The following table provides a summary of the approximate number of bushels of corn produced by suppliers located within the five counties surrounding the our ethanol plant during recent years:

------------------------------------------------------------------------------
                  County                    Bushels of Corn Produced
                                                    Per Year
------------------------------------------------------------------------------
                  Pierce                           17,000,000
------------------------------------------------------------------------------
                 Antelope                          25,000,000
------------------------------------------------------------------------------
                   Knox                            12,000,000
------------------------------------------------------------------------------
                   Holt                            24,000,000
------------------------------------------------------------------------------
                  Madison                          16,000,000
==============================================================================
                   TOTAL                           94,000,000
------------------------------------------------------------------------------

The price and availability of corn are subject to significant fluctuations depending upon a number of factors which affect commodity prices in general, including crop conditions, weather, governmental programs and foreign purchases. Because the market price of ethanol is not related to grain prices, ethanol producers are generally not able to compensate for increases in the cost of grain feedstock through adjustments in prices charged for their ethanol. We therefore anticipate that our plant's profitability will be negatively impacted during periods of high grain prices.

TRANSPORTATION AND DELIVERY

The plant will have the facilities to receive corn by truck and rail and to load ethanol and distillers grains onto trucks and rail cars. We expect that the Northeast Nebraska Railway will provide rail service directly to the proposed site. We expect to negotiate a marketing service relationship with the Northeast Nebraska Railway but do not currently have an agreement to provide such services.

In terms of freight rates, rail is considerably more cost effective. Currently, moving product from Nebraska to the Northwestern United States or California could be accomplished for about $.10 to $.14 per gallon. Generally, the market prices in those areas reflect the additional freight costs associated with getting the ethanol there. We may be able to obtain lower rates through negotiated contracts. In terms of markets that are closer, but yet beyond the range of economical truck transportation, railed product could be shipped to Minneapolis for example, for about $.06 per gallon, to Chicago for $.07 per gallon, and to Kansas City for $.03 - .04 per gallon. These rates are to be considered as rough estimates since a short line railroad is involved and all cars leaving the plant will have to be delivered to a main line railroad for completing the shipping process.

UTILITIES

The production of ethanol is a very energy intensive process which uses significant amounts of electricity and natural gas. Water supply and quality are also important considerations.

ENERGY SERVICES. Significant strides have been made over the past 15 years to reduce the energy intensiveness of ethanol production. Presently, about 40,000 BTUs of energy are required to produce a gallon of ethanol. However, because of our intention to sell distillers wet grain, our actual BTU per gallon requirements are estimated to be approximately 29,400 BTUs. To the extent we use dryers to create modified wet grain or dried distillers grain, our energy usage will increase.

NATURAL GAS. We anticipate that our plant will require a natural gas supply of at least 0.75 billion cubic feet per year at a minimum rate of 100 MCF per hour and at a minimum of 200 psig at the plant site. To access sufficient supplies of natural gas to operate the plant, a connection to a distribution pipeline located underground at our site will be required. We have no current agreement with any third party to construct such a connection.

We anticipate that natural gas may also be procured from various suppliers on the open market and we could enter into a contract for distribution services that would include the costs of construction of the connection to the underground pipeline to our plant. We have received proposals from two different natural gas suppliers, although we currently have no agreement with a natural gas supplier. We anticipate entering into an agreement with a natural gas supplier before we begin construction of the plant and that the natural gas supply will be sufficient to meet our needs; however, both natural gas suppliers have stated that they can not guarantee that the natural gas supply will be uninterrupted. We intend to purchase a propane tank to serve as a back-up energy source in the event of interruption of our natural gas supply, we expect that our back-up propane tank will allow us to continue operations for about three to four days.

Natural gas prices have historically fluctuated dramatically, which could significantly affect the profitability of our operations.

ELECTRICITY. The proposed plant will require a continuous supply of 15,000 KVA, 12,400 volt electrical energy. We expect to purchase electricity from Northeast Nebraska Public Power District but have not yet entered into any agreement with this utility regarding the specific type and nature of service to be provided. We anticipate doing so before we begin construction of the ethanol plant.

WATER. We will require a significant supply of water. Fresh water requirements for a 20 mgy ethanol plant are approximately 180 gallons per minute. Much of the water used in an ethanol plant is recycled back into the process. There are, however, certain areas of production where fresh water is needed. Those areas include boiler makeup water and cooling tower water. Boiler makeup water is treated on-site to minimize all elements that will harm the boiler and recycled water cannot be used for this process. Cooling tower water is deemed non-contact water (it does not come in contact with the mash) and, therefore, can be regenerated back into the cooling tower process. The makeup water requirements for the cooling tower are primarily a result of evaporation. Depending on the type of technology utilized in the plant design, much of the water can be recycled back into the process, which will minimize the effluent. This will have the long-term effect of lowering waster water treatment costs. Many new plants today are zero or near zero effluent facilities. At most, there should be no more than 200 gallons per minute of effluent. The water from the cooling tower and the boiler blow-down water will be put in a pond and eventually released to the environment. We anticipate that our water requirements will be supplied through the drilling of our own wells.

OUR PRIMARY COMPETITION

We will be in direct competition with numerous other ethanol producers, many of whom have greater resources than we do. We also expect that additional ethanol producers will enter the market if the demand for ethanol continues to increase. Our proposed ethanol plant will compete with other ethanol producers on the basis of price and, to a lesser extent, delivery service. We believe we can compete favorably with other ethanol producers due to our proximity to ample corn supplies at favorable prices. Historically, prices for corn grown in Nebraska have been lower, compared to prices for corn grown in other areas of the United States.

During the last twenty years, ethanol production capacity in the United States has grown from almost nothing to an estimated approximately 1.8 billion gallons per year. Plans to construct new plants or to expand existing plants have been announced which would increase capacity by approximately 235 million gallons per year and this increase in capacity may continue in the future. We cannot determine the effect of this type of an increase upon the demand or price of ethanol, although such plants may compete with us in the sale of ethanol and related products.

The ethanol industry has grown to over 55 production facilities in the United States. Industry authorities estimate that these facilities are capable of producing approximately 2 billion gallons of ethanol per year. The largest ethanol producers include Archer Daniels Midland, Cargill, Minnesota Corn Processors, Midwest Grain, Williams Energy Service, New Energy Corporation and High Plains Corporation, all of which are capable of producing more ethanol than we expect to produce. In addition, there are several regional entities recently formed, or in the process of formation, of a similar size and with similar resources to ours.

The following table identifies most of the producers in the United States along with their production capacities.

                            U.S. PRODUCTION CAPACITY
                         million gallons per year (mgy)

                    COMPANY                           FEEDSTOCK                           LOCATION                MGY
A.E. Staley                                  corn                               Loudon, TN                         45
AGP                                          corn                               Hastings, NE                       52
Agri-Energy, LLC                             corn                               Luverne, MN                        17
Alchem                                       corn/barley                        Grafton, ND                        11
Al-Corn Clean Fuels                          corn                               Claremont, MN                      17
Archer Daniels Midland                       corn                               Decatur, IL                       310
Archer Daniels Midland                       corn                               Peoria, IL                        200
Archer Daniels Midland                       corn                               Cedar Rapids, IA                  200
Archer Daniels Midland                       corn                               Clinton, IA                       160
Archer Daniels Midland                       corn                               Walhalla, ND                       28
Broin Enterprises                            corn                               Scotland, SD                       8
Cargill                                      corn                               Blair, NE                          70
Cargill                                      corn                               Eddyville, IA                      35
Chief Ethanol                                corn                               Hastings, NE                       62
Corn Plus                                    corn                               Winnebago, MN                      18
Chippewa Valley Ethanol                      corn                               Benson, MN                         20
ESE Alcohol                                  corn                               Leoti, KS                         1.1
Ethano12000                                  corn                               Bingham Lake, MN                   32
Exol                                         corn                               Albert Lea, MN                     17
Georgia-Pacific                              paper waste                        Bellingham, WA                     7
Golden Cheese Company                        cheese whey                        Corona, CA                        2.8
Gopher State Ethanol                         corn                               St. Paul, MN                       15
Grain Processing Corp.                       corn                               Muscatine, IA                      10
Heartland Corn Products                      corn                               Winthrop, MN                       17
Heartland Grain Fuel                         corn                               Aberdeen, SD                       8
Heartland Grain Fuel                         corn                               Huron, SD                          12
High Plains Corp.                            milo/corn                          York, NE                           35
High Plains Corp.                            milo/corn                          Colwich, KS                        20
High Plains Corp.                            milo/corn                          Portales, NM                       12
J.R. Simplot                                 potato waste                       Caldwell, ID                       3
J.R. Simplot                                 potato waste                       Burley, ID                         3
Jonton Alcohol                               corn                               Edinburg, TX                      1.2
Kraft, Inc.                                  cheese whey                        Melrose, MN                        3
Manildra Ethanol                             corn/mil/wheat starch              Hamburg, IA                        7
Merrick/Coors                                brewery waste                      Golden, CO1.5                     1.5
Midwest Grain Products                       corn/wheat starch                  Atchison, KS                       30
Midwest Grain Products                       corn/wheat starch                  Pekin, IL                          72
Minnesota Clean Fuels                        waste sucrose                      Dundas, MN                        1.5
Minnesota Corn Processors                    corn                               Columbus, NE                       80
Minnesota Corn Processors                    corn                               Marshall, MN                       35


                                       37

Minnesota Energy                             corn                               Buffalo Lake, MN                  12
Diversified Energy Co. (DENCO)               corn                               Morris, MN                        15
Nebraska Energy                              corn                               Aurora, NE                        30
Northeast Missouri Ethanol                   corn                               Macon, MO                         17
New Energy Corp.                             corn                               South Bend, IN                    85
Pabst Brewing                                brewery waste                      Olympia, WA                       0.7
Parrallel Products                           food/bev. waste                    Bartow, FL                         2
Parrallel Products                           food/bev. waste                    Rancho Cucamonga, CA               3
Parrallel Products                           food/bev. waste                    Louisville, KY                     7
Permeate Refining                            sugars and starches                Hopkinton, IA                     1.5
Pro-Corn, LLC                                corn                               Preston, MN                        17
Reeve Agri-Energy                            corn/milo                          Garden City, KS                    10
Sunrise Energy                               corn                               Blairstown, IA                     7
Sutherland Associates                        corn                               Sutherland, NE                     15
Williams Energy Services                     corn                               Pekin, IL                         100
Wyoming Ethanol                              corn                               Torrington, WY                     6
                                             TOTAL ETHANOL PRODUCTION CAPACITY                       2024.3 MILLION GALLONS

Source: American Coalition for Ethanol 11/2/2000.

OPERATING ETHANOL PLANTS IN THE STATE OF NEBRASKA

Currently there are seven operational ethanol plants in the state of Nebraska.

BLAIR, NEBRASKA. Cargill operates a wet milling plant in Blair using corn as its feedstock. It is a 75 million gallons per year plant, producing ethanol and corn sweeteners. Plans are now underway to install a large new facility as a joint venture with Dow to build a large biobased plastics plant adjacent to the ethanol facility. This facility uses approximately 65 million bushels of corn annually.

HASTINGS, NEBRASKA. Chief Ethanol Fuels operates a dry mill plant in Hastings using corn and milo as its feedstock. The Chief Ethanol Fuels plant has been expanded several times since the late 1980's and processes about 24 million bushels of corn annually to produce 60 million gallons per year of fuel grade ethanol.

HASTINGS, NEBRASKA. Ag Processing, Inc. is a 45 million gallons per year dry mill ethanol plant which uses corn and milo as its feedstock. The plant uses approximately 18 million bushels annually.

YORK, NEBRASKA. High Plains Corporation of Wichita, Kansas operates a 40 million gallons per year dry mill, fuel grade ethanol plant in York, Nebraska using corn and milo as its feedstock. The York plant consumes 16 million bushels of corn per year. The company is currently expanding its facility to increase total production to approximately 60 million gallons per year.

COLUMBUS, NEBRASKA. Minnesota Corn Processors of Marshall, Minnesota, owns and operates an 80 million gallons per year, fuel-ethanol plant in Columbus. This is a wet milling facility that produces ethanol and corn sweetener from approximately 80 million bushels of corn each year.

SUTHERLAND, NEBRASKA. Delta-T Corporation has purchased and completely renovated an idled plant in Sutherland. Sutherland Ethanol Company, LLC is a 15 million gallons per year dry mill facility which operates with corn as its feedstock. The plant uses approximately 6 million bushels of corn annually. The plant is currently one of the furthest west grain-to-ethanol facilities in the United States.

AURORA, NEBRASKA. Williams Energy Ventures, Inc. and a partnership of Nebraska cooperatives own and operate Nebraska Energy, LLC a 30 million gallons per year fuel ethanol facility in Aurora. This is a dry mill plant which uses corn and milo as its feedstock.

There are also current plans for a new ethanol plant in Kearney County about 9 miles west of Minden, Nebraska. The Kearney Area Ag Producers Alliance has announced that it intends to build a 30 million gallons per year ethanol plant that will consume 11 million bushels of corn annually.

None of the above Nebraska ethanol plants are located in close proximity to our proposed plant near Plainview, Nebraska. The nearest ethanol plant listed above is in Columbus, Nebraska which is approximately 80 miles from Plainview, Nebraska.

COMPETITION FROM ALTERNATIVE FUEL ADDITIVES

Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development by ethanol and oil companies with far greater resources that we have. New products or methods of ethanol production developed by larger and better financed competitors could provide them competitive advantages over us and harm our business.

The development of ethers to be used as oxygenates may provide a growth segment for ethanol. Ethers are composed of isobutylene (a product of the refining industry) and ethanol or methanol. The products are ethyl tertiary butyl ether ("ETBE") or methyl tertiary butyl ether ("MTBE"). We expect to compete with producers of MTBE, a petrochemical derived from methanol which costs less to produce than ethanol. MTBE is a commonly used oxygenate used in fuels for compliance with Federal Clean Air Act mandates, and is a major competitor of ethanol. Many major oil companies produce MTBE, and strongly favor its use because it is petroleum based. These companies have significant resources to market MTBE and to influence legislation and public perception of MTBE. These companies also have sufficient resources to begin production of ethanol should they choose to do so.

However, MTBE has recently been linked to groundwater contamination at various locations in the East and West. As a result, California currently intends to completely phaseout MTBE from its gasoline pool by December 2002. Similarly, New York currently intends to phase out the use of MTBE by December 2004. The Iowa Senate declared MTBE to be a threat to public health and the environment and passed a bill limiting the MTBE content of gasoline to a maximum of 0.5%. Ethanol is the most readily available substitute for MTBE in these markets. Assuming that additional states and/or the US Environmental Protection Agency force elimination of MTBE, the demand for ethanol is estimated to increase from the current 1.34 billion gallons per year to 3.17 billion gallons per year in 2004, although there can be no assurance that this will occur. The additional capacity would need to come from existing plant expansions and new plant construction.

ETBE's advantages over ethanol in a blend include its low affinity for water and low vapor pressure. Because petroleum pipelines and storage tanks contain water in various amounts, ETBE's low affinity for water allows it to be distributed through existing pipeline systems, as contrasted with ethanol which must be shipped via transport truck or rail car. In addition, blending ETBE with gasoline reduces the overall vapor pressure of the blend thereby reducing the normal volatile organic compound evaporative emissions. ETBE is not widely commercially available yet, and it may suffer from the same negative environmental effects as MTBE. Scientific research to better define the properties of ETBE as it relates to the environment is underway.

ETHANOL AND DISTILLERS GRAIN MARKETING

ETHANOL. We intend to sell and market ethanol through normal and established markets. We expect to sell the ethanol produced by our plant in bulk to a single distributor pursuant to an output contract. We believe that most of our ethanol will be sold into markets throughout the United States and will be shipped primarily by rail. The target market area for the ethanol produced at the plant is expected to include local, regional and national markets. The local and regional markets include the State of Nebraska, as well as markets in South Dakota, Kansas, Missouri, Indiana, Colorado, Minnesota, Illinois, Wisconsin and Iowa.

The plant is being designed with rail facilities and connections to the Northeast Nebraska Railway railroad system, which will facilitate transporting the ethanol we produce to our national target markets. We expect that in Nebraska 80% of our ethanol will be marketed by rail and 20% by truck. Marketing to markets outside of Nebraska will likely increase the percentage of ethanol marketed by rail. Based on the Nebraska market and our target national market, we currently anticipate approximately two-thirds of the ethanol to be marketed by rail, although this may change as various market conditions change. Rail costs are more expensive than truck costs and therefore, as our rail market increases, so will our marketing costs. The national target rail markets for the facility will include the Pacific Northwest, the Southern and Southwest markets, as well as potential new markets on the East Coast and California due to anticipated MTBE phase outs.

Northeast markets are another growing market. Groups in New Jersey and surrounding states have been very active in seeking a ban on the use of MTBE. As in California, the primary drivers are the health and water concerns surrounding the use of MTBE. As New Jersey and other Northeastern states become successful in their attempts to ban MTBE, additional market potential for ethanol will emerge.

We are currently negotiating with potential ethanol marketers to market and sell 100% of our ethanol, although we have not yet entered into any agreements with such marketers.

DISTILLER GRAINS. The dry milling process that produces ethanol also produces distillers grains, which is primarily used as a high protein animal feed. The price of distillers grains generally varies with grain prices, so that increases in grain costs are partially offset by increases in distillers grain prices. We intend to aggressively pursue development of a local distillers wet grain or modified distillers wet grain market. We expect to sell our distillers wet grain primarily to feedlots, cattle feeders and dairies within a 50-mile to 100-mile radius of the ethanol plant.

We intend to develop an internal marketing and sales force to market and sell the distillers wet grains and modified distillers wet grains we produce and to keep all distillers grains marketing and sales efforts in-house. We expect that a substantial portion of our distiller grains will be sold to farms in close proximity to the proposed ethanol plant. Our business is expected to enjoy a significant competitive freight advantage in the distiller grains market since we believe that a sufficient market is located within the plant's service area to consume the majority of the distiller grains we produce.

EMPLOYEES

We have hired Linda Demerath to provide part-time bookkeeping services and to act as an interim office manager for $2,500 per month plus reimbursement of expenses. Prior to completion of the plant construction and commencement of operations, we intend to hire approximately 30 additional employees and, depending upon work load, may hire up to forty (40) persons. Approximately ten
(10) of our employees will be involved primarily in management and administration and the remainder will be involved primarily in plant operations.

The following table represents some of the anticipated positions within the plant and the minimum number of individuals we intend to employ for each position:

            -------------------------------------------------
                    Position                      # Employed
            -------------------------------------------------
                 General Manager                       1
            -------------------------------------------------
                  Plant Manager                        1
            -------------------------------------------------
                   Controller                          1
            -------------------------------------------------
                   Lab Manager                         1
            -------------------------------------------------
                 Lab Technician                        2
            -------------------------------------------------
               Secretary/Clerical                      4
            -------------------------------------------------
                Shift Supervisors                      4
            -------------------------------------------------
             Maintenance Supervisor                    1
            -------------------------------------------------
              Maintenance Craftsmen                    4
            -------------------------------------------------
                 Plant Operators                      12
            -------------------------------------------------

The position titles, job responsibilities and numbers allocated to each position may differ when we begin to employ individuals for each position.

We may hire a commodities manager to ensure the consistent scheduling of grain deliveries and to establish and fill forward contracts through grain elevators. The commodities manager would coordinate grain deliveries between the railroad and the participating elevators, as well as negotiate price protection with hedging specialists.

We intend to enter into written confidentiality and assignment agreements with our officers and employees. Among other things, these agreements will require such officers and employees to keep strictly confidential all proprietary information developed or used by the company in the course of its business.

DEVELOPMENT AND CONSTRUCTION TEAM

We have entered into a non-binding letter of intent with Fagen, Inc. and ICM, Inc in connection with the design, construction and operation of the proposed ethanol plant. The letter of intent is not a contract, and it can be terminated by any of the parties without penalty or further obligation. No party has any obligation to enter into a binding definitive agreement. The letter of intent obligates the parties to engage in good faith negotiations to prepare definitive agreements covering the provisions described in the letter of intent.

FAGEN. Fagen, Inc. has been involved in the construction of many ethanol plants. Fagen is acting as the design-builder for the project. Fagen has extensive experience in the area of heavy industrial projects, particularly agricultural based facilities. Fagen's expertise in integrating process and facility design into an operationally efficient facility is important to us. Fagen has been the principal contractor and has performed work on many ethanol projects throughout the United States.

ICM. ICM, Inc. is a full service engineering, manufacturing and merchandising firm based in Colwich, Kansas. Engineering operations consist of consulting, design by professional engineers, procurement and project management, as well as manufacturing engineering for dryers and ICM/Phoenix Bio-Methanator wastewater treatment product lines used in ethanol plants. ICM's merchandising operation currently procures and markets various grain products. ICM personnel have many years of experience in the ethanol industry and combined dry and wet mill operation and design. They have been involved in the research, design, construction, fabrication and operation of many ethanol plants.

ICM also works closely with Phoenix Bio-Systems, which has experience with brewery and ethanol production. Phoenix Bio Systems designed a Bio-Methanator, a treatment system that removes waste produced in ethanol production before water is recycled into production. This design will be incorporated into our proposed ethanol plant, which will have no process water discharge during normal operation. When the Bio-Methanator malfunctions, we will continue to recycle water without treatment, which may cause slight production inefficiencies until the Methanator is restored to normal operation.

CONSTRUCTION OF THE PROJECT AND PROPOSED DESIGN-BUILD CONTRACT

Fagen has provided us a proposed Design-Build contract, which we have not executed. The Board is currently negotiating the terms of the proposed Design-Build contract which is expected to be executed at the closing of this offering. Even upon completion of our negotiations with Fagen regarding the terms of the proposed Design-Build contract, the contract is not binding and is subject to modification and approval by lenders. Under the proposed Design-Build contract, Fagen will act as our design-builder and will design and construct the ethanol plant. We expect that the Design-Build contract we enter into with Fagen will include provisions substantially similar to those described below.

GENERAL TERMS AND CONDITIONS. We will pay Fagen a guaranteed maximum of $27,750,000 to design and construct the ethanol plant. All drawings, specifications and other construction related documents belong to Fagen. We will be granted a limited license to use documents in connection with our occupancy of the ethanol plant. If the contract is terminated by us without cause or by Fagen for cause, such as failing to pay undisputed amounts when due, then we must pay Fagen a fee of up to $1,000,000 if we resume construction of the ethanol plant through our own employees or third parties.

We will make payments to Fagen on a progress billing basis, based upon monthly applications for payment for all work performed as of the date of the application. We will retain 10% of the amount submitted in each payment application; but when 50% of the work has been completed, we will pay the full amount of each payment application. When the ethanol plant is substantially complete, we will pay Fagen all amounts we have retained. If we do not pay all undisputed amounts due within five days after the due date, we will be charged interest at a rate of 18% per annum.

If Fagen encounters "differing site conditions," then it will be entitled to an adjustment in the contract price and time of performance if such conditions adversely affect its costs and performance time. "Differing site conditions" refers to any concealed physical conditions at the site that:

      o     Materially differ from the conditions contemplated in the contract;
            or

      o Any unusual conditions which differ materially from the conditions ordinarily encountered in similar work.

We expect that once the proposed Design-Build contract is executed, and the site has been graded pursuant to Fagen and ICM's specifications, work on the ethanol plant will begin within five days after Fagen receives notice from us to proceed. Substantial completion of the ethanol plant is expected to occur no later than 486 calendar days after Fagen receives notice from us to proceed. "Substantial completion," means that the ethanol plant is sufficiently complete so that we can occupy and use the plant to produce ethanol.

Fagen will also be responsible for:

      o Providing design services, such as architectural and engineering design services;

      o     Performing all work in accordance with all legal requirements;

      o Obtaining all permits, approvals, licenses and fees related to the construction of the ethanol plant, except for environmental permits that we are responsible for;

      o Performing its responsibilities in a safe manner to prevent damage, injury or loss;

      o Providing a warranty that the work performed for us is new, of good quality, conforms to the contract and is free of defect in materials and workmanship;

      o Correcting defects in materials and workmanship for one year after substantial completion;

      o Obtaining insurance covering us for claims for worker's compensation, disability, damage or destruction of tangible personal property; and

      o Indemnifying, defending and holding us, our officers, directors, agents and employees harmless against any claims, losses, damages, liabilities, including attorney's fees and expenses, for any claims arising from Fagen's negligent acts or omissions.

We are responsible for:

o Liability insurance to protect us from claims which may arise from performance of our responsibilities;

o     Property insurance for the full insurable value of the ethanol plant;

o Indemnifying, defending and holding Fagen, its officers, directors, agents and employees harmless against any claims, losses, damages, liabilities, including attorney's fees for any claims arising from our negligent acts or omissions;

o     Rough grading the construction site to the specifications of Fagen or ICM;

o At least one access road of sufficient quality to withstand semi-truck traffic;

o     Air Quality Construction and Operating Permits;

o     Nebraska Pollutant Discharge Elimination Permit and Storm Water Runoff
      Permit;

o Continuous supply of natural gas of at least 0.75 billion cubic feet per year and supply meter and regulators to provide burner tip pressures as specified by ICM;

o Continuous supply of electricity of 15,000 kVA, 12,400-volt electrical energy, a high voltage switch, a substation, if required, and meter as specified by the electric company;

o Water supply of at least 180 gallons per minute pursuant to Fagen's or ICM's specifications;

o Waste water discharge if we cannot discharge our cooling water into a nearby creek;

o Rail tracks, ties and ballast to the ethanol plant at grades specified by ICM; and

o Providing Fagen or ICM sufficient time to integrate any potential carbon dioxide plant engineering with the detailed engineering on the ethanol plant.

Fagen has the right to stop or postpone work and to make reasonable adjustments to the time for completion of the ethanol plant if any of the following occurs:

      o We do not provide reasonable evidence indicating we have adequate funds to fulfill all of our contractual obligations, or do not pay amounts properly due under the progress payments;

      o Any acts, omissions, conditions, events or circumstances beyond its control, unless caused by Fagen;

      o     The presence of any hazardous conditions at the construction site;
            or

      o Work on the ethanol plant has stopped for 60 consecutive days, or more than 90 days total, because of any order from us or a court or governmental authority, if such stoppage is not because of any act or omission of Fagen.

We have the right to terminate the Design-Build contract for any reason; but if our termination is without cause, then we must provide Fagen with 10 days prior written notice. In addition, we must pay Fagen for:

      o All work completed and any proven loss, cost or expense incurred in connection with such work;

      o Reasonable costs and expenses attributable to the termination, including demobilization costs and amounts due to settle terminated contracts with subcontractors and consultants; and

      o     Overhead and profit equal to 15% of the sum of the above payments.

LIMITATION OF CONSEQUENTIAL DAMAGES; EARLY COMPLETION BONUS. Neither party is liable to the other for any consequential damages or losses such as loss of use, profits, business, reputation or financing. However, we will be entitled to liquidated damages of $10,000 per day in the event Fagen fails to substantially complete the ethanol plant within 45 days after the scheduled substantial completion date. We expect that the substantial completion date will be approximately 14-16 months after we close on this offering. This will be the date that the ethanol plant is fully operational and we are producing ethanol. If Fagen finishes the ethanol plant and it is fully operational within 45 days after the scheduled substantial completion date, then we must pay Fagen a performance bonus of $.185 per gallon of ethanol produced before the 45th day after the scheduled substantial completion date. At full capacity, this equates to approximately $10,000 per day, and could amount to a $10,000 bonus if the ethanol plant is completed by the scheduled completion date, and we are producing ethanol at full capacity for 45 days thereafter.

CONSTRUCTION AND TIMETABLE FOR COMPLETION OF THE PROJECT. Assuming the offering is successful, and we are able to complete the debt portion of our financing, we estimate that the project will be completed approximately 14-16 months after we close on this offering and we have secured all necessary permits. This assumes that we will be able to close this offering in the early fall of 2001. This schedule further assumes that site improvements, such as rough grading is complete and the site is ready for construction when we close the offering. This schedule also assumes that weather, interest rates and other factors beyond our control do not upset our timetable. Factors or events beyond our control could hamper our efforts to complete the project in a timely fashion.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

REGULATORY PERMITS

We will be required to obtain various environmental, construction and operating permits, as discussed below. Pursuant to the proposed Design-Build contract, Fagen and ICM are responsible for construction permits and registrations. The inability to obtain any necessary permit or to comply with the various environmental or other governmental regulations may have a material effect on our business and may prevent our proposed plant from being constructed.

NEBRASKA AIR QUALITY PERMITS. We have hired an environmental permitting consultant to provide professional consulting and support services in air quality monitoring, modeling, permitting, analysis, and research. Our consultant has completed our Air Quality Construction Permit Application which we will filed with the Nebraska Department of Environmental Quality on March 26, 2001. An Air Quality Construction Permit is valid for 18 months. If we cannot complete construction within 18 months our Air Quality Construction Permit will lapse unless we can demonstrate that the construction of our plant requires additional time, we will need to apply for an extension. To operate our business, we will also need an Air Quality Operating Permit from the State of Nebraska Department of Environmental Quality. Once the proposed ethanol plant is completed, we must conduct emission testing and apply for an Air Pollution Operation Permit that will allow us to operate our business. We anticipate submitting an application for this permit approximately four months before the Air Pollution Construction Permit expires. We need this permit to operate the ethanol plant after the Air Pollution Construction Permit expires. We have twelve months once the plant becomes operational to obtain an Air Quality Operating Permit. If granted, we expect the permit will be valid for five years.

NATIONAL POLLUTANT DISCHARGE ELIMINATION PERMIT. We must obtain a National Pollutant Discharge Elimination Permit for any waste water discharges and surface water runoff. Specifically, we will use a significant amount of water per day to cool our closed circuit systems in the proposed ethanol plant and to produce ethanol. We will likely discharge the water into a nearby creek, although we may also be required to discharge it to a larger body of water. The National Pollutant Discharge Elimination Permit application will be filed with the Nebraska Department of Environmental Quality. This permit must be applied for at least 180 days prior to any discharge. We have not applied for this permit, but plan to do so soon after we begin construction. There can be no assurance that this permit will be granted to us. If granted, we expect the permit will be valid for five years.

WELL PERMITS. We plan to drill two separate wells near the ethanol plant to provide us with our necessary water supply. The Department of Environmental Quality considers these wells high capacity wells, and we must obtain a High Capacity Well Permit before we can begin digging the wells. To get this permit, we must apply to the Department of Environmental Quality, which will determine if the location of the well will support a sufficient water supply, and whether it is safe from any soil or ground water contamination. We are currently negotiating with a well construction company to provide us services for the digging and construction of these wells. We will apply for the required permits before we begin digging our wells.

SPILL PREVENTION, CONTROL AND COUNTERMEASURES PLAN. We must prepare a spill prevention, control and countermeasures plan in accordance with standards set by the Environmental Protection Agency. The plan will outline our spill prevention measures for oil-based products such as denatured ethanol and will be supervised by the Nebraska Department of Environmental Quality. The plan must be reviewed and certified by a professional engineer.

NUISANCE

Even if we receive all Nebraska environmental permits for construction and operation of the ethanol plant, we may be subject to the regulations on emissions by the Environmental Protection Agency. We could also be subject to environmental or nuisance claims from adjacent property owners or residents in the area arising from odors or other air or water discharges from the plant, although we do not expect any such claims.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

Our Operating Agreement provides that the initial Board of Directors will be comprised of nine (9) members to be elected at the annual meeting of the members by the affirmative vote of members holding a majority of the outstanding membership interests. The Operating Agreement further provides for a staggered Board of Directors where each director is elected for a term of three (3) years. Class I directors' terms expire at the 2002 annual meeting. Class II directors' terms expire at the 2003 annual meeting. Class III directors' terms expire at 2004 annual meeting. The initial classification of the board members was determined by random selection through a lottery.

The following table shows the directors and officers of the company as of the date of this prospectus:

     ----------------------------------------------------------------------------------------
               NAME          AGE                 POSITION               DIRECTOR TERM EXPIRES
     ----------------------------------------------------------------------------------------
     Gary Kuester            55      Class III Director, Chairman               2004
     ----------------------------------------------------------------------------------------
     J. Alex Thramer         72      Class II Director, Vice Chairman           2003
     ----------------------------------------------------------------------------------------
     Jack G. Frahm           51      Class I Director, Secretary                2002
     ----------------------------------------------------------------------------------------
     Fredrick J. Knievel     59      Class III Director, Treasurer              2004
     ----------------------------------------------------------------------------------------
     Cory A. Furstenau       23      Class III Director                         2004
     ----------------------------------------------------------------------------------------
     Ryan W. Koinzan         20      Class II Director                          2003
     ----------------------------------------------------------------------------------------
     Mike Kinney             43      Class II Director                          2003
     ----------------------------------------------------------------------------------------
     Scott J. Carpenter      38      Class I Director                           2002
     ----------------------------------------------------------------------------------------
     O. Kelly Hodson         46      Class I Director                           2002
     ----------------------------------------------------------------------------------------

All officers have been elected to serve until the next succeeding annual meeting and until their successors have been elected and qualified. We scheduled our annual meeting in June of each year commencing in the year 2002.

BUSINESS EXPERIENCE OF DIRECTORS AND OFFICERS

The following is a brief description of the business experience and background of the above-named officers and directors of the company.

GARY KUESTER is the owner of Kuester Hay, a company that buys and sells alfalfa and grass hay located near Stanton, Nebraska. Kuester Hay has been in business for twenty-one (21) years. Mr. Kuester has been involved in ethanol production for many years through a small ethanol production facility located on his family farm and has been licensed to produce ethanol since 1992. He is presently enlarging his farm facility to two million gallons annual production.

J. ALEX THRAMER is self-employed in the irrigation sales and services industry by Thramer Irrigation located near Ewing, Nebraska which has been in operation for over thirty (30) years.

JACK G. FRAHM has been Secretary and Treasurer of Frahm Farms, Inc. since its incorporation in 1976. Frahm Farms, Inc. is a crop farming and cattle feeding business that has used distillers grains for several years. Frahm Farms, Inc. is located in Plainview, Nebraska and has been a Pioneer Seed representative since 1976.

FREDRICK J. KNIEVEL is the President and co-owner of Knievel Farms, Inc. which is a farming operation located near Clearwater, Nebraska and engaged in the production of corn, soybeans, hay and cattle.

CORY A. FURSTENAU has been self-employed as a farmer since May 1998. Prior to May 1998, Mr. Furstenau attended Northeast Community College in Norfolk, Nebraska where he received a major in Agribusiness/Farm Ranch Management. Mr. Furstenau and his parents are partners in a partnership which operates their family farm located near Tilden, Nebraska. They raise corn, soybeans and alfalfa. They also operate a cow calf operation.

RYAN W. KOINZAN is currently a student at the University of Nebraska-Lincoln and he has recently completed an internship with Cargill in Argentina. Mr. Koinzan was Nebraska State Star Farmer in Ag Production in 1999. He owns his own calf herd which is located near Nealy, Nebraska and is experienced in all phases of agriculture production.

MIKE KINNEY has been employed by Kinney, Inc., which is a family farm corporation located near Elgin, Nebraska since 1974. He is currently serving as Vice President of Kinney, Inc. Mr. Kinney is also a partner in Kinney Bros.

SCOTT J. CARPENTER is employed by Carpenter Farms, Inc., which is a family farm corporation in existence since 1991 located near Creighton, Nebraska. He is currently Vice President of the corporation. Mr. Carpenter has been involved in farming for twenty (20) years, including grain, cattle and swine production.

O. KELLY HODSON has been President and manager of West-Hodson Lumber Company, Inc. since 1980, a retail building material sales and construction company located in Osmond, Nebraska. Mr. Hodson has been President of the Creighton, Nebraska branch of West-Hodson Lumber Company, Inc since 1999. He has also been a partner in West-Hodson Lumber Company, a partnership located in Crofton, Nebraska, since 1995.

DIRECTOR AND OFFICER COMPENSATION

All directors, officers and employees of the company receive reimbursement for expenses incurred by them on behalf of the company. We may also pay directors fees to our directors for attendance at the Board of Directors meetings, although currently no such fees are being paid by the company to the current Board members.

COMMITTEES OF THE BOARD OF DIRECTORS

We have not established a compensation committee. The entire Board of Directors currently serves as our audit committee. Our Operating Agreement permits the Board to establish committees having the authority of the Board of Directors. A committee may consist of one or more persons that need not be directors. The Board has established the following committees:

      Legislative and Public Relations:  Ryan W. Koinzan, J. Alex Thramer,
                                         Mike Kinney and Gary Kuester.

      Construction and Design:           Scott Carpenter, Gary Kuester and
                                         O. Kelly Hodson

      Legal and Accounting:              Frederick J. Knievel, Jack G. Frahm
                                         and Mike Kinney

      Finance and Investors:             Ryan W. Koinzan, Cory A. Furstenau,
                                         Jack G. Frahm and O. Kelly Hodson

                 CERTAIN TRANSACTIONS AND CONFLICTS OF INTEREST

Conflicts of interest may arise in the future as a result of the relationships between and among our members, officers, directors and their affiliates, although our officers and directors have fiduciary duties to us. We do not have a committee of independent directors or members or an otherwise disinterested body to consider transactions or arrangements that result from conflicts of interest. Our Operating Agreement permits the company to enter into agreements with directors, officers, members and their affiliates, provided that any such transactions are on terms no more favorable to the directors, officers, members (or their affiliates) than generally afforded to non-affiliated parties in a similar transaction. Conflicts of interest could arise in the situations described below:

o We will engage in transactions with our directors or their affiliates with respect to the purchase of corn and the sale of distillers grains although such transactions will be on the same terms and conditions as with non-affiliated persons or entities.. Members will have no right to individually enforce the obligations of our directors or their affiliates in our favor.

o Our directors' decisions regarding various matters, including expenditures that we make for our business, reserves for accrued expenses, including officers salaries and reimbursement of director's expenses, loan covenants, capital improvements and contingencies will affect the amount of cash available for distribution to members.

o We will reimburse our directors for out-of-pocket expenses relating to our business. We do not have a reimbursement policy or guideline for determining what expenses will be reimbursed. We will review and reimburse all reasonable expenses that directors submit to us.

o We have retained counsel that has assisted us in various aspects of our formation and development. We have not retained separate counsel on behalf of unit holders.

The directors have not received any cash compensation for services as directors (i.e. directors' or meeting fees). The Board of Directors therefore granted each director an option to purchase up to eight membership units for $250 per membership unit upon completion of the private offering which expired on January 15, 2001. The director option expired on February 15, 2001. Eight of the nine directors exercised their options and purchased an aggregate of 64 membership units.

               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

As permitted by the Nebraska Limited Liability Company Act, the company's Operating Agreement provides that no director will be personally liable to the company or its members for monetary damages for any action taken, or for any failure to take action as a director except for liability that results from gross negligence or willful misconduct.

The company's Operating Agreement also provides that the company must indemnify its directors, officers, employee or agent to the fullest extent permitted by law. Generally under Nebraska law, a director or officer may be indemnified if that individual acted in good faith and had reasonable basis to believe that (1) in the case of conduct in the individual's official capacity with the company, that the individual's conduct was in the company's best interests; (2) in all other cases, that the individual's conduct was at least not opposed to the company's best interest; and (3) regarding any criminal proceedings, the individual had no reasonable cause to believe the individual's conduct was unlawful.

There is no pending litigation or proceeding involving a director, officer, employee or agent of the company as to which indemnification is being sought. We are not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, employee or agent.

                         DESCRIPTION OF MEMBERSHIP UNITS

MEMBERSHIP UNITS

Ownership rights in the company are evidenced by membership units. Each membership unit represents a pro rata ownership interest in the company's capital, profits, losses and distributions and the right to vote and participate in the management of the company as provided in the Operating Agreement. The company maintains a membership register setting forth the name, address, capital contributions and number of units held by each member at its principal office.

MAXIMUM OWNERSHIP PERCENTAGE

Under our Operating Agreement, no member can own more than thirty percent (30%) of the total issued and outstanding membership units. The calculation of your thirty percent (30%) limitation includes the number of membership units owned by you and your spouse, children, parents, brothers and sisters, and any membership units owned by any corporation, partnership or other entity in which you or your family members owns or controls a majority of the voting power.

CUMULATIVE VOTING FOR MEMBERS

Each membership unit is entitled to one vote per unit except that voting is cumulative in the election of directors. With cumulative voting, each member is entitled to as many votes as the total number of units held of record by such member multiplied by the number of directors to be elected at the meeting. Each member is then entitled to cumulate his votes and cast all of them for one nominee or distribute them among any or all of the nominees in such proportion as the member may desire. The nominees receiving the highest number of votes on the foregoing basis, up to the total number of directors to be elected at the meeting, will be elected.

NO PREEMPTIVE RIGHTS

Our Operating Agreement denies preemptive rights to members of the company. If we decide to issue additional membership units in the future, we could do so without first offering the additional units to you. You would then experience a dilution in your percentage membership interest in the company.

RESTRICTIVE LEGEND ON MEMBERSHIP CERTIFICATE

We will place on your membership certificate or any other document evidencing ownership of our membership units, restrictive legends similar to the following:

      The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating Agreement of Husker Ag Processing, LLC, as amended from time to time. Copies of the Operating Agreement may be obtained upon written request to the Board of Directors of Husker Ag Processing, LLC.

                        RESTRICTIONS ON TRANSFER OF UNITS

For the reasons described below, investment in the company should be undertaken only by those investors who can afford an illiquid investment and who do not intend to resell or transfer their membership units.

All transfers are subject to a determination that the transfer will not cause the Company to be deemed a publicly traded partnership.

We have restricted your ability to transfer your membership units to ensure that the company is not deemed a "publicly traded partnership" and thus taxed as a corporation. Under the Operating Agreement, no transfers may occur without the approval of the Board of Directors. The Board of Directors will only permit transfers that fall within "safe harbors" contained in the publicly traded partnership rules under the Internal Revenue Code. These include:

      o     transfers by gift,

      o     transfers upon the death of a member,

      o     intra-family transfers and

      o other transfers during the tax year that in the aggregate do not exceed 2% of the total outstanding membership units.

Any transfer in violation of the publicly traded partnership requirements or without the prior consent of the Board will be null and void.

                            SUMMARY OF THE COMPANY'S
                 SECOND AMENDED AND RESTATED OPERATING AGREEMENT

Your rights and obligations as a member of Husker Ag will be governed by the Second Amended and Restated Operating Agreement. A copy of the Second Amended and Restated Operating Agreement is attached hereto as Appendix A. Before buying any membership units you should carefully study the Operating Agreement in its entirety. The following is a summary of some of the terms and provisions of the Operating Agreement which govern the company and its members. This summary is qualified in its entirety by reference to the full text of the Operating Agreement, and in the event of a conflict or apparent conflict between this summary and the full text of the Operating Agreement, the Operating Agreement shall control. The following provisions of our Operating Agreement are summarized in greater detail elsewhere in this prospectus:

      o     For distributions, please see "Distribution Policy";

      o For limitation of liability and indemnification of directors and members, please see "Management--Limitations of Directors' and Members' Liability and Indemnification"

      o For federal income tax issues, please see "Federal Income Tax Consequences of Owning Our Membership Units."

ORGANIZATION AND DURATION

We were organized on August 29, 2000 as a Nebraska limited liability company. We will continue to operate until our members or a court determines that we should dissolve, liquidate and wind up our business.

PURPOSE

Our purpose is to construct, own and operate an ethanol plant. In addition, we may engage in any other business or activity as long as our directors approve the activity, and it does not violate Nebraska law. We may engage in any transactions that are necessary, appropriate and proper to further our purpose.

MEETINGS

Starting in 2002, the company will hold annual meetings of the members in June to transact business which comes before the meeting. Special meetings of the members may be called:

      o     by the Chairman of the Board,

      o     by any three (3) directors, or

      o by member(s) holding twenty percent (20%) of the outstanding membership interests.

Special meetings will be held at the principal place of business of the company, or elsewhere as the notice of such meeting shall direct. You may attend any meeting in person or by proxy. Written notice to all members stating the date, time and place of the meeting and a description of the purpose(s) of the meeting must be mailed, not fewer than ten (10) nor more than sixty (60) calendar days before the date of the meeting.

Members holding at least a majority in interest represented in person or by proxy constitutes a quorum at any meeting of members.

RIGHTS AND OBLIGATIONS OF MEMBERS

The dissolution and winding up of the company requires the approval of members required under the Nebraska Limited Liability Company Act, as amended from time to time; provided, however, in the event that the statute referred to above is amended to require approval of members holding less than eighty percent (80%), the dissolution and winding up of the company shall require the affirmative vote of members holding eighty percent (80%) of the outstanding percentage interests.

The members shall further have the right, by the affirmative vote of members holding at least a two-thirds (2/3) majority in interest, to approve the following actions:

      o the sale, exchange or other disposition of all, or substantially all, of the company's assets (other than in the ordinary course of the company's business) which is to occur as part of a single transaction or plan; and

      o     the merger or consolidation of the company with another entity.

Individual members do not have the authority or power to act for or on behalf of the company, to do any act that would be binding on the company or to incur any expenditures on behalf of the company.

You do not have the right to withdraw from the company as a member except as permitted in the Operating Agreement under Article 10 covering transfers of membership interests. You do not have preemptive rights to acquire any additional membership units or other interest in the company.

ACCESS TO BOOKS AND RECORDS

Upon five days written notice to the company, you have the right to inspect and copy during regular business hours at the company's principal office the following records:

      (i) Articles or Restated Articles of Organization and all amendments thereto currently in effect;

      (ii) Operating Agreement and all restatements and amendments thereto currently in effect;

      (iii) Minutes of all member meetings and records of all action taken by members without a meeting for the past three years;

      (iv) All written communications to the members generally within the past three years;

      (v) Annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of changes in members' equity for that year unless such information appears elsewhere in the financial statements, along with the accountant's report if the annual financial statements are reported upon by a public accountant;

      (vi) A list of the names and business addresses of the company's current directors and officers; and

      (vii) The most recent annual report delivered by the company to the Nebraska Secretary of State.

Upon five days prior written notice to the company, you also have the right to inspect and copy during regular business hours at a reasonable location specified by the company any of the following records if (a) your demand is made in good faith and for a proper purpose; (b) you describe with reasonable particularity your purpose and the records you desire to inspect; and (c) the records are directly connected with your purpose:

      (i) Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the company, minutes of any meeting of the members, and records of action taken by the members or Board of Directors without a meeting, to the extent not subject to inspection under subsection (1) of this section;

      (ii)  Accounting records of the company; and

      (iii) The membership register.

MEMBER LIABILITY TO THE COMPANY

Your liability shall be limited as set forth in the Operating Agreement, the Nebraska Limited Liability Company Act and other applicable law. You will not be personally liable for any debts or losses of the company beyond your respective capital contributions as set forth in the Operating Agreement, except as provided in the Operating Agreement or as otherwise required by law. If you receive a distribution made by the company which is either: (1) in violation of the Operating Agreement, or (2) made when the company's liabilities exceed its assets (after giving effect to the distribution), you remain liable to the company for a period of six (6) years after such distribution for the amount of the distribution.

MANAGEMENT OF THE COMPANY

The Board of Directors manages, directs and controls the business and affairs of the company. Except for situations in which the approval of the members is required by the Operating Agreement or by applicable law, the Board has the full and complete authority, power and discretion to manage and control the business, affairs and properties of the company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the company's business.

The Board of Directors has nine (9) directors who are elected at the annual meeting of the members. The Operating Agreement provides for a staggered Board of Directors where each director is elected for a term of three (3) years.

      o     Class I directors' terms expire at the 2002 annual meeting.

      o     Class II directors' terms expire at the 2003 annual meeting.

      o     Class III directors' terms expire at the 2004 annual meeting.

The initial classification of the board members was determined by random selection through a lottery. Each director shall hold office for his respective term until his successor shall have been elected and qualified. Directors do not need to be residents of the State of Nebraska or members of the company.

The Board's power and authority includes, but is not limited to, the right to take the following actions on behalf of the company:

      (a) expend company funds in connection with the operation of the company's business or otherwise pursuant to the Operating Agreement;

      (b) employ and dismiss from employment any and all employees, agents, independent contractors, attorneys and accountants;

      (c) prosecute, settle or compromise all claims against third parties, compromise, settle or accept judgment on, claims against the company and execute all documents and make all representations, admissions and waivers in connection therewith;

      (d) borrow money on behalf of the company from any person, issue promissory notes; drafts and other negotiable and nonnegotiable instruments and evidences of indebtedness, secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, property of the company, whether at the time owned or thereafter acquired;

      (e) hold, receive, mortgage, pledge, lease, transfer, exchange, otherwise dispose of, grant options with respect to, and otherwise deal in the exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property of whatever nature held or owned by, or licensed to, the company;

      (f)   lend any of the company property with or without security;

      (g) have and maintain one or more offices within or without the State of Nebraska;

      (h) open, maintain and close bank accounts and money market mutual funds accounts, and draw checks and other orders for the payment of monies;

      (i) engage accountants, custodians, consultants and attorneys and any and all other agents and assistants (professional and nonprofessional) and pay such compensation in connection with such engagement that the Board of Directors determines is appropriate;

      (j) enter into, execute, make, amend, supplement, acknowledge, deliver and perform any and all contracts, agreements, licenses, and other instruments, undertakings and understandings that the Board determines is necessary, appropriate or incidental to carrying out the business of the company;

      (k)   file a petition in bankruptcy on behalf of the company; and

      (l) delegate to the Chairman, President and other Officers such responsibility and authority as the Board deems necessary or appropriate from time to time.


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

The Operating Agreement requires the affirmative vote of a majority of the Board of Directors for:

      o incurring any indebtedness or expense in excess of $20,000 other than in the ordinary course of business;

      o pledging, mortgaging, encumbering or granting any lien on any assets of the company other than in the ordinary course of business; and

      o purchasing any asset or making capital expenditures in excess of $20,000.

Members of the Board must perform their duties as directors in good faith, in a manner he or she reasonably believes to be in the best interests of the company. Each member of the Board must use such care as an ordinarily prudent person in a like position would use under similar circumstances.

The Board does not, in any way, guarantee the return of your capital contributions or a profit for you from the operations of the company. The Board shall not be liable to the company or to any member for any loss or damage sustained by the company or its members, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct, breach of the Operating Agreement or a wrongful taking by the Board.

A director may resign at any time by giving written notice to the members of the company. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless, otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a director who is also a member shall not affect the director's rights as a member and shall not constitute a withdrawal of a member.

At a meeting called expressly for that purpose, a director may be removed at any time, with or without cause, by the affirmative vote of members holding eighty percent (80%) of the percentage interests. The removal of a director who is also a member shall not affect the director's rights as a member and shall not constitute a withdrawal of a member.

ALLOCATIONS OF PROFITS AND LOSSES

We will allocate the company's profits and losses to you according to your membership interest, as adjusted from time to time. The Board will determine whether to distribute or retain the profits. The Board may agree to distribute cash to the members irrespective of profits. The Board may agree to distribute in kind property held by the company.

CAPITAL ACCOUNTS AND DISTRIBUTIONS

You will have a capital account on the books of the company.

We will credit your capital account with the following:

      (i) the cash and the fair market value of any property other than cash contributed by you to the capital of the company;

      (ii) your allocable share of profits and any items of income or gain which are specially allocated to you; and

      (iii) the amount of any company liabilities assumed by you which are secured by any property of the company distributed to you.


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

We will debit your capital account for the following:

      (i) the cash and the fair market value of any property other than cash distributed to you;

      (ii) your allocable share of losses and any items of expense or loss which are specially allocated to you; and

      (iii) the amount of any of your liabilities assumed by the company or which are secured by any property contributed by you to the company.

TRANSFER OF INTERESTS IN THE COMPANY

You may not transfer all or any portion of your interest without the prior written consent of the Board of Directors. You cannot transfer any membership unit if the Board determines the transfer would cause the company to be treated as a "publicly traded partnership". Transfers that violate any restrictions of the Operating Agreement or applicable law are null and void with no force or effect whatsoever, and the intended transferee will not acquire any rights in the membership unit.

Subject to the limits on total maximum ownership set forth in the Operating Agreement and subject to Board approval, the following transfers are "permitted transfers" for purposes of the Operating Agreement and subject to Board approval:

      (a) a transfer by a member and any related persons (as defined in the Internal Revenue Code) in one or more transactions during any thirty
            (30) calendar day period of interests representing in the aggregate more than two percent (2%) of the total interests in company; or

      (b) a transfer or series of related transfers by one or more members (acting together) which involves the transfer of fifty percent (50%) or more of the outstanding units; or

      (c)   a transfer effected through a qualified matching service; or

      (d) a transfer by gift or bequest only to a spouse or child of such transferring member, or to a trust established for the benefit of such spouse or child, or to an existing member of the company upon ten (10) days' prior written notice to the company of such gift or bequest.

The Board of Directors, in its sole discretion, may also require the following upon any transfer of membership units,

      o an opinion of counsel (whose fees and expenses shall be borne by the transferor) satisfactory in form and substance to the Board that such transfer may be lawfully made without registration or qualification under applicable state and federal securities laws, or such transfer is properly registered or qualified under applicable state and federal securities laws, and if requested by the company, that the transfer will not cause the company to be treated as a publicly traded partnership;

      o such documents and instruments of conveyance executed by the transferor and transferee as may be necessary or appropriate in the opinion of counsel to the company to effect such transfer, except that in the case of a transfer of units involuntarily by operation of law, the transfer shall be confirmed by presentation of legal evidence of such transfer, in form and substance satisfactory to the company;

      o     the transferor's membership certificate;

      o the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the interest transferred, and any other information reasonably necessary to permit the company to file all required federal and state tax returns and other legally required information statements or returns;

      o evidence satisfactory in form and substance to the Board that the transferee meets the maximum unit ownership limitations; and

      o other conditions on the transfer of units adopted by the Board from time to time as it deems appropriate.

FAIR MARKET VALUE

Fair market value of a membership interest on any date will be equal to the most recent fair market valuation determination of the per membership unit value by the Board in good faith; provided, that the valuation will be calculated on a basis as consistent as practicable from period to period. The Board may, in its sole discretion, employ the advice of independent and qualified professionals in the determination of the fair market value, but is not under any obligation to do so. The fair market value of the company's membership units shall be determined at least annually. Valuations shall generally be performed, at the discretion of the Board, as of the end of each fiscal year of the company's operations at the annual meeting of the Board; however, the Board, in its sole discretion, may have fair market valuations of the company performed at any time or from time to time during any year Except as otherwise specifically provided in the Operating Agreement, the Board will use the results of the most recent valuation in determining the fair market value of a membership interest. No member or any party other than the Board shall have the right to require or request that a new or more recent valuation be performed for purposes of determining the fair market value of the company or a membership interest. The Board will not establish the fair market value more than four (4) times during the company's taxable year.

TRANSFER UPON DEATH OF A MEMBER

If you die, your estate or personal representative may request that the company repurchase your interest within one hundred twenty (120) days after your death. The company is not obligated to repurchase your membership units and we cannot assure you that the company would have sufficient liquidity to agree with any request for redemption, or that the Board of Directors in its discretion would agree to use the company's cash on hand for such purpose. The purchase price will be the fair market value of your interest in effect as of the date of receipt of notification of your death. Your estate or personal representative may exercise this right by providing written notice to the company within one hundred twenty (120) days after the date of your death; provided, however, the Company will not repurchase such interest earlier than sixty (60) days after the company receives notice of the repurchase request. Transfers upon death are subject to a determination by the Board that the transfer will not cause the company to be deemed a publicly traded partnership.

PAYMENT TERMS

If the purchase price for an interest transferred due to death exceeds five thousand dollars ($5,000.00), the company or the purchasing member has the right to pay for the interest purchased by paying five thousand dollars ($5,000) at closing and executing a promissory note for the balance of the purchase price. The company must pay the promissory note in five (5) equal annual installments due on the anniversary date of the closing and the promissory note will accrue interest at a rate determined by the Board which will not be less than the then current prime rate established by a major bank selected by the Board for loans to such bank's most creditworthy commercial borrowers. The company may prepay the promissory note, in whole or in part, at any time without penalty or premium. The company may increase or decrease the purchase price by an amount equal to any indebtedness owed the selling member by the company, or the deduction of any indebtedness owed the company by the selling member, or both.


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

Upon the sale of an interest by a member, all rights of the member with respect to the interest, including the right to vote such interest and to receive distributions, shall terminate except for the member's right to receive payment therefor.

EFFECTIVE DATE OF TRANSFERS

The effective date for any transfer of membership unit will be the day of the month and year:

      (i) in which the transfer occurs (as reflected by the form of assignment); and

      (ii) the transferee's name and address and the nature and extent of the transfer are reflected in the records of the company;

provided, however, the effective date of a transfer for purposes of allocation of profits and losses and for distributions shall be determined as set forth below.

The Board may establish interim periods in which transfers may occur (the "Interim Transfer Periods"); provided, however, the Board shall provide members reasonable notice of the Interim Transfer Periods and advance notice of any change to the Interim Transfer Periods. For purposes of making allocations of profits and losses, and distributions, the company will use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and recognize the transfer as of the first day following the close of Interim Transfer Period in which the member complied with the notice, documentation and information requirements of Article 10 of the Operating Agreement . All distributions on or before the end of the applicable Interim Transfer Period in which such requirements have been substantially complied with shall be made to the transferor and all distributions thereafter shall be made to the transferee. The Board has the authority to adopt other reasonable methods and/or conventions with respect to allocations and distributions.

REDEMPTION OF A MEMBER

You may request a repurchase of your membership units by the company upon sixty
(60) calendar days' prior written notice to the Board of Directors. The redemption price will be the fair market value of your interest in effect as of the date of receipt of your request for redemption. The company is not obligated to repurchase your membership units and we cannot assure you that the company would have sufficient liquidity to agree with any request for redemption, or that the Board of Directors in its discretion would agree to use the company's cash on hand for such purpose. The redemption must be approved by the Board and the redemption must comply with all applicable IRS regulations. Upon any redemption which is approved, you will receive a payment equal to the fair market value of your interest in the company as of the effective date of the redemption. But, if the remaining members of the company agree to dissolve the company, you will receive your share of the assets of the company instead of a redemption payment. Redemption transfers are subject to a determination by the Board that the transfer will not cause the company to be deemed a publicly traded partnership.

DISSOLUTION AND WINDING UP

The dissolution and winding up of the company requires the approval of members required under the Nebraska Limited Liability Company Act, as amended from time to time; provided, however, in the event that the statute referred to above is amended to require approval of members holding less than eighty percent (80%), the dissolution and winding up of the company requires the affirmative vote of members holding eighty percent (80%) of the membership interests. Upon the voluntary or involuntary withdrawal or removal of a member, the company will dissolve and wind up its business affairs in accordance with the Operating Agreement, unless the remaining members elect to continue the operations and existence of the company. The members must make this election in a writing signed by all remaining members. The company can continue to operate and exist with only one remaining member.


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

The company may also be dissolved and its affairs wound up as otherwise required or permitted by the Nebraska Limited Liability Company Act.

The Board is responsible for winding up the company's affairs if dissolved. Unless prohibited by Nebraska law, if the company dissolves, the Board will distribute the company's assets as set forth below unless otherwise prohibited by applicable law. The Board is authorized to do all acts authorized by law to wind up the company's affairs, including, the right to sell the company's assets or to distribute the assets in kind to the members.

The fair market value of the company's assets will be determined, including the value of any real or personal property held by the company in accordance with the terms of the Operating Agreement.

The Board will distribute the company's assets in the following manner and order:

      (1) to the claims of all creditors of the company, including members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the company, other than liabilities for distributions to members;

      (2) to members and former members in satisfaction of liabilities for distribution, pursuant to Section 21-1625(1)(b) of the Nebraska Limited Liability Company Act, and

      (3) to the members with positive capital account balances in accordance with their percentage interests.

If you are entitled to a distribution of any of the company's assets upon dissolution, you will receive your share of such assets in cash or in kind, and the portion of such share that is received in cash may vary from member to member. If the company cannot return the full amount of your capital contribution, you have no recourse against the Board of Directors, the company or against any other member.

In the discretion of the Board, a pro rata portion of the distributions that would otherwise be made to the members upon dissolution may be:

      o distributed to a trust established for the benefit of the members for the purposes of liquidating company assets, collecting amounts owed to the company, and paying any contingent or unforeseen liabilities or obligations of the company or of the members arising out of or in connection with the company. The assets of any such trust shall be distributed to the members from time to time, in the reasonable discretion of the Board, in the same proportions as the amount distributed to such trust by the company would otherwise have been distributed to the members; or

      o withheld to provide a reasonable reserve for company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the company, provided that such withheld amounts shall be distributed to the members as soon a practicable.

You will have no liability to the company, to the other members, or to the creditors of the company on account of any deficit balance in your capital account balance except to the extent such deficit arises from your failure to contribute the full amount of your agreed upon capital contribution or any additional agreed upon capital contribution.

AMENDMENTS

Amendments to the Operating Agreement may be adopted upon the affirmative vote of two thirds of the members of the Board. The Operating Agreement may also be amended upon an affirmative vote of two-thirds (2/3) majority in interest of the members. If the Board materially modifies or amends the Operating Agreement, the Board will send notice to the members of the material change within a reasonable period of time after the effective date of the modification or amendment.

                            INCOME TAX CONSIDERATIONS
                         OF OWNING OUR MEMBERSHIP UNITS

The following summary of the material federal income tax considerations relating to the tax treatment of the company and its members is based on current law, is for general purposes only, and is not tax advice. The summary is not intended to represent a detailed description of the federal income tax consequences applicable to you. The summary is based on current provisions of the Internal Revenue Code, current and proposed Treasury Regulations, court decisions, and other administrative rulings and interpretations. These sources are subject to change, and these changes may be applied retroactively. We cannot provide any assurance that any such change, future provisions of the Internal Revenue Code or other legal authorities will not alter significantly the tax considerations we describe in this summary.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, AND LOCAL TAX CONSEQUENCES TO YOU ON THE PURCHASE, OWNERSHIP AND SALE OF THE MEMBERSHIP UNITS. THIS SECTION IS NOT TO BE CONSTRUED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING.

Except as expressly noted, the statements, conclusions, and opinions contained in this section and the opinion attached as Exhibit 8.1 to the registration statement constitute the opinion of our tax counsel regarding general federal income tax consequences of owning our units. Our tax counsel's opinion is based on existing law as contained in the Internal Revenue Code, Treasury Regulations, administrative rulings, and court decisions as of the date of this prospectus. No rulings have been or will be requested from the IRS concerning any of the tax matters we describe. Accordingly, the IRS or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes.

TAX STATUS OF THE COMPANY

Single-tax treatment and the ability to make cash distributions to members without incurring an entity level federal income tax depends on the treatment of the company as a partnership for income tax purposes. We expect to be taxed as a partnership for federal income tax purposes. This means that the company will pay no federal income tax and members will pay tax on their share of the company's net income. Under Treasury Regulations known as the "check-the-box" regulations, an unorganized entity such as a limited liability company will be taxed as a partnership unless the entity is considered a "publicly traded partnership" or the entity affirmatively elects to be taxed as a corporation. We will not elect to be taxed as a corporation and will endeavor to take such steps as are feasible and advisable to avoid classification as a publicly traded limited partnership.

If we fail to qualify for partnership taxation for whatever reason, we will treated as a "C corporation" for federal income tax purposes. As a "C corporation," we will be taxed on its taxable income at corporate rates (currently a maximum 35% federal rate for taxable revenue in excess of $10,000,000), distributions would generally be taxed again to members as corporate dividends, and the members will not be required or allowed to report their share of the company's income, gains, losses or deductions on their tax returns. Because a tax would be imposed upon the company as an entity, the cash available for distribution to members would be reduced by the amount of tax paid which could cause a reduction in the value of the membership units.

PUBLICLY TRADED PARTNERSHIP RULES

To qualify for taxation as a partnership, the company cannot be subject to the "publicly traded partnership" rules under Section 7704 of the Internal Revenue Code. Generally, the Internal Revenue Code provides that a publicly traded partnership will be taxed as a corporation.

THE INTERNAL REVENUE CODE DEFINES A PUBLICLY TRADED PARTNERSHIP AS A PARTNERSHIP WHOSE INTERESTS ARE TRADED ON AN ESTABLISHED SECURITIES MARKET, OR ARE READILY TRADABLE ON A SECONDARY MARKET (OR THE SUBSTANTIAL EQUIVALENT THEREOF). Although there is no legal authority on whether a limited liability company is subject to the publicly traded partnership rules, it is probable that the company is subject to the publicly traded partnership rules because it has elected to be classified and taxed as a partnership. We will attempt to avoid treatment as a publicly traded partnership.

Under Section 1.7704-1(d) of the Treasury Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless:

      o the partnership participates in the establishment of the market or the inclusion of its interests thereon, or

      o the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting the transferee as a partner.

WE DO NOT INTEND TO LIST THE MEMBERSHIP UNITS ON ANY STOCK EXCHANGE OR THE NASDAQ STOCK MARKET. IN ADDITION, THE OPERATING AGREEMENT PROHIBITS ANY TRANSFER OF MEMBERSHIP UNITS WITHOUT THE APPROVAL OF THE BOARD. The Board will only approve transfers that fall within certain safe harbor provisions of the Treasury Regulations and therefore will not cause the company to be classified as a publicly traded partnership. These safe harbor provisions generally provide that interests will not be treated as readily tradable on a secondary market (or the substantial equivalent thereof) if the interests are transferred: (1) in "private transfers"; (2) in qualified redemptions and repurchases; (3) pursuant to a qualified matching service; or (4) in limited amounts that satisfy a 2% test.

Private transfers include, among others:

      o transfers such as gifts in which the transferee's tax basis is determined by reference to the transferor's tax basis in the interests transferred,

      o transfers at death, including transfers from an estate or testamentary trust,

      o transfers between members of a family (as defined in Section 267(c)(4) of the Internal Revenue Code),

      o transfers from retirement plans qualified under Section 401(a) of the Internal Revenue Code or an IRA, and

      o "block transfers". A "block transfer" is a transfer by a member and any related persons (as defined in the Internal Revenue Code) in one or more transactions during any thirty (30) calendar day period of interests representing in the aggregate more than two percent (2%) of the total interests in partnership capital or profits.


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

Transfers pursuant to a qualified redemption or repurchase are disregarded in determining whether interests are readily tradable on a secondary market if all of the following conditions are met:

      (1) the redemption or repurchase cannot occur until at least sixty (60) days after the partnership receives written notice of the member's intent to exercise the redemption or repurchase right;

      (2)   either the purchase price is not established until at least sixty
            (60) days after receipt of such notification, or the purchase price is established not more than four times during the entity's tax year; and

      (3) the sum of the interests in capital or profits transferred during the year (other than in private transfers) cannot exceed ten percent (10%) of the total interests in partnership capital or profits.

Transfers through a qualified matching service also are disregarded in determining whether interests are readily tradable. A matching service is qualified only if:

      (1) it consists of a computerized or printed system that lists customers' bid and/or ask prices in order to match members who want to sell with persons who want to buy,

      (2) matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest,

      (3) the seller cannot enter into a binding agreement to sell the interest until the fifteenth (15th) calendar day after his interest is listed (which date must be confirmable by maintenance of contemporaneous records),

      (4) the closing of a sale effected through the matching service does not occur prior to the forty-fifth (45th) calendar day after the interest is listed,

      (5) the matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (non firm price quotes) or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest) and does not display quotes at which any person is committed to buy or sell a interest at the quoted price (firm quotes),

      (6) the seller's information is removed within one hundred twenty (120) days of its listing and is not reentered into the system for at least sixty (60) days after its deletion, and

      (7) the sum of the percentage interests transferred during the entity's tax year (excluding private transfers) cannot exceed ten percent (10%) of the total interests in partnership capital or profits.

In addition, interests are not treated as readily tradable if the sum of the percentage interests transferred during the entity's tax year (excluding private transfers, qualified redemptions and qualified matching service transfers) do not exceed two percent (2%) of the total interests in partnership capital or profits.

FLOW-THROUGH OF TAXABLE INCOME -- USE OF CALENDAR YEAR

Based on our intent to be taxed as a partnership, we do not anticipate that the company will pay any federal income tax. Instead, you will be required to report on your income tax return your allocable share of the company's income, gains, losses and deductions. You must report these amounts regardless of whether you received any corresponding cash distributions.


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

Because the company will be taxed as a partnership, it will have its own taxable year separate from the taxable years of its members. Unless a business purpose can be established to support a different taxable year, a partnership must use the "majority interest taxable year" which is the taxable year that conforms to the taxable year of the holders of more than fifty percent (50%) of its interests.

In the company's case, the majority interest taxable year is the calendar year. Establishing a valid business purpose for a nonconforming taxable year is difficult. The IRS has ruled that, in determining whether a partnership has established a sufficient business purpose to justify consent to use a nonconforming taxable year, both tax factors and nontax factors must be considered. Moreover, the ruling states that, where the use by a partnership of a nonconforming year results in deferral or distortion of income, the nontax factors must be "compelling." The examples in the ruling indicate that the IRS is not likely to view many nontax factors as compelling. Although we may explore the possibility of successfully applying for a nonconforming taxable year, members should assume that the company will be required to use the calendar year.

FLOW-THROUGH OF TAXABLE INCOME OR LOSS

You must report your share of the company's income, gains, losses and deductions on your income tax return for your taxable year with which or within which ends the company's taxable year regardless of whether you received any cash distributions. To illustrate:

      o If you are a calendar year member, you will include your share of the company's 2001 taxable income or loss on your 2001 income tax return.

      o If you are a member with a June 30 fiscal year, you will report your share of the company's 2001 taxable income of loss on your income tax return for the fiscal year ending June 30, 2002.

TAX CONSEQUENCES TO OUR MEMBERS

As a member, you will be required to report on your income tax return for your taxable year with which or within which our taxable year ends, your distributive share of our income, gains, losses and deductions without regard to whether any cash distributions are received. To illustrate, each calendar year member will include his or her share of our 2000 taxable income or loss on his or her 2000 income tax return. A member with a June 30 fiscal year will report his or her share of our 2000 taxable income or loss on his or her income tax return for the fiscal year ending June 30, 2001. We will provide each member with an annual Schedule K-1 indicating such holder's share of our income, loss and their separately stated components.

TAX TREATMENT OF DISTRIBUTIONS

Distributions to you generally will not be taxable to you for federal income tax purposes as long as distributions do not exceed your basis in your membership units immediately before the distribution. Cash distributions in excess of your membership unit basis (which are considered unlikely) are treated as gain from the sale or exchange of the membership units under the rules for membership unit dispositions.

INITIAL TAX BASIS OF UNITS AND PERIODIC BASIS ADJUSTMENTS

Your basis in your membership units will increase to reflect:

      o the amount of cash you contribute or the adjusted basis in any property you contribute;

      o     the amount of any depletions (not likely to be relevant);

      o your distributive share of the company's taxable income and tax-exempt income; and

      o     increase in a your share of the company's debt.


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

Your basis in your membership unit basis will decrease (but not below zero) to reflect:

      o the amount of any cash distributed to you or the basis of any property distributed to you;

      o     the amount of certain depletion deductions;

      o your distributive share of company losses and nondeductible expenditures that are "not properly chargeable to capital account"; and

      o     any reduction in your share of company's debt.

The membership unit basis calculations are complex. You are only required to compute your membership unit basis if the computation is necessary to determine your tax liability but accurate records should be maintained. Typically, basis computations are necessary at the following times:

      (1) The end of a taxable year during which the company suffered a loss, for the purpose of determining the deductibility of your share of the loss;

      (2)   Upon the liquidation or disposition of your membership interest, and

      (3) Upon the nonliquidating distribution of cash or property to you, in order to ascertain the basis of distributed property or the taxability of cash distributed.

Except in the case of a taxable sale of a membership unit or liquidation of the company, exact computations usually are not necessary. For example, if you regularly receive cash distributions that are less than or equal to your share of the company's taxable income, you will have a positive membership unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable to you under Internal Revenue Code Section 731(a) (1). The purpose of the basis adjustments is to keep track of your "tax investment" in company, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the membership units.

DEDUCTIBILITY OF LOSSES; PASSIVE LOSS LIMITATIONS

In general, you may deduct losses allocated to you, subject to a number of restrictions. Those restrictions include a general rule that losses cannot be deducted if (1) they exceed your basis in your membership units, or (2) to the extent they exceed your at-risk amount. These specific restrictions are not likely to impact you. However, if the company incurs a taxable loss or if taxable income is insufficient to cover interest expense on the company related borrowing, the passive activity loss deduction rules are likely to have widespread effect. Internal Revenue Code Section 469 substantially restricts the ability of taxpayers to deduct losses from passive activities.

Passive activities generally include activities conducted by pass-through entities, such as the company and other partnerships, limited liability companies or "S" corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer's income from other passive activities. Passive activity losses that are not deductible because of these rules may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a member's entire interest in the company to an unrelated party in a fully taxable transaction. It is important to note that "passive activities" do not include dividends and interest income that normally is considered to be "passive" in nature; nor do they include farming operations in which the taxpayer is a material participant.


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

Your ability to deduct any losses we allocate to you, is determined by applying the following three limitations dealing with basis, at-risk amounts and passive losses.

      (1) Basis. You may deduct an amount not to exceed your adjusted basis in your units pursuant to Internal Revenue Code Section 704(d). If your share of our losses exceeds your basis in your units at the end of any taxable year, such excess losses, to the extent they exceed your adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year your adjusted basis in your units exceeds zero.

      (2) At-Risk Rules. Under the "at-risk" provisions of Section 465 of the Internal Revenue Code, if you are an individual taxpayer (including an individual partner in a partnership) or a closely-held corporation, you may deduct losses from a trade or business activity, and thereby reduce your taxable income from other sources, only to the extent you are considered "at risk" with respect to that particular activity. The amount you are considered to have "at risk" includes money contributed to the activity and certain amounts borrowed with respect to the activity for which you may be liable.

      (3) Passive Loss Rules. Section 469 of the Internal Revenue Code may substantially restrict your ability to deduct losses and tax credits from passive activities. Passive activities generally include activities conducted by pass-through entities, such as our limited liability company, certain partnerships, of S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer's income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a member's entire interest in us to an unrelated party in a fully taxable transaction. It is important to note that "passive activities" do not include dividends and interest income that normally is considered to be "passive" in nature.

For members who borrow money to purchase their units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a member's only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that member's share of our taxable income is less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the member's entire interest in our limited liability company to an unrelated party in a fully taxable transaction.

ALTERNATIVE MINIMUM TAX

If the company adopts accelerated methods of depreciation, it is possible that taxable income for alternative minimum tax purposes might exceed regular taxable income passed through to the members. We cannot guarantee whether you are likely to be adversely affected by such excess alternative minimum taxable income.


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

ALLOCATION OF INCOME AND LOSSES

Your distributive share of our income, gain, loss, or deduction for federal income tax purposes generally is determined in accordance with our Operating Agreement. Under Section 704(b) of the Internal Revenue code, however, an allocation, or portion thereof, will be respected only if it either has "substantial economic effect" or is in accordance with the "partner's interest in the partnership." If the allocation or portion thereof contained in our operating agreement does not meet either test, the IRS may make a reallocation of such items in accordance with their determination of each member's economic interest in us. Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the Operating Agreement are intended to comply with the Treasury Regulations' test for having substantial economic effect.

TAX CONSEQUENCES OF DISPOSITION OF UNITS -- RECOGNITION OF GAIN OR LOSS

You will recognize gain or loss on a sale of your membership units equal to the difference between the amount realized and your basis in the membership units sold. Amount realized includes cash and the fair market value of other property received plus your share of the company's debt. Because of the inclusion of debt in basis, it is possible that you could have a tax liability on the sale that exceeds your actual proceeds of the sale.

Gain or loss recognized by you on the sale or exchange of a membership unit held for more than one year generally will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under Internal Revenue Code Section 751 to the extent attributable to depreciation recapture or other "unrealized receivables" or "substantially appreciated inventory" owned by the company.

ALLOCATIONS AND DISTRIBUTIONS FOLLOWING UNIT TRANSFERS

The Board, in its sole discretion, may establish interim periods in which transfers may occur (the "Interim Transfer Periods"); provided, however, the Board will provide members reasonable notice of the Interim Transfer Periods and advance notice of any change to the Interim Transfer Periods.

For purposes of making allocations of profits and losses, and distributions, the company will use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and recognize the transfer as of the first day following the close of Interim Transfer Period in which the member complied with the notice, documentation and information requirements of
Article 10 of the Operating Agreement. All distributions on or before the end of the applicable Interim Transfer Period in which such requirements have been substantially complied with shall be made to the transferor and all distributions thereafter shall be made to the transferee. The Board the authority to adopt other reasonable methods and/or conventions.

OUR DISSOLUTION AND LIQUIDATION MAY BE TAXABLE TO YOU, UNLESS OUR PROPERTIES ARE DISTRIBUTED IN-KIND

Our dissolution and liquidation will involve the distribution to you of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, your units may be liquidated by one or more distributions of cash or other property. If you receive only cash upon the dissolution, gain would be recognized by you to the extent, if any, that the amount of cash received exceeds your adjusted basis in your units. No gain or loss will be recognized if we distribute our own property in a dissolution. However, since our primary asset likely be the ethanol plant, it is unlikely that we will make a distribution in kind.


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

REPORTING REQUIREMENT

Article 10 of the Operating Agreement contains the requirements for a valid transfer of membership units, including proper documentation and Board approval. In addition, the IRS requires a taxpayer who sells or exchanges a membership unit to notify company in writing within thirty days or, for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to "Section 751(a) exchanges," it is likely that any transfer of an company membership unit will constitute a
Section 751(a) exchange. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor and, if known, of the transferee and the exchange date. Currently the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

TAX INFORMATION TO MEMBERS; CONSISTENT REPORTING

The company will be required to provide each member with a Schedule K-1(or authorized substitute therefore) on an annual basis. Harsh penalties are provided for failure to do so unless reasonable cause for the failure is established. Each member's Schedule K-1 will set out the holder's distributive share of each item of income, gain, loss, deduction or credit that is required to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 "Notice of Inconsistent Treatment or Administrative Adjustment Request (AAR) with the original or amended return in which the inconsistent position is taken.

IRS AUDIT PROCEDURES

Prior to 1982, regardless of the size of a partnership, adjustments to a partnership's items of income, gain, loss, deduction, or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions, or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes. The Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA") established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all "partnership items" to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since the company will be taxed as a partnership, the TEFRA rules are applicable to it and its members.

The IRS may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the IRS must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The TEFRA rules establish the "Tax Matters Member" as the primary representative of a partnership in dealings with the IRS. The Tax Matters Member must be a "member-manager" which is defined as an company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In the company's case, this would be a member of the Board of Directors who is also a member of company. Section 11.4 of the Operating Agreement provides for Board designation of the Tax Matters Member and for default designations if it fails to do so. The IRS generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the IRS.


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

INTEREST ON UNDERPAYMENT OF TAXES; ACCURACY-RELATED PENALTIES; NEGLIGENCE PENALTIES

If we incorrectly report your distributive share of our net income, such may cause you to underpay your taxes. If it is determined that you underpaid your taxes for any taxable year, you must pay the amount of taxes you underpaid plus interest on the underpayment and possibly certain penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify you of amounts owing within 18 months of the date you filed your income tax return. The suspension period ends 21 days after the IRS sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.

Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any "substantial understatement of income tax" and with respect to the portion of any underpayment of tax attributable to a "substantial valuation misstatement" or to "negligence." All of those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

The IRS may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer's return will not necessarily prevent the imposition of the negligence penalty.

STATE INCOME TAXES

Members generally are subject to tax in their state of residence as well as in those states in which the entity does business if their share of income exceeds the minimum filing requirements. The company anticipates doing business in several states which could create a substantial reporting burden for the members. Most states, however, allow "composite reporting" by partnerships and limited liability companies which means that the entity pays income taxes to the various states and the individual members are relieved of the reporting responsibility in states other than their state of residence. Members' states of residence generally will allow a tax credit for state income taxes paid by the entity for the benefit of the member. For example, a member who is a resident of Nebraska will report his entire share of the company's income but will receive credit on his Nebraska return for taxes paid to Nebraska and other states on his behalf. The Nebraska resident member generally will not have to file individually in other states.

This prospectus makes no attempt to summarize the state and local tax consequences to an investor. You should consult your own tax advisor regarding your state and local tax obligations.

                        SUBSCRIPTION TO MEMBERSHIP UNITS

THE OFFER

We are hereby offering a maximum of 12,000 and a minimum of 10,000 membership units of Husker Ag Processing, LLC at an offering price of $1,000 per unit. We intend to use the proceeds of this offering to construct an ethanol plant and to operate the plant as a going concern. A minimum purchase of 5 membership units (minimum investment of $5,000) is required.


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

OFFERING PRICE

The $1,000 per unit purchase price has been determined by the company without an independent valuation of the membership units. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the membership units. The membership units may have a value significantly less than the offering price and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

METHOD OF SUBSCRIBING

In order to purchase our units investors must complete the subscription application and deliver an executed copy of the signature page to our Operating Agreement. In the subscription application, each investor must represent to us, among other things, that, he or she has:

      o     received our prospectus and any supplements,
      o     agrees to be bound by the Operating Agreement, and
      o understands that the membership units are subject to significant transfer restrictions.

The subscription application also requires information about the nature of ownership of the units, the investor's state of residence and taxpayer identification or social security number.

Payment in full of this subscription price for all membership units must be made by certified check, bank draft or money order payable to the order of Midwest Bank, N.A. - Escrow Agent for Husker Ag Processing, LLC], upon submission of the subscription application. We will provide assistance, if desired, in wire-transfer of funds to the escrow agent.

You should deliver to us by mail or in person the completed required documents and check as follows:

                  By Mail:                       By Hand Delivery:
         -------------------------           -------------------------

         Husker Ag Processing, LLC           Husker Ag Processing, LLC
                P.O. Box 10                    510 W. Locust Street
         Plainview, Nebraska 68769           Plainview, Nebraska 68769

ALL SUBSCRIPTIONS ARE SUBJECT TO ACCEPTANCE BY THE COMPANY AND MAY BE REJECTED BY THE COMPANY IN ITS SOLE DISCRETION. Upon our receipt of the required documents, we will accept or reject your subscription. Our Board of Directors reserves the right to reject any subscription. If we reject your subscription, we will return your application, check and signature page within 30 days. If we accept your application, your check will be deposited in our escrow account at Midwest Bank, N.A. d/b/a Plainview National Bank. We will hold your signature page to the Operating Agreement, and return it to you at either closing of the offering, or when the offering is terminated by the Board of Directors.

Investors that may be deemed the beneficial owners of 5% or more and 10% or more of our issued and outstanding units may have reporting obligations under Section 13 and Section 16 of the Securities Exchange Act. Each investor who may become the beneficial owner of 5% or more of our units should consult their own counsel to determine what filing and reporting obligations he or she may have under the federal securities laws.


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

ESCROW PROCEDURES AND CONDITIONS TO CLOSING

All proceeds from subscriptions for the units will be deposited in an escrow account that we have established with Midwest Bank, N.A., d/b/a Plainview National Bank, a local branch of Midwest Bank, N.A. as escrow agent under a written escrow agreement. We will not close on the offering until the specific conditions to closing the offering are satisfied. The closing of the offering is subject to certain conditions, and we will return your investment including your pro rata portion of accrued interest within 30 days under the following scenarios:

      o If we determine in our sole discretion to terminate the offering prior to December 1, 2001;

      o     If we do not raise the $10,000,000 minimum by December 1, 2001; or

      o Even if we raise the $10,000,000 minimum, but at December 1, 2001 we do not have binding written agreements with a lender or lenders for $23,000,000 or such amount as the Board of Directors deems sufficient to complete construction of the plant.

Unless we return your funds in accordance with these conditions, you will not be able to access your funds in the escrow account. Unless we return your funds in accordance with these conditions, all interest earned on the escrow account will belong to us. Once your funds are deposited in the escrow, you will not be able to retrieve them unless we do not close on the offering in accordance with the provisions described above. We will invest all funds in the escrow account in either short-term certificates of deposit issued by a bank, short-term securities issued and guaranteed by the United States Government, or money market funds, including funds available through the escrow agent. None of the funds will be invested in corporate equity or debt securities, repurchase agreements, bankers' acceptances, commercial papers, or municipal securities.

DELIVERY OF CERTIFICATES

If we satisfy all offering conditions, upon closing of the offering, we will issue certificates for the membership units subscribed for in this offering. Unless otherwise specifically provided in the subscription agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants, with full rights of survivorship. We will imprint the certificates with a conspicuous legend referring to the restrictions on transferability and sale of the units.

PLAN OF DISTRIBUTION

We have no underwriter and we are selling the membership units directly to investors. We have not obtained the services of any placement agent or broker-dealer for this offering, although we reserve the right to pay a finder's fee or placement agent fee to a registered broker-dealer in connection with the sale of membership units in accordance with applicable laws , and any such payment would increase our offering costs materially. We currently do not intend to pay any such fees unless it is necessary to do so in order to raise at least the aggregate minimum of $10,000,000.

Subject to the requirements of the Securities Act and applicable blue sky laws, we plan to promote the offering by issuing a press release, and advertising in newspapers or other media in Nebraska, Iowa, Kansas, Minnesota and South Dakota. We may also mail our press release and prospectuses to certain bankers and grain elevators and cooperatives in the same states.

We also plan to hold one or more informational meetings for potential investors at various locations in or near Plainview and Northeastern Nebraska, as well as surrounding states. Attendance at the meeting will not be required to purchase the membership units offered in the prospectus. The informational meeting is intended to give investors an opportunity to ask questions of the company and, if they choose, to bring their legal or financial advisors to ask questions and obtain information about our business. All attendees at the informational meeting will receive a prospectus.

We intend to offer and sell the membership units in Nebraska, Iowa, Kansas, Minnesota and South Dakota. We may also sell to certain investors in North Dakota, Michigan, Illinois and Wisconsin. We must obtain approval or rely on an exemption from these state securities' regulatory authorities, and from the authorities in any other state that we may offer or sell the membership units.

Our directors will be the principal persons involved in selling the units. We will not pay our directors any commissions in connection with any sales. Our directors have no relationship to any broker-dealer. Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering. We consider these individuals not to be brokers under the Securities Exchange Act of 1934 because they have not been, and will not be in the business of effecting transactions in securities for the accounts of others. Their participation in our offering of securities is limited to this transaction, and not part of a general business of effecting securities transactions. Each of these individuals has substantial operational responsibilities. They have not, and will not receive any compensation or commissions on account of their participation in the sales of our securities. We also believe our directors are not brokers or associated persons of brokers under Rule 3a4-1 of the Exchange Act for the following reasons:

      o Each performs substantial duties for us, and will continue to do so after the offering;

      o Each is not subject to a statutory disqualification under the Exchange Act at the time of his participation in the sale of our securities;

      o Each will not be compensated for his participation in the sale of our securities by the payment of a commission or other remuneration based either directly or indirectly on transactions in securities;

      o Each has not been, for the past twelve months, and is not presently an associated person of a broker or dealer; and

      o Each has not participated in the offering of securities for any issuer more than once every 12 months.

                                  LEGAL MATTERS

The validity of the membership units offered by the company and certain tax matters will be passed upon for the company by Baird, Holm, McEachen, Pedersen, Hamann & Strasheim, which has acted as counsel to the company in connection with this offering.

                                     EXPERTS

The financial statements of Husker Ag Processing, LLC as of December 31, 2000 and for the period from February 24, 2000 (inception) through December 31, 2000, appearing in this prospectus and registration statement have been audited by Grant Thornton LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 TRANSFER AGENT

The company will serve as its own transfer agent and registrar.


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

                             ADDITIONAL INFORMATION

The company has filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the membership units offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to Husker Ag Processing, LLC and the membership units offered hereby, reference is made to the registration statement and the exhibits thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of such contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each such statement being qualified in all respects by such reference. A copy of the registration statement and the exhibits thereto may be inspected without charge at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Commission upon the payment of the fees prescribed by the Commission. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

We intend to provide our members with annual reports containing financial statements audited by an independent accounting firm and make available upon request quarterly reports containing unaudited financial data for the first three quarters of each fiscal year.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to sell, or a solicitation of offers to buy, shares of membership units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of membership units.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                           F-1


FINANCIAL STATEMENTS

     BALANCE SHEET                                                           F-2

     STATEMENT OF OPERATIONS                                                 F-3

     STATEMENT OF MEMBERS' DEFICIT                                           F-4

     STATEMENT OF CASH FLOWS                                                 F-5

     NOTES TO FINANCIAL STATEMENTS                                           F-6

                            FINANCIAL STATEMENTS AND
                         REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

                            HUSKER AG PROCESSING, LLC
                        (A Development Stage Enterprise)

                  Period from February 24, 2000 (inception) to
                                December 31, 2000

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Husker Ag Processing, LLC

We have audited the accompanying balance sheet of Husker Ag Processing, LLC (a development stage limited liability company) as of December 31, 2000 and the related statements of operations, members' deficit, and cash flows for the period from February 24, 2000 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Husker Ag Processing, LLC as of December 31, 2000, and the results of its operations and its cash flows for the period from February 24, 2000 (inception) through December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

GRANT THORNTON LLP

Lincoln, Nebraska
March 23, 2001 (except for Note C, as to which the date is May 7, 2001)

                            Husker Ag Processing, LLC
                        (A Development Stage Enterprise)

                                  BALANCE SHEET

                                December 31, 2000

                                     ASSETS

CURRENT ASSETS
    Cash                                                               $  3,257
PROPERTY AND EQUIPMENT, at cost
    Site development                                                      4,500
    Office equipment                                                      1,101
                                                                       --------
                                                                          5,601
        Less accumulated depreciation                                        74
                                                                       --------
                                                                          5,527

DEFERRED OFFERING COSTS                                                  27,641
                                                                       --------
                                                                       $ 36,425
                                                                       ========

                        LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
    Accounts payable                                                   $ 53,970

COMMITMENT

MEMBERS' DEFICIT
    Membership units, eighteen units issued and outstanding               2,250
    Deficit accumulated during the development stage                    (19,795)
                                                                       --------
                                                                        (17,545)
                                                                       --------
                                                                       $ 36,425
                                                                       ========

         The accompanying notes are an integral part of this statement.

                            Husker Ag Processing, LLC
                        (A Development Stage Enterprise)

                             STATEMENT OF OPERATIONS

             February 24, 2000 (inception) through December 31, 2000

REVENUE                                                                $     --

OPERATING EXPENSES
    General and administrative                                         $ 61,990
                                                                       --------
        Operating loss                                                  (61,990)

OTHER INCOME
    Non-member contributions                                             42,195
                                                                       --------
        Net loss                                                       $(19,795)
                                                                       ========

Basic and diluted loss per membership unit                             $ (1,100)
                                                                       --------

Weighted average units outstanding                                           18
                                                                       ========

         The accompanying notes are an integral part of this statement.

                            Husker Ag Processing, LLC
                        (A Development Stage Enterprise)

                          STATEMENT OF MEMBERS' DEFICIT

             February 24, 2000 (inception) through December 31, 2000

                                                               Deficit
                                                            accumulated
                                      Membership units         during
                                     ------------------     development      Members'
                                     Number      Amount         stage        deficit
                                     ------      ------      -----------     -------
Initial member contributions            18      $  2,250      $     --       $  2,250

Net loss                                --            --       (19,795)       (19,795)
                                        --      --------      --------       --------

Balance at December 31, 2000            18      $  2,250      $(19,795)      $(17,545)
                                        ==      ========      ========       ========

         The accompanying notes are an integral part of this statement.

                            Husker Ag Processing, LLC
                        (A Development Stage Enterprise)

                             STATEMENT OF CASH FLOWS

             February 24, 2000 (inception) through December 31, 2000

INCREASE (DECREASE) IN CASH

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                           $(19,795)
    Adjustments to reconcile net loss to net cash
      provided by operating activities
        Depreciation expense                                                 74
        Change in operating liabilities:
          Accounts payable                                               26,329
                                                                       --------

          Net cash provided by operating activities                       6,608

CASH FLOWS FROM INVESTING ACTIVITIES
    Site development                                                     (4,500)
    Purchase of office equipment                                         (1,101)
                                                                       --------

          Net cash used in investing activities                          (5,601)
                                                                       --------
CASH FLOWS FROM FINANCING ACTIVITIES
    Issuance of membership units                                          2,250
                                                                       --------

Net increase in cash                                                      3,257
Cash at beginning of period                                                  --
                                                                       --------
Cash at end of period                                                  $  3,257
                                                                       ========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
   AND FINANCING ACTIVITIES
    Accounts payable incurred for deferred offering costs              $ 27,641

         The accompanying notes are an integral part of this statement.

                            Husker Ag Processing, LLC
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

             February 24, 2000 (inception) through December 31, 2000

NOTE A - ORGANIZATION AND SUMMARY OF ACCOUNTING POLICIES

      A summary of the organization and significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

      1.    Nature and Organization of Company

      Husker Ag Processing, LLC, a Nebraska Limited Liability Company, was formed August 29, 2000 and is located in Plainview, Nebraska. Prior to formation of the LLC, the Company operated as a partnership. Accordingly, the financial statements reflect all activities of the LLC and partnership since inception in February 2000.

      The Company has been organized to obtain equity investors and debt financing to construct, own and operate a 20 million gallon per year ethanol plant. Construction is planned to begin in 2001 and operations are expected to commence 14 to 16 months later. The Company's products will include fuel grade ethanol and distiller grains. The Company expects to sell ethanol in limited markets throughout the United States and distiller grains in the surrounding counties in Nebraska.

      Since inception in February 2000, the Company has devoted substantially all its efforts to organizational, project feasibility and financing activities. Accordingly, the Company is in the development stage as it has not commenced operations and generated revenues.

      The Company has incurred losses since inception. The Company will require additional debt and equity financing to meet working capital needs and to finance its planned construction project. Although management believes the Company will obtain such financing, there can be no assurances that such financing will be available in the future on terms acceptable to the Company.

      The Company is subject to the risks and uncertainties encountered by development stage enterprises. The Company's success will depend on management's ability to implement the Company's business plan. Even if the Company successfully implements its business plan, it may not succeed financially due to numerous other factors.

      2.    Fiscal Reporting Period

      The Company has adopted a fiscal year ending December 31 for reporting financial operations.

                            Husker Ag Processing, LLC
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

             February 24, 2000 (inception) through December 31, 2000

NOTE A - ORGANIZATION AND SUMMARY OF ACCOUNTING POLICIES - Continued

      3.    Non-Member Contributions

      Contributions by non-members were received to assist the Company in paying for its costs during the development stage. Such contributions are recognized as other income.

      4.    Property and Equipment

      Property and equipment are recorded at cost. The Company will incur site selection and plant development costs that will be capitalized and depreciated if the project becomes viable. Depreciation will be computed using the straight-line method over the estimated useful lives of property and equipment from the date the assets are placed in service. Office equipment is being depreciated over a five year estimated useful life. Repairs and maintenance will be expensed as incurred, while major improvements will be capitalized.

      5.    Deferred Offering Costs

      The Company defers the costs incurred to raise equity financing until the financing occurs. At such time that the issuance of new membership units occurs, these costs will be netted against the proceeds received; or if the equity financing does not occur, they will be expensed.

      6.    Income Taxes

      The Company, as a limited liability company, is treated as a partnership for Federal and state income tax purposes and does not incur income taxes. Under this type of organization, the company's income and losses pass through to the members based on their respective percentage of membership interest, and are taxed at the member level. Accordingly, no income tax provision has been included in these financial statements.

      Differences between the financial statement basis of assets and tax basis of assets of approximately $3,710 at December 31, 2000 are related to capitalization and amortization of organization and start up costs for tax purposes, whereas these costs are expensed for financial statement purposes. There are no differences between the financial statement basis and tax basis of the Company's liabilities.

                            Husker Ag Processing, LLC
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

             February 24, 2000 (inception) through December 31, 2000

NOTE A - ORGANIZATION AND SUMMARY OF ACCOUNTING POLICIES - Continued

      7.    Membership Units Split

      In March 2001, the Company effected a two-for-one membership unit split. The number of units, prices paid for units issued, and earnings per membership unit have been retroactively restated to give effect to the unit split.

      8.    Earnings Per Membership Unit

      For purposes of calculating basic earnings per membership unit, units subscribed and issued by the Company are considered outstanding on the effective date of issue. For purposes of calculating diluted earnings per membership unit, units subscribed for but not issued by the Company are also included in the computation of outstanding membership units.

      9.    Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      10.   Recently Issued Accounting Standards

      The Company intends to utilize derivative instruments and hedging activities after commencement of plant operations.

      In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (subsequently amended by SFAS No. 138). This Statement requires companies to record derivatives on the balance sheet as assets and liabilities measured at fair value. The accounting for gains or losses resulting from changes in the values of those derivatives will depend on the use of the derivatives and whether they qualify for hedge accounting. In June 1999, the FASB issued SFAS No. 137, delaying the effective date of SFAS No. 133 for one year, to fiscal years beginning after June 15, 2000. The Company has not yet determined the effects SFAS No. 133 will have on its financial position or the results of its operations prospectively.

                            Husker Ag Processing, LLC
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

             February 24, 2000 (inception) through December 31, 2000

NOTE B - MEMBERS' EQUITY

      During January 2001, the Company completed a private offering of 834 membership units to accredited investors for $500 per unit. Upon completion of the private offering, each director was also granted an option to purchase up to eight units for $250 per unit until the option expired on February 15, 2001. The Company recognized $18,000 of compensation expense related to the granting of these options. The directors purchased 64 membership units upon exercise of the options. In total, the Company sold 898 units and realized net proceeds of $394,726, net of offering costs of $38,274.

      The Company is using the net proceeds of the private offering to pay for costs associated with obtaining debt financing totaling up to approximately $23,000,000 and a planned public equity offering of 10,000 to 12,000 membership units at an offering price of $1,000 per unit. The purpose of these capital raising activities is to raise sufficient capital to build the ethanol plant and commence operations.

      The following table presents the December 31, 2000 members' equity on a pro forma basis to reflect the sale of the membership units in January 2001:

                                                                               Deficit
                                                                             accumulated
                                                       Member units            during          Members'
                                                   --------------------      development       equity
                                                   Number        Amount         stage         (deficit)
                                                   ------        ------      ------------     ---------
Balance at December 31, 2000                           18      $   2,250      $ (19,795)      $ (17,545)
    Member contributions from
      private offering, net of offering
      costs of 38,274                                 834        378,726             --         378,726
    Grant and exercise of director options             64         34,000        (18,000)         16,000
                                                      ---      ---------      ---------       ---------

    Pro forma balances                                916      $ 414,976      $ (37,795)      $ 377,181
                                                      ===      =========      =========       =========

                            Husker Ag Processing, LLC
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

             February 24, 2000 (inception) through December 31, 2000

NOTE B - MEMBERS' EQUITY - Continued

      There are significant transfer restrictions on transferability of membership units. The Company's Operating Agreement, as well as relevant portions of the Nebraska Limited Liability Company Act and regulations of the Internal Revenue Service ("IRS") significantly restrict the transfer of the membership units. Unit holders cannot assign or transfer a membership unit without approval from the Company's Board of Directors and the transfer or assignment must comply with applicable Nebraska laws and IRS regulations.

      The Board of Directors will not approve transfers unless they fall within "safe harbors" contained in the publicly-traded partnership rules under the tax code, which include, without limitation, the following:

      o     transfers by gift,
      o     transfer upon death of a member
      o     transfers between family members, and
      o transfers that comply with the "Qualifying Matching Services" requirements.

      Any transfers of membership units in violation of the publicly traded partnership rules or without the prior consent of the Board will be null and void.

NOTE C - COMMITMENT

      The Company has signed a letter of intent in May 2001 with a contractor and engineer for the design and building of the ethanol plant subject to certain conditions including obtaining adequate financing and negotiating suitable prices and a final contract. Plant construction costs are estimated to be $27,750,000 and exclude land, site development and capitalized interest costs. The letter of intent terminates December 1, 2001.

NOTE D - SUBSEQUENT EVENTS

      In addition to the completion of the private offering in January 2001, the Company received a $75,000 grant from the Nebraska Department of Agriculture in January 2001 for use in pursuing its business plan. The Company also exercised a purchase option to purchase 47 acres of land for approximately $50,000 during March 2001.

                                                                      Appendix A

                                 SECOND AMENDED
                                       and
                                    RESTATED
                               OPERATING AGREEMENT
                                       of

                            HUSKER AG PROCESSING, LLC
                      a Nebraska limited liability company

                            THIS OPERATING AGREEMENT
                   CONTAINS RETRICTIONS ON TRANSFERABILITY OF
                              MEMBERSHIP INTERESTS

                            HUSKER AG PROCESSING, LLC

                                 SECOND AMENDED
                                       and
                                    RESTATED
                               OPERATING AGREEMENT

      THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT (this "Agreement") is made and entered into as of April 30, 2001 by Husker Ag Processing, LLC (the "Company"), a Nebraska limited liability company.

      In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      As used in this Agreement, the following terms shall have the following meanings:

1.1 "Act" shall mean the Nebraska Limited Liability Company Act, as amended from time to time.

1.2 "Affiliate" shall mean, in the case of any Person (the "Specified - Person"), any other Person (a) that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Specified Person, or (b) that is an officer, director, Director, employee or agent of, partner or member in, or trustee of, or serves in a similar capacity with respect to, the Specified Person or an Affiliate of the Specified Person, or (c) of which the Specified Person is an officer, director, Director employee, agent, partner, member or trustee, or serves in a similar capacity.

1.3 "Agreement" shall mean this Operating Agreement, as originally executed or as amended, modified, supplemented or restated from time to time.

1.4   "Capital Account Balance" shall have the meaning set forth in Section 5.1.

1.5 "Capital Contribution" shall mean, in the case of any Member as of any date of determination, the aggregate amount of cash, property, or services rendered, or a promissory note or other binding obligation to contribute cash or property or to perform services that such Member shall have contributed to the Company on or prior to such date and a Member's share of any of the Company's liabilities as determined in accordance with the Code and Treasury Regulations (or, if such Member is not the original holder of the Interest of such Member, the Capital Contribution with respect to the Interest). In the event that any capital is returned to a Member, such Member's Capital Contribution shall be adjusted to reflect such return.

1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute or subsequent codification or recodification of the federal income tax laws of the United States.

1.7 "Company" shall mean Husker Ag Processing, LLC, a Nebraska limited liability company, as such limited liability company may from time to time be constituted, or any successor in interest for such limited liability company.

1.8 "Distribution" shall mean any distribution pursuant to Section 5.4 by the Company of cash to the Members or any Distribution in Kind.

1.9   "Distribution in Kind" shall have the meaning set forth in paragraph(b) of
Section 5.4.

1.10 "Interest" shall mean, in the case of any Member at any time, such Member's share of the Profits and Losses of the Company at such time and the right of such Member to receive distributions of Company assets to which such Member may be entitled as provided in this Agreement and applicable law, and the right of such Member to vote and participate in the management of the Company as provided in this Agreement.

1.11 "Losses" shall mean the net losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

1.12 "Director" shall mean one or more Persons designated by the Members to be members of the Board of Directors. The "Board of Directors" or "Board" shall manage the Company as provided in Article 6.

1.13 "Majority in Interest" shall mean the affirmative vote of those Members holding more than fifty percent (50%) of the Percentage Interests. With respect to the Board, "Majority of the Board" shall mean the affirmative vote of more than fifty percent (50%) of the Directors.

1.14 "Member" shall mean any Person who, at the time referenced, owns an Interest in the Company.

1.15 "Officer" shall mean a Member or other Person designated by the Board or Members as provided in Section 6.11.

1.16 "Person" shall mean an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an estate, an unincorporated organization or any other entity or a government or any department or agency thereof.

1.17 "Percentage Interest" means the percentage figure calculated by dividing a Member's Capital Account Balance at any given time by the total sum of the Capital Account Balances of all Members.

1.18 "Pro Rata" means the ratio computed by dividing the Units of each Member to whom a particular provision of this Agreement is stated to apply by the aggregate of the Units of all Members to whom that provision is stated to apply.

1.19 "Profits" shall mean the net income and gains of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes. Profits includes taxable income, capital gain, and income exempt from taxation.

1.20 "Publicly Traded Partnership" shall mean a partnership whose interests are traded on an established securities market, or are readily tradable on a secondary market (or the substantial equivalent thereof).

1.21 "Qualified Matching Service Program" shall mean a matching service that satisfies the requirements of a qualified matching service within the meaning of Treasury Regulation Section 1.7704-1(g)(2), as amended from time to time, during limited time periods specified and approved by Board from time to time, in its sole discretion.

1.22 "Super-Majority Vote" or "Two-Thirds Majority" shall mean the affirmative vote of those Members holding more than Two-Thirds (2/3) of the Percentage Interests. With respect to the Board, "Super-Majority Vote" or "Two-Thirds Majority" shall mean the affirmative vote of more than two-thirds (2/3) of the Directors.

1.23 "Transfer" or derivations thereof, of a Unit or Interest means, as a noun, the sale, assignment, exchange, pledge, hypothecation or other disposition of a Unit or Interest, or any part thereof, directly or indirectly, or the sale, assignment, exchange, pledge, hypothecation, or other disposition of a controlling interest in the equity securities of a Member, and as a verb, voluntarily to transfer, sell, assign, exchange, pledge, hypothecate or otherwise dispose of.

1.24 "Treasury Regulations" shall mean the regulations of the United States Department of the Treasury pertaining to the income tax, as from time to time in force.

1.25 "Units" means equal units of the entire ownership interest of all Members of the Company, and all rights and liabilities associated therewith, at any particular time, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, and consent or approve.

1.26 "Value" shall mean, with respect to any Distributions, if cash, the amount of such cash, or if not cash, the value of such Distribution calculated pursuant to paragraph (e) of Section 5.4.

                                   ARTICLE II
                            STRUCTURE OF THE COMPANY

2.1 Formation. The parties to this Agreement have organized a limited liability company under the provisions of the Act by delivering Articles of Organization to the Secretary of State of the State of Nebraska for filing. The Board may take such further actions as it deems necessary or advisable to permit the Company to conduct business as a limited liability company in any jurisdiction. The rights and liabilities of the Members under this Agreement shall be as provided by Nebraska law.

2.2 Name. The name of the Company shall be Husker Ag Processing, LLC, or any other name permitted by the Act as the Members shall afterwards designate by appropriate amendment to the Company's Articles of Organization.

2.3 Principal Office. The principal office of the Company shall be at 510 W. Locust, Box 10, Plainview, Nebraska 68769 or such place as the Members may, from time to time, designate by appropriate amendment to the Company's Articles of Organization. The Board may establish additional places of business for the Company when and where required by the business of the Company.

2.4 Names and Addresses of Members. The names, addresses, Capital Contributions and number of Units held by each Member are set forth on Appendix A to this Agreement which shall be modified from time to time as Transfers occur or as additional Units are issued pursuant to the provisions of this Agreement.

2.5 Member Units and Register. Ownership rights in the Company are evidenced by Units. The Company shall maintain a membership register (the "Membership Register") at its principal office or by a duly appointed agent of the Company setting forth the name, address, Capital Contributions and number of Units held by each Member which shall be modified from time to time as Transfers occur or as additional Units are issued pursuant to the provisions of this Agreement.

2.6 Fiscal Year. The fiscal year of the Company shall begin on January 1 and end on December 31 of each year. The fiscal year in which the Company shall terminate shall end on the date of termination of the Company.

2.7 No Partnership. The Directors and the Members intend that as a result of this Agreement: (i) the Company not be a partnership (including, without limitation, a limited partnership) or joint venture for any purposes other than federal and state tax purposes, (ii) no Member or Director be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and (iii) this Agreement may not be construed to suggest otherwise. This Section 2.7 does not prohibit any Member or Director, in his individual or independent capacity, from being associated with another Member or another Person.

2.8   Intent of this Agreement.

      (a) The parties to this Agreement have reached an understanding concerning various aspects of (i) their business relationship with each other and (ii) the organization and operation of the Company and its business. They wish to use rights created by statute to record and bind themselves to that understanding.

      (b) The parties intend for this Agreement to control, to the extent stated or fairly implied, the business and affairs of the Company, including the Company's governance structure and the Company's dissolution and winding up, as well as the relations among the Company's Members.

2.9 Advice of Counsel. Each Person signing this Agreement: (a) understands that this Agreement contains legally binding provisions; (b) has had the opportunity to consult with that Person's own lawyer; and (c) has either consulted that lawyer or consciously decided not to consult a lawyer.

                                   ARTICLE III
                             BUSINESS OF THE COMPANY

The Company may engage in any lawful business, other than banking or insurance. The Agreement shall be construed in light of such purpose.

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

4.1 Initial Paid-In Capital. The Members listed on Appendix A to this Agreement shall have contributed the cash to the capital of the Company as set forth on Appendix A. The Capital Contributions set forth on Appendix A shall be made by each of such Members within thirty (30) calendar days after the last date of execution of this Agreement by the Members listed on Appendix A.

4.2 Additional Capital Contributions. No Member shall be required to make any additional contributions to the capital of the Company. No Member shall be obligated to satisfy any negative Capital Account Balance, except to the extent expressly set forth herein or in the Articles of Organization. No Member shall be paid interest on any Capital Contribution.

4.3 Maximum Ownership. No Member together with its Affiliates shall own Percentage Interests in the Company in excess of thirty percent (30%).

4.4 Withdrawal or Reduction of Members' Capital Contributions. The withdrawal or reduction of Members' contributions to the capital of the Company shall be governed by Section 21-2619 of the Act, as amended from time to time; provided, however:

      (a) No Member has the right to withdraw all or any part of his Capital Contribution or to receive any return on any portion of his Capital Contribution, except as may be otherwise specifically provided in this Agreement. Under circumstances involving a return of any Capital Contribution, no Member has the right to receive property other than cash.

      (b) No Member shall have priority over any other Members, either as to the return of Capital Contributions or as to Losses and Profits, or distributions, except as otherwise provided herein.

4.5 Loans from Directors and Members. The Company may borrow money from and enter into other transactions with any Director or Member. Borrowing from or engaging in other transactions with one or more Directors or Members does not obligate the Company to provide comparable opportunities to other Directors or Members. Any loan made by a Director or Member to the Company shall be evidenced by a promissory note made payable from the Company to such Director or Member. Loans by a Director or Member to the Company shall not be considered Capital Contributions and shall be repaid pursuant to Section 5.4(a) below.

4.6 Loans by Company to Members. Unless otherwise approved by the Board of Directors, the Company will not make any loans to Members.

                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

5.1 Capital Accounts. A "Capital Account" shall be established for each Member on the books of the Company and maintained in accordance with Section 1.704-1(b)(2) of the Treasury Regulations, as amended from time to time.

      (a)   To each Member's Capital Account there shall be credited:

            (i) the cash and the Value of any property other than cash contributed by such Member to the capital of the Company;

            (ii) such Member's allocable share of Profits, and any items of income or gain which are specially allocated to the Member; and

            (iii) the amount of any Company liabilities assumed by such Member of which are secured by any property of the Company distributed to such Member.

      The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note shall not be credited to the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and only to the extent) principal payments are made on the note.

      (b)   To each Member's Capital Account there shall be debited:

            (i) the amount of cash and the Value of any property other than cash distributed to such Member pursuant to Section 5.4;

            (ii) such Member's allocable share of Losses and any items of expense or loss which are specially allocated to the Member; and

            (iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

Provided; however, all of the foregoing to be determined in accordance with the rules set forth in Section 1.704-1(b)(2)(iv) of the Treasury Regulations, as amended from time to time.

5.2 Allocation of Profits. Profits of the Company shall be allocated to the Members according to their Percentage Interests.

5.3 Allocation of Losses. Losses of the Company shall be allocated to the Members according to their Percentage Interests.

5.4   Distributions.

      (a) The Board of Directors shall determine, in its sole discretion, whether to distribute or retain all or any portion of the Profits. The Directors may distribute cash to the Members irrespective of Profits. All cash distributions shall be made to the Members in accordance with paragraph (c) of this Section 5.4. Provided, however, no Member has a right to any distribution prior to the dissolution of the Company without the approval of the Board; provided, further, notwithstanding any other language herein no distributions in dissolution will be made until all loans from all Members, including all principal and interest, are repaid in full. Such repayments shall be made on a Pro Rata basis. Nothing herein shall be construed as requiring the making of distributions prior to the repayment of loans from unrelated parties.

      (b) The Board may agree to distribute to the Members in kind any property held by the Company. Any such distribution of property shall be referred to herein as a "Distribution in Kind." The value of any such Distribution in Kind at the time of such distribution shall be determined in accordance with paragraph (d) of this Section 5.4 and such distribution shall be made to the Members in accordance with paragraph (c) of this Section 5.4. Distributions in Kind, made pursuant to this paragraph (b), shall be subject to such restrictions and conditions as the Board shall have determined are necessary or appropriate in order for such distributions to be made in accordance with applicable law.

      (c) Any distribution of Profits in accordance with this Section 5.4, and any distribution, other than Profits, of cash pursuant to paragraph (a) of this
Section 5.4 or Distribution in Kind pursuant to paragraph (b) of Section 5.4, shall be made to the Members according to their Percentage Interests.

      (d) The Value of any Distribution in Kind as of any date of determination (or in the event such date is a holiday or other day that is not a business day, as of the next preceding business day) shall be the estimated fair market value of any property distributed.

      (e) All distributions are subject to set-off by the Company for any past-due obligation of the Members to the Company.

5.5   Other Allocation Rules.

      (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board, using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

      (b) The Members are aware of the income tax consequences of the allocations made by this Article 5 and hereby agree to be bound by the provisions of this Article 5 in reporting their shares of Company income and loss for income tax purposes.

5.6 Transfer of Capital Accounts. In the event all or a portion of an Interest in the Company is Transferred in accordance with the terms of the Articles of Organization and this Agreement, the transferee shall succeed to that portion of the Capital Account of the transferor which is allocable to the transferred Interest.

                                   ARTICLE VI
                            MANAGEMENT OF THE COMPANY

6.1   Management.

      (a) The Company shall be managed by a Board of Directors appointed by the Members (in accordance with Section 6.1(c)). All powers of the Company shall be exercised by or under the authority of, and the business affairs of the Company managed under the direction of the Board of Directors in accordance with this Agreement. Individual Directors or Officers designated by the Board from time to time may act for or on behalf of the Company and execute all agreements on behalf of the Company and otherwise bind the Company as to third parties without the consent of the Members or remainder of the Board of Directors; provided, however, that with respect to those issues requiring approval of the Members under the Act or as set forth in this Agreement, such approval must first be obtained; provided, further, that the affirmative vote of a Majority of the Board shall be required for (a) incurring any indebtedness or expense in excess of $20,000 other than in the ordinary course of business; (b) pledging, mortgaging, encumbering or granting any lien on any assets of the Company other than in the ordinary course of business; or (c) purchasing any asset or making capital expenditures in excess of $20,000.

      (b) The salaries and other compensation, if any, of the Directors for management services shall be fixed annually by a Super Majority Vote of the Board. A Board decision on this matter may be changed by a Super Majority Vote of the Members at any duly-called annual or special meeting.

      (c) The initial Board of Directors shall be comprised of nine (9) members who shall be elected at the annual meeting of the Members by the affirmative vote of a Majority in Interest of the Members in accordance with
Section 8.2 of this Agreement. The first year, three (3) Directors shall be elected for one year, three Directors shall be elected for two years, and three Directors shall be elected for three years. Thereafter, each Director shall be elected for a term of three (3) years and shall serve until his or her successor is duly elected or, if earlier, until such Director's death, resignation or removal.

6.2 Authority of the Board of Directors. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Agreement, and except as limited, restricted or prohibited by the express provisions of this Agreement, the Board of Directors shall have and may exercise on behalf of the Company, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Company. Such powers shall include, without limitation, the power to:

      (a) expend Company funds in connection with the operation of the Company's business or otherwise pursuant to this Agreement;

      (b) employ and dismiss from employment any and all employees, agents, independent contractors, attorneys and accountants;

      (c) prosecute, settle or compromise all claims against third parties, compromise, settle or accept judgment on, claims against the Company and execute all documents and make all representations, admissions and waivers in connection therewith;

      (d) borrow money on behalf of the Company from any Person, issue promissory notes; drafts and other negotiable and nonnegotiable instruments and evidences of indebtedness, secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, property of the Company, whether at the time owned or thereafter acquired;

      (e) hold, receive, mortgage, pledge, lease, transfer, exchange, otherwise dispose of, grant options with respect to, and otherwise deal in the exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property of whatever nature held or owned by, or licensed to, the Company;

      (f)   lend any of the Company property with or without security;

      (g) have and maintain one or more offices within or without the State of Nebraska;

      (h) open, maintain and close bank accounts and money market mutual funds accounts, and draw checks and other orders for the payment of monies;

      (i) engage accountants, custodians, consultants and attorneys and any and all other agents and assistants (professional and nonprofessional) and pay such compensation in connection with such engagement that the Board of Directors determines is appropriate;

      (j) enter into, execute, make, amend, supplement, acknowledge, deliver and perform any and all contracts, agreements, licenses, and other instruments, undertakings and understandings that the Board determines is necessary, appropriate or incidental to carrying out the business of the Company;

      (k)   file a petition in bankruptcy on behalf of the Company; and

      (l) delegate to the Chairman, President and other Officers such responsibility and authority as the Board deems necessary or appropriate from time to time.

      In exercising its powers, the Board of Directors may (i) rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, or document believed by him or her to be genuine and to have been signed or presented by the proper party or parties; (ii) consult with counsel, accountants, and other experts selected by him or her and any opinion of an independent counsel, accountant or expert shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Board of Directors in good faith and in accordance with such opinion; and (iii) execute any of his or her powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

6.3   Obligations of the Board of Directors. The Board of Directors shall:

      (a) devote to the Company and apply to the accomplishment of Company purposes so much of the Board of Directors' time and attention as they determine to be necessary or advisable to manage properly the affairs of the Company;

      (b) maintain accounting records from which a Company Capital Account Balance can be determined for each Member;

      (c) execute, file, record or publish all certificates, statements and other documents and do all things appropriate for the formation, qualification and operation of the Company and for the conduct of its business in all appropriate jurisdictions;

      (d) employ attorneys to represent the Company when necessary or appropriate;

      (e) use their best efforts to maintain the status of the Company as a "limited liability company" for state law purposes, and as a "partnership" for federal income tax purposes;

      (f) have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, and not employ or permit others to employ such funds or assets (including any interest earned thereon) in any manner except for the benefit of the Company; and

      (g) maintain a current list of the names, last known addresses and Percentage Interest of each Member at the Company's principal office.

6.4 Resignation of Director. Any Director may resign as Director of the Company upon written notice to the Board of Directors.

6.5 Removal of a Director. Any Director may be removed from time to time with or without cause by the affirmative vote of Members holding eighty percent (80%) or more of the Percentage Interests.

6.6 Vacancies. Any vacancy occurring in the position of Director may be filled by the affirmative vote of a Majority of the Board based on the remaining Directors.

6.7 Meetings of the Board. Meetings of the Board may be called by the Chairman of the Board or any two (2) Directors and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct. Except as otherwise expressly provided in this Agreement, the Articles, or the Act, the affirmative vote of a majority of the Directors present at a duly convened meeting of the Board at which a quorum is present shall constitute the act of the Board.

6.8 Place of Meeting. The Board may designate any place, either in or out of the State of Nebraska, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company's principal office. Directors may attend any such meeting in person or by telephonic or video conference call.

6.9 Notice of Meetings. Written or oral notice of every meeting of the Board, stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given by the Secretary of the Company to each other Director at least twenty-four (24) hours prior to the meeting, unless such notice is waived in accordance with Article 9 hereof.

6.10 Quorum. The presence of a Majority in Interest of the Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the Directors represented may adjourn the meeting from time to time without further notice.

6.11  Officers.

      (a) The Board may elect a Chairman, Vice Chairman, President, one or more Vice Presidents, Treasurer, and Secretary from among its Directors. Any two
(2) or more offices may be held by the same person.

      (b) The Officers of the Company shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of Members. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each Officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an Officer or agent shall not of itself create contract rights.

      (c) Any Officer or agent may be removed by the Board at any time with or without cause, but such removal does not affect the contract rights, if any, with the Company of the person so removed.

      (d) A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term. An Officer may resign at any time by delivering notice to the Company. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Company accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

6.12 Liabilities of Directors. In carrying out their duties hereunder, the Directors shall not be liable to the Company or to any Member for any actions taken in good faith and reasonably believed by them to be in the best interest of the Company or in reliance on the provisions of this Agreement or the Articles, or for good faith errors of judgment, but shall only be liable for willful misconduct or gross negligence in the performance of their duties as Directors. The Directors shall not be expected to devote their full time and attention to the affairs of the Company, but shall devote such amounts of time and attention as are reasonable and appropriate in their good faith judgment under the circumstances prevailing from time to time.

6.13  Indemnification of the Directors, their Affiliates and Control Persons.

      (a) Neither the Directors nor any Officer shall be liable to the Company or any Member for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Company if the Board determines that such course of conduct was in the best interest of the Company and did not result from the gross negligence or willful misconduct of such Director or Officer.

      (b) To the fullest extent permitted by law, the Directors and Officers (each such person being referred to herein as an "Indemnitee"), shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, settlements and other amounts arising from any and all claims (including attorneys' fees and expenses, as such fees and expenses are incurred), demands, actions, suits or proceedings (civil, criminal, administrative or investigative), in which they may be involved, as a party or otherwise, by reason of their management of the affairs of the Company, whether or not they continue to be such at the time any such liability or expense is paid or incurred; provided that Indemnitee shall not be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that such losses, claims, damages, liabilities, expenses or such other amounts resulted primarily from the gross negligence or willful misconduct of such Indemnitee. The termination of a proceeding by judgment, order, settlement or conviction upon a plea of nolo contenders, or its equivalent, shall not, of itself, create any presumption that such losses, claims, damages, liabilities, expenses or such other amounts resulted primarily from the gross negligence or willful misconduct of any Indemnitee or that the conduct giving rise to such liability, was not in the best interest of the Company. The Company shall also indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Indemnitee is or was an agent of the Company, against any losses, claims, damages, liabilities, expenses or any other amounts incurred by such Indemnitee in connection with the defense or settlement of such action; provided that no Indemnitee shall be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that any such losses, claims, damages, liabilities, expenses or such other amounts resulted from the gross negligence or willful misconduct of such Indemnitee. The Company may advance any Indemnitee any expenses (including, without limitation, attorneys' fees and expenses) incurred as a result of any demand, action, suit or proceeding referred to in this paragraph (b) provided that (i) the legal action relates to the performance of duties or services by the Indemnitee on behalf of the Company; and (ii) the Indemnitee gives a full recourse promissory note to the Company for the amounts of such advances payable in the event that the Indemnitee is determined to be not entitled to indemnification hereunder.

      (c) The indemnification provided by paragraph (b) of this Section 6.13 shall not be deemed to be exclusive of any other rights to which any Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, and shall continue as to an Indemnitee who has ceased to have an official capacity and shall inure to the benefit of the heirs, successors and administrators of such Indemnitee.

      (d) Any indemnification pursuant to this section will be payable only from the Company's assets.

6.14 Transactions with the Directors or their Affiliates. The Board, on behalf of the Company, may enter into contracts with the Directors, Officers or Members (or their Affiliates), provided that any such transactions shall be on terms no more favorable to the Directors, Officers, Members (or their Affiliates) than generally afforded to non-affiliated parties in a similar transaction.

6.15 Conflicts of Interest. Subject to the other express provisions of this Agreement, the Directors at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member the right to participate therein.

                                   ARTICLE VII
                        RIGHTS AND OBLIGATIONS OF MEMBERS

7.1 Limitation of Liability. Each Member's liability shall be limited as set forth in this Agreement, the Act and other applicable law.

7.2 Company Debt Liability. A Member will not be personally liable for any debts or losses of the Company beyond his or her respective Capital Contributions except as provided in Section 7.6 or as otherwise required by law.

7.3 Liability to Third Parties. No Member or Director is liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, including under a judgment, decree or order of a court.

7.4 Lack of Authority. No Member (other than a Director or an Officer as provided under Article VI) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any expenditures on behalf of the Company.

7.5 List of Members. Upon written request of any Member, the Board shall provide a list showing the names, addresses and Interests of all Members. Such Member shall pay any reasonable expense associated with such request.

7.6   Member Liability to the Company.

      (a) A Member who rightfully receives the return in whole or in part of its Capital Contribution is nevertheless liable to the Company to the extent now or hereafter provided by the Act.

      (b) A Member who receives a Distribution made by the Company: (i) which is either in violation of this Agreement, or (ii) when the Company's liabilities exceed its assets (after giving effect to the Distribution), is liable to the Company for a period of six (6) years after such Distribution for the amount of the Distribution.

7.7 Representations and Warranties. Each Member hereby represents and warrants to the Company that: (i) the Member has full power and authority to execute and agree to this Agreement and to perform its obligations hereunder, and that all actions necessary for the due authorization, execution, delivery and performance of this Agreement by that Member have been duly taken; (ii) the Member has duly executed and delivered this Agreement; and (iii) the Member's authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which the Member is a party or by which the Member is bound.

7.8   Member Information

      (a) In addition to the other rights specifically set forth in this Agreement, each Member is entitled to the information to which that Member is entitled to have access pursuant to the Act, under the circumstances therein stated.

      (b) The Members acknowledge that, from time to time, they may receive information from or concerning the Company in the nature of trade secrets or that otherwise is confidential, the release of which may damage the Company or Persons with which it does business. Each Member shall hold in strict confidence any information that it receives concerning the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member or the Director, except for disclosures (i) compelled by law (but the Member must notify the Director promptly of any request for that information, before disclosing it, if legal and practicable); (ii) to Persons to whom that Member's Interest may be transferred as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this Section 7.8; or
(iii) of information that the Member also has received from a source independent of the Company and the Member reasonably believes that source obtained the information without breach of any obligation of confidentiality. The Members acknowledge that breach of the provisions of this Section 7.8 may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this Section 7.8 may be enforced by specific performance.

7.9 Membership Certificates. "Membership Certificates" in the form determined by the Board may be delivered representing all Interests to which Members are entitled. If issued, such Membership Certificates shall be consecutively numbered, and shall be entered in the books of the Company and on the Membership Register, as they are issued. Each Membership Certificate shall state on the face thereof the holder's name, the Interests and such other matters as may be required by applicable laws. Each such Membership Certificate shall be signed by a Director of the Company and may be sealed with the seal of the Company or a facsimile thereof if adopted. The signature of the Director upon the Membership Certificates may be facsimile. Subject to Article 10, upon surrender to the Company of a Membership Certificate for Interests duly endorsed or accompanied by proper evidence of succession, assignment or authority to Transfer, it shall be the duty of the Company to issue a new Membership Certificate to the person entitled thereto, cancel the old Membership Certificate and record the transaction upon its books and records and the Membership Register. Each Member hereby agrees that the following legend, as the same may be amended by the Board in its sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

      The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating Agreement of Husker Ag Processing, LLC, as amended from time to time. Copies of the Operating Agreement may be obtained upon written request to the Board of Directors of Husker Ag Processing, LLC.

                                  ARTICLE XIII
                              MEETINGS OF MEMBERS

8.1 Voting Power. The affirmative vote of Members holding a Majority in Interest at a meeting at which there is a quorum present shall be the act of the Members; provided, however, that the dissolution and winding up of the Company requires the approval of Members required under Section 21-2622 of the Act, as amended from time to time; provided, however, in the event that the statute referred to above is amended to require approval of Members holding less than eighty percent (80%), the dissolution and winding up of the Company shall require the affirmative vote of Members holding eighty percent (80%) of the Percentage Interests. Provided, further, that a Super-Majority Vote of the Members shall be required for approval of the following actions: (a) the sale, exchange, lease, mortgage, pledge or other transfer of all or substantially all of the assets of the Company other than in the ordinary course of business; and
(b) the merger or consolidation of the Company with another entity.

8.2 Cumulative Voting. At each election for Directors, every Member entitled to vote at such election shall have the right to vote, in person or by proxy, the number of Units owned by him or her for as many persons as there are Directors to be elected and for whose election he or she has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his or her Units, or by distributing such votes on the same principle among any number of candidates.

8.3 Meetings of Members. The annual meeting of Members shall be held on such date as the Board shall by resolution specify within a period commencing on January 1 and ending on June 30 in each year, beginning with 2002. At each annual meeting, Members shall conduct such business as may be properly presented to such meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. Special meetings of Members of the Company may be called by the Chairman of the Board, by any three (3) Directors, or by the affirmative vote of Members holding at least a twenty percent (20%) Percentage Interest and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct. Members may attend any such meeting in person or by proxy.

8.4 Place of Meeting. The Board of Directors may designate any place, either in or out of the State of Nebraska, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company's principal office.

8.5 Notice of Meetings. Written notice stating the date time and place of the meeting and a description of the purpose or purposes for which the meeting is called, shall be mailed, unless oral notice is reasonable under the circumstances, not fewer than ten (10) nor more than sixty (60) calendar days before the date of the meeting, by or at the direction of the Board of Directors to each Member of record entitled to vote at the meeting. If mailed, such notice is effective when mailed addressed to the Member's address shown in the Company's current record of Members, with postage prepaid.

8.6 Quorum. The presence of Members holding a majority of the Percentage Interests in person or by proxy shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the Percentage Interests represented may adjourn the meeting from time to time without further notice.

                                   ARTICLE IX
                               WAIVER AND CONSENT

9.1 Written Waiver. Whenever any notice whatsoever is required to be given under the provisions of this Agreement or under the provisions of the Articles or the Act, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

9.2 Waiver by Attendance. A Member's or Director's attendance at a meeting of the Members or Directors, respectively: (i) waives objection to lack of notice or defective notice of the meeting, unless the Member or Director at the beginning of the meeting or promptly upon the Member's or Director's arrival objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Member or Director objects to considering the matter when it is presented.

9.3 Consent to Action Without Meeting. Any action required or permitted to be taken by the Members or Mangers by vote may be taken without a meeting on written consent. The consent shall set forth the actions so taken and be signed by a Two-Third's Majority of the Members or Directors.

                                    ARTICLE X
                        TRANSFER OF MEMBERSHIP INTERESTS

10.1 Restrictions on Transfer. No Member shall Transfer all or any portion of an Interest without the prior written consent of the Board of Directors which consent may be withheld in the sole discretion of the Board. Notwithstanding anything contained herein to the contrary, no Member shall Transfer any Unit if, in the determination of the Board, such Transfer would cause the Company to be treated as a Publicly Traded Partnership, and any Transfer of Unit(s) not approved by the Board of Directors or that would result in a violation of the restrictions in this Agreement or applicable law shall be null and void with no force or effect whatsoever, and the intended transferee shall acquire no rights in such Unit.

10.2 Permitted Transfers. Subject to Section 10.1 above and the limits on total maximum ownership set forth in Section 4.3 of this Agreement, any Transfer of Units made in accordance with the following provisions will constitute a "Permitted Transfer" for purposes of this Agreement:

      (a) A Transfer by a Member and any related persons (as defined in the Code) in one or more transactions during any thirty (30) calendar day period of Interests representing in the aggregate more than two percent (2%) of the total Interests in Company;

      (b) A Transfer or series of related Transfers by one or more Members (acting together) which involves the Transfer of fifty percent (50%) or more of the outstanding Units; or

      (c) Transfers of Units effected through a Qualified Matching Services Program; or

      (d) A Transfer by gift or bequest only to a spouse or child of such transferring Member, or to a trust established for the benefit of such spouse or child, or to an existing Member of the Company upon ten (10) days' prior written notice to the Company of such gift or bequest.

10.3 Conditions Precedent to Transfers. The Board of Directors, in its sole discretion, may elect not to recognize any Transfer of Units unless and until the Company has received:

      (a) an opinion of counsel (whose fees and expenses shall be borne by the transferor) satisfactory in form and substance to the Board that such Transfer may be lawfully made without registration or qualification under applicable state and federal securities laws, or such Transfer is properly registered or qualified under applicable state and federal securities laws and if, requested by the Company that such Transfer will not cause the Company to be treated as a Publicly Traded Partnership;

      (b) such documents and instruments of conveyance executed by the transferor and transferee as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer, except that in the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation of legal evidence of such Transfer, in form and substance satisfactory to the Company;

      (c)   the transferor's Membership Certificate;

      (d) the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the interest transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns;

      (e) evidence satisfactory in form and substance to the Board that the transferee meets the maximum Unit ownership limitation set forth in Section 4.3 of this Agreement; and

      (f) other conditions on the Transfer of Units adopted by the Board from time to time as it deems appropriate, in its sole discretion.

10.4  Death of Member.

      (a) Upon the death of any Member, the estate or personal representative of the deceased Member shall have the right and option to request the Company repurchase the deceased Member's Interest subject to and in accordance with the applicable Code and Treasury Regulations regarding Publicly Traded Partnerships. If the estate or personal representative exercises such right and option the Company shall, subject to Section 10.4(b) below, purchase the deceased Member's Interest at the Fair Market Value of such Interest in effect at the date of death as determined in accordance with Section 10.10 below, and on the terms and conditions set forth in Section 10.5 and Section 10.6 below. This right and option may be exercised by the deceased Member's estate or personal representative by providing written notice to the Company within one hundred twenty (120) days after the date of your death; provided, however, the Company will not repurchase such interest earlier than sixty (60) days after receipt of the written notice from the estate or personal representative requesting the purchase.

      (b) Any Transfer pursuant to this Section 10.4 shall be subject to a determination by the Board that such Transfer shall not cause the Company to be deemed a Publicly Traded Partnership, and such Transfer shall be affected in accordance with this Agreement, the Code and applicable Treasury Regulations, and shall be further subject to the prior approval of the Board which may be withheld in its sole discretion.

10.5 Payment Terms. If the purchase price for an Interest transferred pursuant to Section 10.4 above exceeds five thousand dollars ($5,000.00), the Company shall have the option to pay for the Interest purchased by paying five thousand dollars ($5,000) at Closing (as defined below) and executing a promissory note for the balance of the purchase price. The promissory note shall be paid in five
(5) equal annual installments due on the anniversary date of the Closing and shall accrue interest per annum at a rate determined by the Board which shall not be less than the then current prime rate established by any major bank selected by the Board for loans to the bank's most creditworthy commercial borrowers. The Company may prepay the promissory note, in whole or in part, at any time without penalty or premium.

10.6  Events in Connection with the Sale of Interests.

      (a) If there is a sale of Interest under Section 10.4 of this Agreement to the Company, the closing ("Closing") shall occur at a time mutually agreeable to the parties and in accordance with the time periods set forth in the applicable provision of this Agreement; provided, however, the Closing shall not occur until at least sixty (60) days after the Company's receipt of notice from the estate or personal representative requesting the Company repurchase the deceased Member's Interest, but in no event later than one hundred twenty (120) days after the date of the Company's receipt of such notice.

      (b) In the event of a sale of Interest under Section 10.4 of this Agreement to the Company, the purchase price shall be increased or decreased, as the case may be, by an amount equal to any indebtedness owed the deceased Member by the Company, or the deduction of any indebtedness owed the Company by the deceased Member, or both.

      (c) In the event of the sale of Interests under this Agreement by a Member, all rights of the Member with respect to the Interest, including the right to vote such Interest and to receive distributions, shall terminate at Closing, except for the Member's right to receive payment therefor.

10.7  Redemption of Interests.

      (a) A Member (the "Requesting Member") may request redemption of his or her Interest upon not less than sixty (60) calendar days' prior written notice to the Board of Directors. The Board, in its sole discretion, shall determine whether to redeem such Interest and the Board is under no obligation to redeem any Interest of any Requesting Member.

      (b) Notwithstanding anything contained herein to the contrary, any redemption pursuant to this Section 10.7 shall be subject to a determination by the Board, in its sole discretion, that such redemption shall not cause the Company to be deemed a Publicly Traded Partnership, and such redemption shall be affected in accordance with this Agreement, the Code and applicable Treasury Regulations, and shall be further subject to the prior approval of the Board which may be withheld in its sole discretion.

10.8  Redemption Payment.

      (a) Upon the redemption of a Member under Section 10.7, the Requesting Member shall be entitled to a payment equal to the Fair Market Value of such Member's Interest in the Company as of the effective date of the (the "Redemption Payment"); provided, however, if the remaining Members of the Company agree to dissolve the Company in accordance with Section 13.1 of this Agreement, then in no event shall such Member be entitled to a Redemption Payment, but such Member will be entitled to such Member's share of the assets of the Company pursuant to Section 13.3 below.

      (b) The Redemption Payment shall not be paid until at least sixty (60) days after the Company's receipt of the notice from the Requesting Member required under Section 10.7(a) above. The Redemption Payment shall be paid in cash, or if the Redemption Payment exceeds five thousand dollars ($5,000), the Company shall have the option to pay the Redemption Payment by paying five thousand dollars ($5,000) upon the effective date of the redemption and executing a promissory note for the balance of the Redemption Payment. Such note shall be dated and delivered on the effective date of the withdrawal and shall be paid in five (5) equal annual installments due on the anniversary date of the withdrawal and shall accrue interest per annum at a rate determined by the Board which shall not be less than the then current prime rate established by any major bank selected by the Board for loans to the bank's most creditworthy commercial borrowers. The Company may prepay the promissory note, in whole or in part, at any time without penalty or premium.

      (c) The Redemption Payment shall be increased or decreased, as the case may be, by an amount equal to any indebtedness owed the Requesting Member by the Company, or the deduction of any indebtedness owed the Company by the Requesting Member, or both. All rights of the Member with respect to the Interest, including the right to vote such Interest and to receive distributions, shall terminate at Closing, except for the Member's right to receive payment therefor upon the effective date of the redemption which shall be determined in accordance with Section 10.9 below.

10.9  Effective Date of Transfer.

      (a) Any Transfer of a Unit shall be deemed effective as of the day of the month and year: (i) which the Transfer occurs (as reflected by the form of assignment); and (ii) the transferee's name and address and the nature and extent of the Transfer are reflected in the records of the Company; provided, however, the effective date of a Transfer for purposes of allocation of Profits and Losses and for Distributions shall be determined pursuant to Section 10.9(b) below. Any transferee of a Unit shall take subject to the restrictions on Transfer imposed by this Agreement.

      (b) The Board, in its sole discretion, may establish interim periods in which Transfers may occur (the "Interim Transfer Periods"); provided, however, the Board shall provide Members reasonable notice of the Interim Transfer Periods and advance notice of any change to the Interim Transfer Periods. For purposes of making allocations of Profits and Losses, and Distributions, the Company will use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and recognize the Transfer as of the first day following the close of Interim Transfer Period in which the Member complied with the notice, documentation and information requirements of
Article 10. All Distributions on or before the end of the applicable Interim Transfer Period in which such requirements have been substantially complied with shall be made to the transferor and all Distributions thereafter shall be made to the transferee. The Board the authority to adopt other reasonable methods and/or conventions.

      (c) The Board shall have the power and authority to adopt another reasonable method and/or convention with respect to such allocations and distributions; provided, neither the Company, the Board, any Director nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.9 (other than tax liabilities which may be incurred by Members), whether or not the Board or any Director or the Company or any Member has knowledge of any Transfer of ownership of any Interest in the Company.

10.10 Fair Market Value. Upon the Transfer of any Interest pursuant to Section 10.4, or the redemption of an Interest pursuant to Section 10.7, the purchase price or Redemption Payment shall be equal to the Fair Market Value of the Interest. "Fair Market Value" of an Interest on any date shall, unless otherwise specifically provided in this Agreement, be equal to the most recent fair market valuation determination of the per Unit value of the Company by the Board in good faith; provided, that such valuation shall be calculated on a basis as consistent as practicable from period to period. The Board may, in its sole discretion, employ the advice of independent and qualified professionals in the determination of the Fair Market Value, but is not under any obligation to do so. The Fair Market Value of the Company shall be determined at least annually. Valuations shall generally be performed, at the discretion of the Board, as of the end of each fiscal year of the Company's operations at the annual meeting of the Board; however, the Board, in its sole discretion, may have fair market valuations of the Company performed at any time or from time to time during any year and, except as otherwise specifically provided in this Agreement, shall utilize the results of the most recent valuation in determining the Fair Market Value of an Interest for purposes of this Agreement. No Member or any party other than the Board shall have the right to require or request that a new or more recent valuation be performed for purposes of determining the Fair Market Value of the Company or an Interest hereunder. The Company shall not establish the Fair Market Value more than four (4) times during the Company's taxable year.

10.11 Expenses. Except as otherwise expressly provided herein, all expenses of the Company incident to the admission of the transferee to the Company as a Member shall be charged to and paid by the transferring Member.

                                   ARTICLE XI
                      RECORDS, FINANCIAL AND TAX REPORTING

11.1 Records and Accounting. The books of account and other records of the Company shall be maintained at the Company's principal place of business. The Company shall prepare its financial statements using generally accepted accounting principles, consistently applied.

11.2 Tax Information. The Board will use its best efforts to cause to be delivered, as soon as practical after the end of each fiscal year of the Company, to the Members and Persons who were Members during such fiscal year all information concerning the Company necessary to enable such Member or Person to prepare such Member's (or Person's) Federal and state income tax returns for such fiscal year, including a statement indicating such Member's (or Person's) share of Profits, Losses, deductions and credits for such fiscal year for Federal and state income tax purposes, and the amount of any Distribution made to or for the account of such Member or Person during such fiscal year pursuant to this Agreement.

11.3 Tax Returns. The Board shall cause income tax returns for the Company to be prepared and timely filed in accordance with applicable law.

11.4 Tax Matter Member. Jack G. Frahm is hereby appointed and authorized to perform all duties imposed by Sections 6221 and 6232 of the Code as "tax matter partner" of the Company. The Company shall indemnify, to the full extent permitted by law, the tax matter partner from and against any damages and losses (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by in carrying out responsibilities as tax matter partner, provided such action taken or omitted to be taken does not constitute fraud, gross negligence or willful misconduct.

11.5  Access to Books and Records.

      (a) A Member of the Company shall be entitled to inspect and copy during regular business hours at the Company's principal office the following records if he or she gives the Company written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

            (i) Articles or Restated Articles of Organization and all amendments thereto currently in effect;

            (ii) Operating Agreement and all restatements and amendments thereto currently in effect;

            (iii) Minutes of all Member meetings and records of all action taken by Members without a meeting for the past three years;

            (iv) All written communications to the Members generally within the past three years;

            (v) Annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of changes in Members' equity for that year unless such information appears elsewhere in the financial statements, along with the accountant's report if the annual financial statements are reported upon by a public accountant;

            (vi) A list of the names and business addresses of the Company's current directors and officers; and

            (vii) The most recent annual report delivered by the Company to the Nebraska Secretary of State.

      (b) A Member shall be entitled to inspect and copy during regular business hours at a reasonable location specified by the Company any of the following records of the Company if the Member meets the requirements of Section 11.5(c) below and gives the Company written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

            (i) Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Company, minutes of any meeting of the Members, and records of action taken by the Members or Board of Directors without a meeting, to the extent not subject to inspection under subsection (1) of this section;

            (ii)  Accounting records of the Company; and

            (iii) The Membership Register.

      (c) A Member may inspect and copy the records described in Section 11.5(b) above only if: (i) the Member's demand is made in good faith and for a proper purpose; (ii) the Member describes with reasonable particularity his or her purpose and the records he or she desires to inspect; and (iii) the records are directly connected with the Member's purpose.

                                   ARTICLE XII
                                 FISCAL AFFAIRS

12.1  Elections.

      (a) The Board of Directors may elect to adjust the basis of the assets of the Company for federal income tax purposes in accordance with Section 754 of the Code in the event of a distribution of Company property as described in
Section 734 of the Code or a transfer by any Member of the Interest of such Member in the Company as described in Section 743 of the Code.

      (b) The Board of Directors, at any time and from time to time, may also make such other tax elections as it deems necessary or desirable, in its discretion.

12.2 Interim Closing of the Books. There shall be an interim closing of the books of account of the Company (i) at any time a taxable year of the Company shall end pursuant to the Code, and (ii) at any other time determined by the Board of Directors to be required for good accounting practice or otherwise appropriate under the circumstances.

                                  ARTICLE XIII
                           TERMINATION AND DISSOLUTION

13.1 Events Requiring Termination and Dissolution. The Company shall be dissolved upon the occurrence of any event which would make unlawful the continuing existence of the Company or in accordance with Section 21-2622 of the Act, as amended from time to time; provided, however, in the event that the statute referred to above is amended to require approval of Members holding less than eighty percent (80%) of the Percentage Interests, the Company shall only be dissolved upon the approval of Members holding eighty percent (80%) of the Percentage Interests (each a "Liquidating Event").

13.2 Winding Up Period. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up the Company's business and affairs. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the assets of the Company have been distributed pursuant to this Section and the Company has terminated. The Board shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the Company's liabilities and assets, shall cause the assets to be liquidated as promptly as is consistent with obtaining the Value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the manner required by the Act. Without limiting the generality of the foregoing, the Board of Directors, in carrying out such winding up and distribution, shall have full power and authority to sell the Company's assets, or any part thereof, or to distribute the same in kind to the Members.

13.3  Distribution.

      (a) Upon the occurrence of a Liquidating Event and the dissolution of the Company, the affairs of the Company shall be wound up in accordance with
Section 13.2 above. The fair market value of the assets of the Company shall be determined, with the Value of any real or personal property held by the Company being determined in accordance with paragraph (e) of Section 5.4 and the fair market value of any other assets held by the Company (other than cash) being determined by an independent appraiser selected by the Board. Thereupon, the assets of the Company shall be distributed in the following manner and order:
(i) to the claims of all creditors of the Company, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company, other than liabilities for distributions to Members; (ii) to Members and former Members in satisfaction of liabilities for distribution, pursuant to
Section 21-2625(1)(b) of the Act, and (iii) to the Members with positive Capital Account Balances in accordance with their Percentage Interests. Each such Member entitled to a distribution of any assets of the Company, pursuant to clause
(iii) of this paragraph (a), shall receive such Member's share of such assets in cash or in kind, and the portion of such share that is received in cash may vary from Member to Member, all as the Board of Directors in their discretion may decide. If distributions to any Member upon termination of the Company are insufficient to return to such Member the full amount of such Member's Capital Contribution, such Member shall have no recourse against the Board of Directors, the Company or against any other Member.

      (b) In the discretion of the Board, a Pro Rata portion of the distributions that would otherwise be made to the Members pursuant to Section 13.3(a) hereof may be:

            (i) distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Board, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 13.3(a) hereof; or

            (ii) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon a practicable.

13.4. Deficit Capital Account Balance. The Members shall have no liability to the Company, to the other Members, or to the creditors of the Company on account of any deficit balance in such Member's Capital Account Balance except to the extent such deficit arises from the failure of the Member to contribute the full amount of its Capital Contribution. The Company shall be solely responsible for payment of liabilities to its creditors.

                                   ARTICLE XIV
                                  MISCELLANEOUS

14.1 Notices. All Notices or other communications under this Agreement shall be in writing (unless otherwise expressly provided herein) and shall be considered properly given if delivered by hand or mailed by first class United States Mail, postage prepaid, addressed in care of the respective Members or Directors at their last-known address. Notice may also be delivered by means of a confirmed telecopy, provided the original of the notice is also promptly deposited in the United States Mail, first class postage prepaid, addressed to the Members or Director's at such address. Notice of change of address shall be given to the Company by hand or first class united States Mail, after the date of receipt of which notice, the change of address shall be effective. Unless actual receipt of a notice is required by an express provision hereof, any such notice shall be deemed to be effective as of the earliest of (a) the date of delivery or confirmed telecopy, or (b) the third business day following the date of deposit with the United States Post Office or in a regularly maintained receptacle for the deposit of United States Mail. Any refusal to accept delivery of any such communication shall be considered successful delivery thereof.

14.2 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, Member, employee or agent of the Company or is or was serving at the request of the Company as a Director, member, officer, director, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of his or her status as such.

14.3 Successors. This Agreement and all of the terms and provisions thereof shall be binding upon the Directors and all Members and their respective legal representatives, heirs, successors and permitted assigns.

14.4 Applicable Law. This Agreement and the rights and obligations of the Members thereunder shall be construed and interpreted under the laws of the State of Nebraska without regard to its conflict of law principals.

14.5 Amendments. This Agreement may not be modified or amended except upon the Super-Majority Vote of the Board or upon an affirmative vote of Two-Thirds (2/3) Majority of the Members. Upon the modification or amendment of this Agreement, the Board shall promptly execute such amendments or other documents as the Company deems appropriate to reflect such amendments under the law of the State of Nebraska. In the event the Board materially modifies or amends this Agreement pursuant to this Section 14.5, the Board shall send notice to the Members of the material modification or amendment within a reasonable period of time after the effective date of such modification or amendment.

14.6 Waiver of Partition. Each of the Members of the Company irrevocably waives any right to maintain any action for partition with respect to the property of the Company.

14.7 Company Property. The legal title to any real or personal property or interest therein now or hereafter acquired by the Company shall be owned, held or operated in the name of the Company, and no Member, individually, shall have any ownership interest in such property.

14.8 Acceptance of Prior Acts by New Members. Each Person becoming a Member, by becoming a Member, ratifies all action duly taken by the Company, pursuant to the terms of this Agreement, prior to the date such person becomes a Member.

14.9 Section Headings. The division of this Agreement into sections, subsections and exhibits is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

14.10 Severability. In the event that one or more of the provisions contained in this Agreement or any portions thereof are unenforceable or are declared invalid for any reason whatsoever, such enforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions of this Agreement, and each such unenforceable or invalid portion hereof shall be severable from the remainder of this Agreement and the remainder of this Agreement shall be interpreted as if such unenforceable or invalid provision or portion thereof had not been included as a part thereof.

14.11 Agreement for Further Execution. At any time or times, upon the request of the Board, the Members agree to sign and swear to any certificate required by the Act, to sign and swear to any amendment to or cancellation of such certificate whenever such amendment or cancellation is required by law or by this Agreement, and to cause the filing of any of the same of record wherever such filing is required by law.

14.12 Time. Time is an essential element to the performance of this Agreement by each Member.

14.13 Copies Reliable and Admissible. This Agreement shall be considered to have been executed by a person if there exists a photocopy, facsimile copy, or a photocopy of a facsimile copy of an original hereof or of a counterpart hereof which has been signed by such person. Any photocopy, facsimile copy, or photocopy of facsimile copy of this Agreement or a counterpart hereof shall be admissible into evidence in any proceeding as though the same were an original.

14.14 Entire Agreement. This Agreement is the sole operating agreement of the Company and constitutes the entire agreement among the parties; it supersedes any prior agreements or understandings among the parties, oral or written, all of which are hereby canceled.

14.15 Gender. Whenever the context shall require, each term stated in either the singular or plural shall include the singular and the plural, and masculine or neuter pronouns shall include the masculine, the feminine and the neuter.

14.16 No Waiver. No failure or delay on the part of any Member in exercising any rights under this Agreement, or in insisting on strict performance of any covenant or condition contained in this Agreement, shall operate as a waiver of any of such Member's rights hereunder.

14.17 Submission to Jurisdiction. Each of the parties to this Agreement hereby submits to the jurisdiction of and agrees that suit will only be brought in the state or federal court sitting in Omaha, Nebraska (the "Nebraska Court") in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby in any other court except as may be necessary to enforce any judgment or order of the Nebraska Court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

14.18 Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled, without posting a bond or other collateral, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in the Nebraska Court, in addition to any other remedy to which it may be entitled, at law or in equity.

14.19 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

14.20 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

      IN WITNESS WHEREOF, all of the Members of Husker Ag Processing, LLC have executed this Agreement effective as of the 18th day of December, 2000.


/s/ Jack G. Frahm                           /s/ Gary Kuester
--------------------------------            ------------------------------------
Jack G. Frahm, Member                       Gary Kuester, Member


/s/ Fred Knievel                            /s/ Cory Furstenau
--------------------------------            ------------------------------------
Fred Knievel, Member                        Cory Furstenau, Member


/s/ Ryan Koinzan                            /s/ Scott Carpenter
--------------------------------            ------------------------------------
Ryan Koinzan, Member                        Scott Carpenter, Member


/s/ Mike Kinney                             /s/ Kelly Hodson
--------------------------------            ------------------------------------
Mike Kinney, Member                         Kelly Hodson, Member


                                            /s/ Alex Thramer
                                            ------------------------------------
                                            Alex Thramer, Member

                                                                      Appendix B

                            HUSKER AG PROCESSING, LLC

                     SUBSCRIPTION APPLICATION AND AGREEMENT
                                Membership Units
                               $1,000.00 Per Unit

INSTRUCTIONS TO INVESTORS:

YOU MUST COMPLETE ALL ITEMS AND SIGN THE APPLICATION FORM. YOU SHOULD READ THE PROSPECTUS IN ITS ENTIRETY INCLUDING FINANCIAL STATEMENTS AND APPENDICES FOR A COMPLETE EXPLANATION OF AN INVESTMENT IN THE COMPANY.

YOU MUST COMPLETE THE ENCLOSED AGREEMENT, SUBMIT THE REQUIRED PURCHASE PRICE, AND SUBMIT AN EXECUTION PAGE OF THE OPERATING AGREEMENT. IF THE COMPANY REJECTS YOUR APPLICATION, YOUR AGREEMENT AND CHECK WILL BE RETURNED TO YOU WITHIN 30 DAYS OF OUR RECEIPT OF YOUR DOCUMENTS. IF YOUR APPLICATION IS ACCEPTED, YOUR FUNDS WILL BE PLACED IN THE COMPANY'S ESCROW ACCOUNT AT MIDWEST BANK, N.A. D/B/A PLAINVIEW NATIONAL BANK, AND THE FUNDS WILL BE RELEASED TO THE COMPANY OR RETURNED TO YOU IN ACCORDANCE WITH THE ESCROW ARRANGEMENTS DESCRIBED IN THE PROSPECTUS.

Item 1. Check the appropriate box to indicate form of ownership. If the investor is a Custodian, Corporation, Partnership or Trust, please provide additional information and documents requested.

Item 2. Indicate the number of membership units you are purchasing (5 membership units is the minimum) and indicate the dollar amount of your investment ($5,000 is the minimum investment). Your ownership interest may not exceed 30% of all of our outstanding membership units.

Item 3. Please print the name(s) in which membership units are to be registered and provide your address and telephone numbers. Check the appropriate box if you are a non-resident alien, an U.S. Citizen residing outside the United States or subject to back up withholding. IRAs and KEOGHS should provide the taxpayer identification number of the account and the social security number of the accountholder. Trusts should provide their taxpayer identification number. Custodians should provide the minor's social security number. All individual investors should provide their social security number. Other entities should provide their taxpayer identification number.

Item 4. Shareholder Report Address. If you would like duplicate copies of shareholder reports sent to an address that is different than the address identified in Item 3, please complete this section.

Item 5.     Please indicate your state of residence.

Item 6 You must sign Item 6 and the date of signing must be inserted in the line provided.

After following these instructions, return the Subscription Agreement, Signature Page and the Operating Agreement to:

                            Husker Ag Processing, LLC
                              510 W. Locust Street
                                   P.O. Box 10
                            Plainview, Nebraska 68769

TOGETHER WITH A CHECK MADE PAYABLE TO "MIDWEST BANK, N.A. -- ESCROW AGENT FOR HUSKER AG PROCESSING, LLC."

TRUSTS MUST FURNISH A COPY OF THE SIGNATURE AND TITLE PAGES OF THE TRUST AGREEMENT AND ALL AMENDMENTS THERETO. CORPORATIONS SHOULD FURNISH APPROPRIATE RESOLUTION AUTHORIZING THE PURCHASE OF THE UNITS. PARTNERSHIPS SHOULD FURNISH A COPY OF THE PARTNERSHIP AGREEMENT.

THE INVESTOR NAMED BELOW, UNDER PENALTIES OF PERJURY, CERTIFIES THAT

      (I) THE NUMBER SHOWN UNDER ITEM 3 ON THIS SUBSCRIPTION AGREEMENT IS HIS, HER OR ITS CORRECT TAXPAYER IDENTIFICATION NUMBER,

      (II) HE, SHE OR IT IS NOT SUBJECT TO BACK UP WITHHOLDING EITHER BECAUSE HE, SHE OR IT HAS NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE ("IRS") THAT HE, SHE OR IT IS SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR THE IRS HAS NOTIFIED HIM, HER OR IT THAT HE IS NO LONGER SUBJECT TO BACKUP WITHHOLDING (NOTE CLAUSE (II) SHOULD BE CROSSED OUT IF THE BOX IN ITEM 3 IS CHECKED)

1.    FORM OF OWNERSHIP

      Check one Box

      |_|   Individual
      |_|   Joint Tenants with Right of Survivorship
            (Both signatures must appear in Item 7)
      |_|   Custodian for _______________, ____________state of uniform gift to minor Corporation or Partnership
            (Corporate Resolutions or Partnership Agreement must be enclosed)
      |_|   IRA
      |_|   KEOGH
      |_|   Pension or Profit Sharing Plan
      |_|   Trust (Signature and title pages of Trust Agreement and all amendments must be enclosed)

            Trustee name: ____________________________

            Trust date: _______________________________

      |_|   Other
      |_|   Estate

2.    PURCHASE INFORMATION*

      A.    Number of Units Purchased (minimum 5 membership units)_________

      B.    Dollar amount of investment (minimum $5,000 investment)_________

*     Subject to a 30% limit on issued and outstanding membership units.

3.    INVESTOR INFORMATION

      Names and addresses will be recorded exactly as printed below:

      __________________________________________________________________________

      Name:_____________________________________________________________________

      Name of Joint Investor:___________________________________________________

      Address: _________________________________________________________________

               _________________________________________________________________

               _________________________________________________________________
               City                            State            Zip Code

                  |_|   Check box if you are a non-resident alien
                  |_|   Check box if you are a U.S. citizen residing outside of
                        the United States
                  |_|   Check box if you are subject to backup withholding

______________________________          ____________________________________
Investor's Social Security No.          Joint Investor's Social Security No.

_____________________________
Taxpayer Identification No.

4. SHAREHOLDER REPORT ADDRESS (FILL OUT IF YOU WANT DUPLICATE INFORMATION SENT TO ANOTHER ADDRESS THAN THAT LISTED IN ITEM 3)

      Address: _________________________________________________________________

               _________________________________________________________________

               _________________________________________________________________
               City                            State            Zip Code

5.    STATE OF RESIDENCE

      ________________________________

6. SIGNATURE OF INVESTOR. By signing below the subscriber represents and warrants to the company that he, she or it:

      (i) has received a copy of and is familiar with the company's prospectus dated _____________, 2001, all modifications or supplements thereto (collectively the "Prospectus");

      (ii) is aware that the Prospectus is a part of the company's Registration Statement on Form SB-2 as filed with the United States Securities and Exchange Commission, that such Registration Statement contains important information, materials and exhibits not included with the Prospectus, that such additional materials are considered to be material or informative in connection with a decision to acquire the Units, and the Subscriber has been directed to and has been informed of the existence of such additional information in the Registration Statement;

      (iii) understands that there is no present market for the Company's membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

      (iv) agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

      (v) has received a copy of the Husker Ag Processing Operating Agreement, and understands that upon closing the escrow by the Company, the subscriber will be bound by the provisions of the Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units; and

      (vi) understands that the Company will place a restrictive legend on any certificate representing any unit containing substantially the following language:

            THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE OWNERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE OF OWNERSHIP IS SUBJECT TO THE TERMS AND CONDITIONS OF THE OPERATING AGREEMENT OF HUSKER AG PROCESSING, LLC, AS AMENDED FROM TIME TO TIME. COPIES OF THE OPERATING AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE BOARD OF DIRECTORS OF HUSKER AG PROCESSING, LLC.

            And that, to enforce the above legend, the Company may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units.


____________________________________           _________________________________
Signature of Investor                          Date


____________________________________           _________________________________
Signature of Joint Investor                    Date

                           ADDENDUM TO SIGNATURE PAGE
                                       of
                               OPERATING AGREEMENT
                                       of
                            HUSKER AG PROCESSING, LLC

      INTENDING TO BE LEGALLY BOUND, the parties hereto have executed and delivered this Addendum to Operating Agreement as of __________________, 2001.

MEMBER:

___________________________________

MEMBER:

___________________________________

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       Securities and Exchange Commission registration fee      $  3,000
       Legal fees and expenses                                   100,000
       Accounting fees                                           100,000
       Blue Sky filing fees                                       30,000
       Printing expenses                                          55,000
       Escrow agent fees                                           7,000
       Costs relating to sales meetings                           15,000
       Miscellaneous expenses                                     40,000
                                                                --------

       Total                                                    $350,000*
                                                                ========

*  All of the above items except the registration fee are estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Directors, officers, employees and agents of Husker Ag Processing, LLC (the "Company") may be entitled to benefit from the indemnification provisions contained in the Company's Articles of Organization and the Nebraska Limited Liability Company Act. The general effect of these provisions is summarized below:

The Articles of Organization and Operating Agreement provide that to the extent permitted by law, the Company shall indemnify any director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including any action or suit by or in the right of the Company to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise or as a trustee, officer, employee or agent of an employee benefit plan. Such indemnification shall be against expenses, including attorney fees, and except for actions by or in the right of the Company, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Generally under Nebraska law, any individual who is made a party to a proceeding because the individual is or was a director may be indemnified if the individual acted in good faith and had reasonable basis to believe that (1) in the case of conduct in the individual's official capacity with the Company, that the individual's conduct was in the Company's best interests; (2) in all other cases, that the individual's conduct was at least not opposed to the Company's best interest; and (3) regarding any criminal proceedings, the individual had no reasonable cause to believe the individual's conduct was unlawful. Nebraska law also extends such indemnification to officers of the Company and provides that the Company may advance expenses to a director or officer of the company. Further, Nebraska law provides that neither a director or officer is liable for any action taken as a director or officer, or any failure to take any action, as long as the individual discharged his or her duties (1) in good faith, (2) with the care of an ordinarily prudent person in a like position would exercise under similar circumstances, and (3) in a manner the individual reasonably believes to be in the best interests of the Company.

The Operating Agreement also provides that to the extent permitted by law, the Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against such person while acting in such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability. Nebraska law provides that the Company may purchase and maintain insurance on behalf of an individual who is or was a director or officer of the company, or who, while a director or officer of the Company, serves at the company's request as a director, officer, member of a limited liability company, partner, trustee, employee, or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by that individual in that capacity or arising from the individual's status as a director or officer, whether or not the Company would have the power to indemnify or advance expenses under Nebraska law.

The Operating Agreement provides that the indemnity set forth in the Operating Agreement shall not be deemed to be exclusive of any other rights to which those indemnified may be otherwise entitled, nor shall the provisions of the Operating Agreement be deemed to prohibit the Company from extending its indemnification to cover other persons or activities to the extent permitted by law or pursuant to any provisions in the Operating Agreement.

There is no pending litigation or proceeding involving a director, officer, employee or agent of the Company as to which indemnification is being sought. The Company is not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, employee or agent.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since the Company's formation on August 29, 2000, it has issued and sold the following membership units. All sales were made only to accredited investors as defined under Rule 501(a), Regulation D. Each of these sales were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) and Rule 506 of the Securities Act, as well as Rule 152, as transactions by an issuer not involving a public offering. The Company conducted no general solicitation in connection with the offer or sale of the securities. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends were affixed to unit certificates and instruments issued in such transactions. All purchasers (other than the 9 directors in the initial September 1, 2000 organization and purchase) were provided a private placement memorandum containing all material information concerning the company and the offering. The following table has been adjusted to reflect the two to one membership split effected by the Board on March 19, 2001.

          TITLE                            AMT       DATE      PRICE   DISCOUNTS*    EXEMPTION
Gary Kuester                                2      9/1/00       $125      $0

J. Alex Thramer                             2      9/1/00       $125      $0

Jack G. Frahm                               2      9/1/00       $125      $0

Frederick J. Knievel                        2      9/1/00       $125      $0

Cory A. Furstenau                           2      9/1/00       $125      $0

Ryan W. Koinzan                             2      9/1/00       $125      $0

Mike Kinney                                 2      9/1/00       $125      $0

Scott J. Carpenter                          2      9/1/00       $125      $0

O. Kelly Hodson                             2      9/1/00       $125      $0

Richard E. Adkins, Jr.                     10      1/15/01      $500      $0


                                      II-2

John Arens and Susan A. Arens, as          20      1/15/01      $500      $0
joint tenants with rights of
survivorship

Antelope Bancshares Inc.                   10      1/15/01      $500      $0

Brozek & Sons Inc.                         10      1/15/01      $500      $0

Scott J. Carpenter                         10      1/15/01      $500      $0

Jeffrey E. Curtiss                         20      1/15/01      $500      $0

Richard L. Demerath                        10      1/15/01      $500      $0

Frahm Farms, Inc.                          20      1/15/01      $500      $0

Jack G. Frahm                              10      1/15/01      $500      $0

Duane L. Fulton                            10      1/15/01      $500      $0

Gordon W. Fulton                           10      1/15/01      $500      $0

Cory A. Furstenau                           4      1/15/01      $500      $0

Galen D. Furstenau and Debra L.            30      1/15/01      $500      $0
Furstenau, as tenants in common

Randall D. Gansebom                        10      1/15/01      $500      $0

Reginald C. Green and Susan K.            100      1/15/01      $500      $0
Green, as tenants in common

Douglas A. Hall                            20      1/15/01      $500      $0

Donna L. Herrick                           20      1/15/01      $500      $0

O. Kelly Hodson                            20      1/15/01      $500      $0

Hoffman & Sons, Inc.                       20      1/15/01      $500      $0

Gary L. Johnson                            10      1/15/01      $500      $0

Gayle D. Johnson                           10      1/15/01      $500      $0

Greg A. Johnson                            10      1/15/01      $500      $0

Harry H. Johnston                          10      1/15/01      $500      $0

Mike Kinney and Karin Kinney, as           10      1/15/01      $500      $0
joint tenants with rights of
survivorship

Fredrick J. Knievel                        10      1/15/01      $500      $0

Claus C. Knuth and Maylo Knuth, as         60      1/15/01      $500      $0
tenants in common

James W. Krause and Janet L.               20      1/15/01      $500      $0
Krause, as joint tenants with
rights of survivorship

Kent D. Lingenfelter                       10      1/15/01      $500      $0

Warren Lingenfelter                        40      1/15/01      $500      $0

Wilbert E. Reinke and Ruth D.              10      1/15/01      $500      $0
Reinke, as joint tenants with
rights of survivorship


                                      II-3

          TITLE                            AMT       DATE      PRICE   DISCOUNTS*    EXEMPTION
Courtland Roberts and Darlene              10      1/15/01      $500        $0
Roberts, as joint tenants with
rights of survivorship

Dennis Sanne and Diane Sanne, as           10      1/15/01      $500        $0
joint tenants with rights of
survivorship

Vincent H. Sauser and Sharon K.            10      1/15/01      $500        $0
Sauser, as joint tenants with
rights of survivorship

Rhett R. Sears and Carol N. Sears,         10      1/15/01      $500        $0
as joint tenants with rights of
survivorship

Sunshine Ranch Co.                         40      1/15/01      $500        $0

Roger D. Synovec                           10      1/15/01      $500        $0

Wausa Bancshares, Inc.                     10      1/15/01      $500        $0

Barbara West                               20      1/15/01      $500        $0

Eugene Young                               20      1/15/01      $500        $0

Duane K. Fudge                             30      1/15/01      $500        $0

Gowen 2000 Trust, dated September          10      1/15/01      $500        $0
20, 2000,
Terence Hunnley Gowen, Trustee and
Audrey Elaine Gowen, Trustee

George R. and Catherine M. Hemenway        20      1/15/01      $500        $0
Family Revocable Trust, George R.
Hemenway, Trustee and Catherine M.
Hemenway, Trustee

Duncan H. Mauran                           10      1/15/01      $500        $0

J. K. Spittler                             10      1/15/01      $500        $0

J. Alex Thramer                            20      1/15/01      $500        $0

David F. Johnson, Jr.                      20      1/15/01      $500        $0

Cory A. Furstenau                           8      2/15/01      $250      $250

Mike Kinney                                 8      2/15/01      $250      $250

J. Alex Thramer                             8      2/15/01      $250      $250

O. Kelly Hodson                             8      2/15/01      $250      $250

Fredrick J. Knievel                         8      2/15/01      $250      $250

Scott J. Carpenter                          8      2/15/01      $250      $250

Jack G. Frahm                               8      2/15/01      $250      $250

Ryan William Koinzan                        8      2/15/01      $250      $250

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    EXHIBIT
    NUMBER         EXHIBIT TITLE

      3.1     Articles of Organization

      3.2     Amended and Restated Operating Agreement*
      4.1     Form of Membership Unit Certificate
      4.2     Form of Subscription Application**
      4.3     Escrow Agreement
      5.1     Form of Opinion of Baird, Holm, McEachen, Pedersen, Hamann &
              Strasheim LLP as to certain securities matters.***
      8.1     Form of Opinion of Baird, Holm, McEachen, Pedersen, Hamann &
              Strasheim LLP as to certain tax matters.***
     10.1 Letter of Intent by and among Fagen Inc., ICM, Inc. and Husker Ag Processing, LLC dated January 29, 2001
     10.2     Agreement with the Nebraska Department of Agriculture
     10.3     Warranty Deed
     23.1 Form of consent of Baird, Holm, McEachen, Pedersen Hamann & Strasheim LLP***
     23.2     Form of consent of Grant Thornton LLP
     24.1     Power of Attorney executed by Gary Kuester
     24.2     Power of Attorney executed by J. Alex Thramer
     24.3     Power of Attorney executed by Jack G. Frahm
     24.4     Power of Attorney executed by Fredrick J. Knievel
     24.5     Power of Attorney executed by Cory A. Furstenau
     24.6     Power of Attorney executed by Ryan W. Koinzan
     24.7     Power of Attorney executed by Mike Kinney
     24.8     Power of Attorney executed by Scott J. Carpenter
     24.9     Power of Attorney executed by O. Kelly Hodson

----------
*     Included as Appendix A to the prospectus
**    Included as Appendix B to the prospectus
***   To be filed by amendment

ITEM 17. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form 5-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are organized by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of Nebraska on this 7th day of May, 2001.

                                        HUSKER AG PROCESSING, LLC


                                        By: /s/ GARY KUESTER
                                            ----------------------------------
                                            Gary Kuester, Chairman of the Board
                                                (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities of Husker Ag Processing, LLC on the 7th day of May, 2001.

         Signature                    Capacity
         ---------                    --------


         /s/ Gary Kuester             Chairman of the Board, President, Director
         -----------------------
         Gary Kuester


         /s/ J. Alex Thramer          Vice Chairman, Vice President, Director
         -----------------------
         J. Alex Thramer


         /s/ Jack G. Frahm            Secretary and Director
         -----------------------
         Jack G. Frahm


         /s/ Fredrick J. Knievel      Treasurer and Director
         -----------------------      (Principal Accounting Officer)
         Fredrick J. Knievel


                   *                  Director
         -----------------------
         Cory A. Furstenau


                   *                  Director
         -----------------------
         Ryan W. Koinzan


         /s/ Scott J. Carpenter       Director
         -----------------------
         Scott J. Carpenter


         /s/ Mike Kinney              Director
         -----------------------
         Mike Kinney


         /s/ O. Kelly Hodson          Director
         -----------------------
         O. Kelly Hodson


*By:     /s/ Gary Kuester
         -----------------------
         Gary Kuester
         As: Attorney-in-fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                              DESCRIPTION                            PAGE

      3.1       Articles of Organization
      3.2       Second Amended and Restated Operating Agreement*
      4.1       Form of Membership Unit Certificate
      4.2       Form of Subscription Application**
      4.3       Escrow Agreement
      5.1       Form of Opinion of Baird, Holm, McEachen, Pedersen, Hamann &
                Strasheim LLP as to certain securities matters***
      8.1       Form of Opinion of Baird, Holm, McEachen, Pedersen, Hamann &
                Strasheim LLP as to certain tax matters***
      10.1      Letter of Intent by and among Fagen Inc., ICM, Inc.
                and Husker Ag Processing, LLC dated January 29, 2001
      10.2      Agreement with the Nebraska Department of Agriculture
      10.3      Warranty Deed
      23.1      Form of consent of Baird, Holm, McEachen, Pedersen
                Hamann & Strasheim LLP***
      23.2      Form of consent of Grant Thornton LLP
      24.1      Power of Attorney executed by Gary Kuester
      24.2      Power of Attorney executed by J. Alex Thramer
      24.3      Power of Attorney executed by Jack G. Frahm
      24.4      Power of Attorney executed by Fredrick J. Knievel
      24.5      Power of Attorney executed by Cory A. Furstenau
      24.6      Power of Attorney executed by Ryan W. Koinzan
      24.7      Power of Attorney executed by Mike Kinney
      24.8      Power of Attorney executed by Scott J. Carpenter
      24.9      Power of Attorney executed by O. Kelly Hodson

----------
*     Included as Appendix A to the prospectus
**    Included as Appendix B to the prospectus
***   To be filed by amendment